As filed with the Securities and Exchange Commission on December 15, 2009

REGISTRATION NO. 333-162749

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MP ENVIRONMENTAL FUNDING LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

4911

(Primary Standard Industrial Classification Code Number)

20-5961603

(I.R.S. Employer Identification Number)

2215-B Renaissance Drive, Suite #5

Las Vegas, Nevada 89119

(702) 740-4244

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amanda J. Skov, Esq.

Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, PA 15601

(724) 838-6166

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Robert J. Reger, Jr., Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐                    .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐                     .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐                     .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filed,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Secured ROC Bonds, Environmental Control Series B	$82,000,000	100%	$82,000,000(1)	$4,575.60

(1)	Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, which was paid on the initial filing of the registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus, Dated                     , 2009

$67,002,000 SENIOR SECURED ROC BONDS, ENVIRONMENTAL CONTROL SERIES B

MP ENVIRONMENTAL FUNDING LLC,

Issuer of the Bonds

Principal Amount Offered†	Interest Rate	Price to Public (%)	Underwriting Discount and Commissions	Net Proceeds to Issuer (%)(1)(2)	Scheduled Final Payment Date†	Final Maturity Date†
$67,002,000%		%	%	%	1/15/2030	1/15/2031

(1)	Before payment of fees and expenses.
(2)	The total price to the public is $ . The total amount of the underwriting discount and commissions is $ . The total amount of proceeds to us before deduction of expenses (estimated to be $ ) is $ .

We are issuing up to $67,002,000 of Senior Secured ROC Bonds, Environmental Control Series B, or the bonds, a type of ratepayer obligation charge or ROC bonds, pursuant to a special West Virginia statute, or the Financing Act, and an irrevocable financing order of the Public Service Commission of West Virginia, or the PSC. The ROC bonds will accrue interest from the date of issuance and pay interest only on each January 15 and July 15, beginning on July 15, 2010, and interest and principal on each January 15 and July 15, beginning on January 15, 2028. The bonds may not be redeemed by us prior to maturity. There is no other pre-payment permitted.

The bonds are our senior secured obligations, and are our obligations only. They are secured by our environmental control property, which includes the right to impose, charge, collect and receive special, irrevocable, nonbypassable charges based on the consumption of electricity. These charges pay principal, interest and expenses of the bonds and are known as environmental control charges, or as ratepayer obligation charges or ROCs. These charges will be paid on a joint and several basis by all electric service customers of Monongahela Power Company, or Mon Power. Mon Power’s customers include all individuals, corporations, other business entities, the State of West Virginia and other federal, state and local governmental entities located within Mon Power’s service territory that receive electric service. Environmental control property includes the right to a mandatory true-up mechanism that routinely adjusts the ROCs as needed to whatever level necessary to guarantee payment of bond interest and principal on a timely basis. It also includes the right to impose ROCs and to receive all revenues resulting from the ROCs for as long as necessary to provide for the payment of bond interest and principal , as well as other rights and interests under the financing order. Mon Power is the servicer for the bonds. Credit enhancement for the bonds will be provided by the true-up mechanism, as well as by the capital account and the reserve account. The primary purpose of the surplus account is not to provide credit enhancement for the bonds. However, amounts in the surplus account may be used to make debt service payments on the bonds when needed.

The first dollars from the amount collected from each and every of Mon Power customers’ electricity bills, without exception, must be remitted on a daily basis to the bond trustee to pay that customer’s ROCs. In addition, the PSC’s irrevocable financing order mandates that the true-up mechanism must adjust the ROCs for all customers at least semi-annually, and more frequently as needed, to guarantee revenues sufficient to make all scheduled payments of principal and interest on a timely basis. The PSC’s obligations under the Financing Act and the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds. These obligations are legally enforceable against the PSC, a United States public sector entity. The bondholders’ right to have the true-up adjustment mechanism implemented is protected by both the United States federal and West Virginia state constitutions.

The bonds will be payable only from revenues received by us under the indenture for the bonds and funds on deposit in trust accounts relating to the bonds. These amounts, together with the environmental control property, including the PSC guaranteed true-up mechanism, are the source of funds for the payment of principal and interest on the bonds. A capital account will hold our parent’s additional capital contribution to us. A reserve account will be funded from a portion of the proceeds from the sale of the bonds. A surplus account will hold revenues not needed to meet current obligations associated with the bonds.

The bonds are not a debt, liability or other legal obligation of, or interest in, Mon Power or any of its other affiliates. The bonds are not a general obligation of the State of West Virginia, the PSC or any other governmental agency or instrumentality, and the bonds are not a charge on the full faith and credit or taxing power of the State of West Virginia or any other governmental agency or instrumentality. However, the State of West Virginia and other federal, state and local governmental entities, as electric service customers, will be obligated to pay environmental control charges as direct claims on such entities.

All matters relating to the structuring, marketing and pricing of the bonds have been considered jointly by Mon Power, the designated personnel of the PSC and the PSC’s financial advisor. The financial advisor to the PSC is

Saber Partners, LLC

Investing in the bonds involves risks. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying the bonds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The bonds will be ready for delivery in book-entry form through the facilities of The Depository Trust Company against payment in New York, New York on or about                          , 2009.

†	The principal amount of bonds offered hereby, the scheduled final payment date and the final maturity date described above are subject to change based on market conditions at the time of the offering.

                    , 2009

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission, or SEC. This prospectus provides you with a description of the Senior Secured ROC Bonds, Environment Control Series B we may offer. You should carefully review this prospectus and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.”

References in this prospectus to the terms we, us, our, the issuer or MP Funding mean MP Environmental Funding LLC. References to Mon Power or to the utility refer to Monongahela Power Company or to any successor thereto. References to MPR mean MP Renaissance Funding, LLC, a wholly-owned subsidiary of the utility and our direct parent. References to the servicer are to Mon Power, and any successor servicer under the servicing agreement described in this prospectus. References to the seller mean Mon Power or any successor or assignee under the sale agreement described in this prospectus. References to Potomac Edison refer to The Potomac Edison Company, an affiliate of Mon Power. References to the administrator mean Allegheny Energy Service Corporation, or any successor or assignee under the administration agreement described in this prospectus. Unless the context otherwise requires, the term customer means an electric service customer of Mon Power or any successor provider of electric delivery service within its West Virginia service area (as such service area existed on the date of adoption of the financing order referred to below and as such service area may be expanded in the future), to the extent it receives electric service. We refer to such service area as the service territory. References to the PSC mean the Public Service Commission of West Virginia. References to the Financing Act mean Section 24-2-4e, 2005 West Virginia Code. References to a financing order, unless the context indicates otherwise, mean the irrevocable financing order, dated April 7, 2006, issued by the PSC to Mon Power and Potomac Edison, as amended on June 13, 2006, January 17, 2007 and September 30, 2009. You can find a glossary of some of the other defined terms we use in this prospectus on page 91 of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events of performance (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “could,” “estimated,” “may,” “plan,” “potential,” “projection,” “target,” “outlook”) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to important factors included in “Risk Factors” (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our financial results, and could cause our actual results to differ materially from those contained in forward-looking statements made by or on behalf of us or Mon Power, in this prospectus, in presentations, on websites, in response to questions or otherwise.

The following are some factors, among others, that could cause our actual results to differ materially from those expressed or implied by our forward looking statements:

•

state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or changes in application of, laws or regulations applicable to other aspects of our business;

•	the accuracy of the servicer’s estimates of future demand and prices for energy;

•	the accuracy of the servicer’s estimates of industrial, commercial and residential growth in the service territory;

•	changes in demand and demographic patterns;

•	weather variations and other natural phenomena affecting electric customer energy usage in Mon Power’s service territory;

•	the operating performance of Mon Power’s facilities;

•	the accuracy of the servicer’s forecast of energy consumption or the payment of environmental control charges;

•	the reliability of the systems, procedures and other infrastructure necessary to operate the electric business in the service territory;

•	national or regional economic conditions affecting electric customer energy usage in the service territory;

•	acts of war or terrorism, global instability or other catastrophic events affecting electric customer energy usage in the service territory; and

•	other factors we discuss in this prospectus.

Any forward-looking statement speaks only as of the date on which such statement is made, and neither we nor Mon Power undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read this prospectus in its entirety before you buy the bonds.

You should carefully consider the Risk Factors beginning on page 16 of this prospectus before you invest in the bonds.

Securities Offered:	Senior secured ROC bonds of MP Environmental Funding LLC, as listed on the cover page of this prospectus, scheduled to pay interest only through July 15, 2027, and interest and principal semi-annually thereafter in accordance with the sinking fund schedule described in this prospectus. The bonds finance environmental control equipment at Mon Power’s Fort Martin generation facility in West Virginia.

Required Ratings of the Bonds as a Condition to Issuance:	“AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or S&P, “Aaa” by Moody’s Investors Service, or Moody’s, and “AAA” by Fitch Ratings, or Fitch.

Optional Redemption:	None. Non-callable for the life of the bonds.

Average Life:	19 years. Stable. No prepayment risk; prepayment is not permitted.

Payment Dates and Interest Accrual:

Interest payable semi-annually, January 15 and July 15. Interest will be calculated on a 30/360 basis. The first scheduled interest payment date is July 15, 2010. Principal payable semi-annually, January 15 and July 15. The first scheduled principal payment date is January 15, 2028.

Interest is due on each payment date, and principal is due upon the final maturity date. Failure to pay the entire outstanding principal amount of the bonds by the final maturity date will result in an event of default. See “Description of the Bonds — Interest Payments Generally”, “— Principal” and “— Events of Default; Rights Upon Event of Default” in this prospectus.

Minimum Denominations of the bonds:	$1,000 and integral multiples thereof, except for one bond, which may be of a smaller denomination.

Use of Proceeds:	Proceeds of the offering may be used solely to finance (i) environmental control costs (as each is defined in the financing order), including certain costs relating to the construction and installation of flue gas desulfurization equipment at Mon Power’s Fort Martin generation facility in West Virginia and (ii) upfront financing costs.

Continuing Disclosure: Surveillance/Internet-Based Information Post Issuance/Dedicated Web Address:

Allegheny Energy, Inc., the parent of Mon Power, will establish a dedicated web address for the life of the bonds. The principal transaction documents and other information concerning the environmental control charges and security relating to the bonds will be posted at such web address, which is currently located at www.alleghenyenergy.com. The posted information will include ROC collections per customer rate schedule, forecasted demand, aging data and variances from forecasted amounts.

The bonds are not asset-backed securities within the meaning of Regulation AB. However, we will file with the SEC required periodic reports related to the bonds consistent with the disclosure and reporting regime established in Regulation AB and will also post those periodic reports at our web address.

Background of Transaction and the Enabling Legislation, the Financing Act:

In the Financing Act, the West Virginia legislature found, among other things, that:

(i) electric utilities in West Virginia face the need to install and construct emission control equipment at existing generating facilities in West Virginia in order to meet the requirements of existing and anticipated environmental laws and regulations and otherwise to reduce emissions from those electric generating facilities;

(ii) the capital costs associated with the installation and construction of emission control equipment are considerable;

(iii) the construction and installation of emission control equipment by electric utilities will create public health and economic benefits to West Virginia and its citizens, including, without limitation, emissions reductions, economic development, job growth and retention and the increased use of high-sulfur coal mined in West Virginia;

(iv) customers of electric utilities in West Virginia have an interest in the construction and installation of emission control equipment at electric generating facilities in West Virginia at a lower cost than would be afforded by traditional utility financing mechanisms; and

(v) alternative financing mechanisms exist that can result in lower costs to customers.

The Financing Act permits electric utilities, such as Mon Power, to finance the costs associated with the construction and installation of emission control equipment at electric-generating facilities located in West Virginia through the issuance of bonds, debentures, notes, certificates or other evidences of indebtedness or ownership (collectively, environmental control bonds). Environmental control bonds are a type of ROC bonds.

The Financing Act permits the PSC to impose irrevocable, nonbypassable environmental control charges on all customers who receive electric delivery service in the service area of the utility (as it existed on the date of the issuance of the financing order and as it may be enlarged in the future) to pay principal and interest on the environmental control bonds and other administrative expenses of the offering. The PSC governs the amount and terms for collections of these environmental control charges through one or more financing orders issued to the utility.

The PSC issued an irrevocable financing order to Mon Power and Potomac Edison on April 7, 2006. That financing order was amended on June 13, 2006, January 17, 2007 and September 30, 2009 allowing for the issuance of the bonds.

The chart on the following page represents a general summary of the flow of funds.

Generally, Mon Power’s electric service customers pay environmental control charges and all other components of their monthly electricity bill to Mon Power. Mon Power, as servicer, must remit to the indenture trustee daily the first dollars collected from each customer as environmental control charges (including any past-due environmental control charges from prior electricity bills). The indenture trustee uses the amounts remitted to it by the servicer (and investment earnings thereon) to make required debt service payments on the bonds on each payment date.

West Virginia State Pledge to Protect Bondholder Rights:	The State of West Virginia pledges to and agrees with the bondholders, any assignee and any financing parties that the State of West Virginia will not take or permit any action that impairs the value of environmental control property or, except as part of the true-up mechanism (in order to make scheduled payments of principal and interest on time), reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest payments in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full. We refer to this agreement as the State Pledge.

Flow of Funds to Bondholders Post-Issuance

Issuer; Our Address and Phone Number:

We are a limited liability company that is wholly-owned by MPR and indirectly wholly owned by Mon Power. We have been organized as an entity that is bankruptcy-remote from Mon Power and its affiliates to serve as a finance subsidiary of Mon Power.

Our address and phone number is as follows: 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119; (702) 740-4244.

Our Relationship with Mon Power:

On the issue date for the bonds, Mon Power, our indirect parent, will sell environmental control property to us pursuant to a sale agreement between us and Mon Power. Mon Power will service the environmental control property pursuant to a servicing agreement between us and Mon Power. See “The Sale Agreement” and “The Servicing Agreement” in this prospectus.

Neither the bonds nor the property securing the bonds is an obligation of Mon Power or any of its affiliates, except for us.

Our Relationship with Allegheny Energy Service Corporation:	Allegheny Energy Service Corporation, a wholly-owned subsidiary of Allegheny Energy, Inc., has provided and will continue to provide administrative services to us pursuant to an administration agreement between Allegheny Energy Service Corporation and us. See “The Administration Agreement” in this prospectus.

Our Relationship with the PSC:	We are responsible to the PSC, as provided in our organizational documents, the transaction documents and the financing order.

Credit/Security for the Bonds:

The bonds are secured by environmental control property, by funds on deposit in the collection account, including the general account, the capital account, the reserve account and the surplus account, and by our rights under the various transaction documents. See “Security for the Bonds” in this prospectus. Environmental control property is a present property right created by the Financing Act and the financing order and is protected by the State Pledge described in this prospectus. See “The Financing Act and The Financing Order.”

In general, environmental control property permits an environmental control charge, also known as a ratepayer obligation charge or ROC, to be:

	1.	imposed on all electric service customers in Mon Power’s service territory, to be paid on a joint and several basis;

	2.	collected by Mon Power, as servicer, and remitted to the indenture trustee daily to provide for payments in respect of our bonds; and

	3.	adjusted at least semi-annually, and more frequently as needed, to guarantee recovery of revenues sufficient to make all scheduled payments of principal and interest in respect of the bonds on a timely basis.

The environmental control property securing the bonds consists of the rights and interests of Mon Power under the financing order. It is being sold to us by Mon Power in connection with the issuance of the bonds.

•     Environmental control property is not a receivable, and the bonds are not secured by a pool of receivables.

•     The bonds are not asset-backed securities within the meaning of the federal securities law.

Environmental control property includes the irrevocable right to impose, charge, collect and receive environmental control charges from all Mon Power’s electric service customers, on a joint and several basis. Those customers include all individuals, corporations, other business entities, the State of West Virginia and other federal, state and local governmental entities located within Mon Power’s service territory to the extent they receive electric service. Environmental control property includes the right to a mandatory true-up mechanism that routinely adjusts the ROCs as needed to whatever level necessary to guarantee principal and interest payments on the bonds and other financing costs on a timely basis. It also includes the right to receive all revenues resulting from the ROCs and the utility’s other rights and interests under the financing order.

The Financing Act and the PSC irrevocably mandate that ROCs be set and adjusted at least semi-annually to guarantee the collection of revenues sufficient to pay principal and interest in respect of the bonds on a timely basis.

Credit enhancement for the bonds will be provided by the true-up mechanism, as well as by the capital account and the reserve account. The primary purpose of the surplus account is not to provide credit enhancement for the bonds. However, amounts in the surplus account may be used to make debt service payments on the bonds when needed.

Cataclysmic Natural Disasters:	Located in West Virginia, Mon Power’s service territory is not in a region that is typically subject to natural disasters (including hurricanes) that are likely to have material widespread adverse effects on the electric grid.

No Limit on Level or Timing of Environmental Control Charges/ROCs to Guarantee Payment of the Bonds on a Timely Basis. ROCs Continue Until All Bonds Paid in Full:

With respect to the irrevocable authority to impose, charge, collect or receive environmental control charges guaranteed to pay scheduled principal and interest on the bonds on a timely basis:

•     There is no “cap” or limit on the level of environmental control charges; and

•     The right to impose environmental control charges continues until all the bonds and expenses of the transaction have been paid in full.

See “Description of the Environmental Control Property – West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-up Adjustments Will Be Made” in this prospectus.

Initial Environmental Control Charges/ROCs as a Percentage of Customer’s Total Electricity Bill Will be Small:	We estimate that the initial environmental control charges will represent less than one percent (1%) of the typical residential 1,000 kWh electricity bill.

Environmental Control Charges/ROCs May Not be Avoided by Any Customer – No Exceptions:

The ROCs are nonbypassable, usage-based charges; that is, they must be paid by every present and future customer of Mon Power located within the service area of the utility as it existed on the date of the financing order, or as such service area may thereafter be enlarged (but not diminished).

No customer can avoid the charge. ROCs in Mon Power’s service territory may not be avoided by any of Mon Power’s electric delivery service customers and must be paid by such customers for so long as any bonds are outstanding. There are no exceptions. The only way to avoid the ROCs is to disconnect from Mon Power’s electric grid.

See “Description of the Environmental Control Property—Environmental Control Charges/Ratepayer Obligation Charges (ROCs)—Environmental Control Charges are Nonbypassable. No Customer Can Avoid Paying the Environmental Control Charge” in this prospectus.

True-Up Adjustments to the Environmental Control Charges/ROCs are Mandated and Guaranteed by the PSC:

The PSC will review and adjust ROCs on all electric service customers at least semi-annually to guarantee revenues sufficient to provide timely payment of scheduled principal and interest (and other related costs and amounts) in respect of the bonds. Under the servicing agreement, adjustments to the ROCs will be made at least semi-annually, quarterly if necessary, and, during the last year in which the bonds are outstanding, monthly, if necessary.

The first dollars from the amount collected from each and every of Mon Power customers’ electricity bills, without exception, must be remitted on a daily basis to the bond trustee to pay that customer’s ROCs.

The frequency of adjustment requests for the ROCs as required under the financing order and the servicing agreement are as follows:

	Adjustment Type	Effective Date of Adjustment

	Mandated Automatic Semiannual Adjustments	January 15 and July 15 of each year, commencing January 15, 2010.

	Quarterly Adjustments (mandated if and when needed)	The fifteenth day of the first month of each calendar quarter.

	Monthly Adjustments (mandated if and when needed during the last year in which the bonds are outstanding)	The fifteenth day of each calendar month during the period from and including January 15, 2030 through January 15, 2031.

The PSC is obligated to act to guarantee that revenues are sufficient to pay all scheduled principal and interest on the bonds on a timely basis. This performance guarantee is pursuant to the irrevocable financing order as expressly authorized by the Financing Act.

Effect on Credit Risk:	The broad-based nature of the true-up mechanism and the State Pledge serve to effectively eliminate, for all practical purposes and circumstances, any credit risk to the payment of the bonds (i.e., that sufficient funds will be available and paid to discharge the principal and interest of each issue of bonds when due). See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for further information. See also the Financing Order, Finding of Fact No. 60.

20% International Risk Weighting for International Investors under the Basel Accords:

Under the standardized approach provided in the framework established by “International Convergence of Capital Management and Capital Standards: A Revised Framework” (as amended, Basel II), the bonds may attract a risk weighting of 20% on the basis that the bonds are rated in the highest category by a major rating agency.

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted and that continue to use or permit the use of the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the Basel I), the bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within the United States, which are accorded a 20% risk weighting.

We understand that the United Kingdom’s Financial Services Authority has issued individual guidance letters to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Financing Act can be accorded a 20% risk weighting under Basel I, which is similar to the risk weighting assigned to U.S. Agency corporate securities (FNMA, FHLMC, etc.).

However, we cannot assure you that the bonds will attract a 20% risk weighting treatment under any national law, regulation or policy implementing Basel II, the Basel Accord or any transitional regime and are not aware of any investor that has requested or received such treatment for the bonds. You should consult applicable regulators before making any investment. See “Risk Weighting Under Certain International Capital Guidelines.”

How Revenues are Collected: The Bondholder Collection Account:

The indenture trustee will establish a collection account to hold revenues from the environmental control charges relating to the bonds, as well as a portion of bond proceeds and the additional capital contribution made to us. The collection account will consist of various subaccounts, or accounts, including the following:

•     a general account;

•     a reserve account;

•     a capital account for the additional capital contribution to us; and

•     a surplus account.

The indenture trustee will make available all amounts held in each of these accounts and investment earnings thereon to make payments on each payment date. See “Allocation of Funds” below. All amounts in the collection account not allocated to any other account will be allocated to the general account. Withdrawals from and deposits to these accounts will be made as described under “Security for the Bonds” in this prospectus. Mon Power will be entitled to earn a rate of return, equal to the rate of interest payable on the bonds, on the amount initially contributed to the capital account. The additional capital contribution has been set at a level sufficient to obtain the desired federal tax treatment. The bonds will be payable only from revenues received by us under the indenture for the bonds and funds on deposit in trust accounts relating to the bonds, and such amounts, together with the environmental control property, including the PSC guaranteed true-up mechanism, are the source of funds for the payment of principal and interest on the bonds. See “Security for the Bonds” in this prospectus.

Capital Account:	Prior to issuance of the bonds, MPR will contribute additional capital to us in an amount equal to not less than one-half of one percent of the initial principal amount of the bonds issued. We will deposit this additional capital into the capital account. The indenture trustee will draw on amounts available in the capital account to the extent that amounts available in the general account and the surplus account are insufficient to pay interest on, or principal of, the bonds and the fees and expenses of servicing and retiring the bonds. If the indenture trustee uses amounts on deposit in the capital account to make payments in respect of the bonds on a payment date, then we will replenish the capital account on subsequent payment dates to the extent the servicer remits payments arising from the environmental control charges exceeding the amounts required to pay amounts having a higher priority of payment. The periodic adjustment of environmental control charges will be calculated to maintain or restore the capital account to its original amount. See “Security for the Bonds” in this prospectus.

Reserve Account:	On the date we issue the bonds, the indenture trustee will deposit to the reserve account such portion of the proceeds of the bonds, if any, as may be necessary to fulfill applicable requirements for the bonds to receive a “AAA” rating (or the equivalent thereof) from each of the rating agencies. The indenture trustee will draw on amounts available in the reserve account to the extent that amounts available in the general account, the surplus account and the capital account are insufficient to pay interest on, or principal of, the bonds and the fees and expenses of servicing and retiring the bonds. If the indenture trustee uses amounts on deposit in the reserve account to make payments in respect of the bonds on a payment date, then we will replenish the reserve account on subsequent payment dates to maintain or restore the reserve account to its original amount. See “Security for the Bonds” in this prospectus.

Allocation of Funds: Environmental Control Charges Are Mandated To Be Adjusted Semi-annually or More Frequently to Guarantee All Payments on a Timely Basis:

The first dollars from the amount collected from each and every of Mon Power customers’ electricity bills, without exception, must be remitted on a daily basis to the bond trustee to pay that customer’s ROCs. In addition, the PSC’s irrevocable financing order mandates that the true-up mechanism must adjust the ROCs for all customers at least semi-annually, and more frequently as needed, to guarantee revenues sufficient to make all scheduled payments of principal and interest on a timely basis.

On each payment date, the indenture trustee will pay all amounts on deposit in the general account of the collection account in the following order of priority:

	1.	payment of the indenture trustee’s fees, expenses and any outstanding indemnity amounts relating to the bonds not to exceed $150,000 annually so long as no event of default has occurred and/or is continuing;

	2.	payment of the servicing fee relating to the bonds, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates;

	3.	payment of the administration fee relating to the bonds, which will be a fixed amount specified in the administration agreement, plus any unpaid administration fees from prior payment dates and the fees of our independent managers, which will be in the amount specified in the agreement between us and our independent managers plus any unpaid independent manager fees from prior payment dates relating to the bonds;

	4.	payment of all of our other ordinary periodic operating expenses relating to the bonds, such as the pro-rata portion of accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement relating to the bonds;

	5.	payment of the interest then due on the bonds;

	6.	payment of (a) the principal then required to be paid on the bonds at final maturity or acceleration, and (b) principal then or previously scheduled to be paid on the bonds;

	7.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the bonds, including any remaining indemnity amounts;

	8.	replenishment of any amounts drawn from the reserve account;

	9.	replenishment of any amounts drawn from the capital account;

	10.	release to MPR of an amount equal to the rate of return (calculated at a rate per annum equal to the interest rate of the bonds) on the amount contributed to the capital account, including any portion of such rate of return for any prior payment date that has not yet been paid, so long as no event of default has occurred and is continuing; and

	11.	allocation of the remainder, if any, to the surplus account.

If, on any semi-annual payment date, funds in the general account are insufficient to make the allocations or payments contemplated by items 1 through 9 above, the indenture trustee will draw from amounts on deposit in the following accounts in the following order up to the amount of the shortfall:

	1.	from the surplus account for allocations and payments contemplated in items 1 through 9;

	2	from the capital account for allocations and payments contemplated by items 1 through 8 above; and

	3.	from the reserve account for allocations and payments contemplated by items 1 through 7 above.

See “Security for the Bonds — How Revenues Collected Will Be Allocated” in this prospectus.

At least semi-annually, during the life of the bonds, the servicer will calculate and set the ROCs to a level guaranteed to generate revenues sufficient to pay fees and expenses described above of servicing and retiring the bonds, to pay interest on, and scheduled principal of, the bonds and to replenish the reserve account and the capital account as required for the next semi-annual payment on the bonds. The PSC irrevocably guarantees to implement this adjustment true-up mechanism. See “Description of the Environmental Control Property — West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-up Adjustments Will be Made” in this prospectus.

Relationship to the 2007 Bonds:

In April 2007, we issued $344.5 million of Senior Secured Sinking Fund Environmental Control Bonds, Series A, or the 2007 bonds, in accordance with the financing order, as then in effect, and with terms and provisions substantially similar to those of the bonds. However, the environmental control property securing the 2007 bonds does not secure the bonds, and the environmental control property securing the bonds does not secure the 2007 bonds. The outstanding 2007 bonds are currently rated Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively.

Although Mon Power is the servicer with respect to the 2007 bonds and will be the initial servicer with respect to the bonds described in this prospectus, as more fully described under “Monongahela Power Company – The Utility, Seller and Servicer,” the bonds described herein will be payable from collateral that is separate from that securing the 2007 bonds or any other series of environmental control bonds. See “Relationship to the 2007 Bonds” in this prospectus.

Series Trust; Issuance of Additional Securities by Us:

We have been organized to serve as a finance subsidiary of Mon Power and have previously issued the 2007 bonds. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional indebtedness (including additional debt securities that are not environmental control bonds) in future transactions, with the approval of the PSC. The PSC may authorize and direct Mon Power to use us to implement other financings for the benefit of West Virginia ratepayers. As a result, we may acquire additional separate property (including property other than environmental control property) and issue one or more additional series of environmental control bonds or one or more additional series of securities (other than environmental control bonds) that are supported by such additional and separate property or other collateral. Any new series of such securities may include terms and provisions that would be unique to that particular series.

The bonds are not asset-backed securities within the meaning of Regulation AB (as defined in the glossary beginning on page 91 of this prospectus).

We may not issue additional environmental control bonds or other securities if the issuance would result in the credit ratings on any outstanding series of environmental control bonds being reduced or withdrawn. It will be a condition of issuance for each series of environmental control bonds that the new series be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch. See “Security for the Bonds — Series Trust; Issuance of Additional Securities by the Issuer” in this prospectus.

We may not issue additional securities (other than additional environmental control bonds under the current financing order) unless (a) we request and receive another financing order from the PSC, (b) such securities have the benefit of a true-up mechanism, (c) we procure and provide to the indenture trustee and the rating agencies then rating any series of our outstanding environmental control bonds an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with MPR or Mon Power, subject to the customary exceptions, qualifications and assumptions contained therein and (d) the ratings agencies then rating any outstanding series of our environmental control bonds provide confirmation to the indenture trustee that the credit ratings on all outstanding series of environmental control bonds would not be reduced or withdrawn as a result of such issuance.

Allocations as Between Series of Environmental Control Bonds:

The bonds are our senior secured obligations and will not be subordinated in right of payment to the 2007 bonds or any other series of environmental control bonds or any other securities we might issue. Each series of environmental control bonds will be secured by its own environmental control property, which will include the right to impose, collect and receive environmental control charges calculated in respect of that series, and the right to impose interim and semi-annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series of environmental control bonds will also have its own collection account, including any related accounts, into which revenues from the environmental control charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of environmental control bonds.

Holders of one series of environmental control bonds will have no recourse to collateral for a different series of environmental control bonds or to collateral for any other securities we might issue. The administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed on a pro rata basis among the bonds, the 2007 bonds and any future series we might issue, based upon the respective outstanding principal amounts on each payment date. See “Security for the Bonds—Bondholder Collection Account” and “—How Revenues Collected Will Be Allocated” in this prospectus.

Although each series will have its own environmental control property, environmental control charges relating to the bonds and environmental control charges relating to the 2007 bonds or any other series of environmental control bonds will be collected through single electricity bills to each electric service customer. The environmental control charges for each series will not be separately identified on customer electricity bills, although customer electricity bills will state that a portion of the electricity bill consists of the environmental control charges that have been sold to us.

In the event a customer does not pay in full all amounts owed under any electric bill, Mon Power is required to allocate the first dollars collected to environmental control charges (including any past-due environmental control charges from prior electricity bills), with any resulting shortfalls in environmental control charges allocated ratably based on the amounts of environmental control charges owing in respect of the bonds, including any environmental control charges owing in respect of any other series of environmental control bonds and amounts owing to any other subsequently created special-purpose subsidiaries of the utility which issue environmental control bonds, based upon the respective outstanding principal amounts on each payment date. See “Description of the Bonds—Allocations as Between Series of Environmental Control Bonds” and “The Servicing Agreement—Daily Remittances to the Collection Account Are Required” in this prospectus.

Seller and Servicer is the West Virginia Regulated Electric Utility Mon Power, our indirect Parent:

Mon Power is an electric utility that engages in generation, transmission and distribution of electric power in West Virginia under the name Allegheny Power. Mon Power operates as a fully regulated utility. As of June 30, 2009, Mon Power served approximately 383,553 electric customers in a service area that covers approximately 13,000 square miles and contains a population of approximately 777,419. As of June 30, 2009, Mon Power’s transmission and distribution (T&D) system consisted of 23,210 miles of T&D lines, including 250 miles of 500-kilovolt transmission lines, and 243 T&D substations.

The address and phone number of Mon Power are as follows: 1310 Fairmont Avenue, Fairmont, West Virginia 26554, (304) 366-3000.

Mon Power is a direct, wholly owned subsidiary of Allegheny Energy Inc. Mon Power, as servicer, will bill and collect ROCs and will remit ROCs daily to the indenture trustee according to the terms of the servicing agreement. There are currently no retail electric providers operating in Mon Power’s service territory. See “The Servicing Agreement.”

Mon Power will be entitled to receive an annual servicing fee in an amount equal to 0.05% of the aggregate initial principal amount of the bonds. This servicing fee will be payable in equal installments on each semi-annual payment date, in arrears. The indenture trustee will pay the servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds.

Administrator:	Allegheny Energy Service Corporation, a wholly-owned subsidiary of Allegheny Energy, Inc.

Indenture Trustee:	U.S. Bank National Association (U.S. Bank), a national banking association. See “The Indenture Trustee” in this prospectus for a description of the indenture trustee’s duties and responsibilities under the indenture, as well as its prior experience with similar transactions.

Financial Advisor to the PSC:	Saber Partners, LLC (co-equal decision maker with us).

Tax Treatment:	Fully taxable; treated as debt for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

ERISA Eligible:	Yes. Pension plans and other investors subject to ERISA may acquire the bonds subject to specified conditions. The acquisition and holding of the bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the bonds would be exempt from the prohibited transaction rules of ERISA. See “ERISA Considerations” in this prospectus.

Our Legal and Covenant Defeasance Options	We may by making certain deposits in trust and meeting specified conditions, at any time, terminate all of our obligations under the indenture with respect to the bonds or our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “Description of the Bonds—Covenants of the Issuer” in this prospectus. See “Description of the Bonds—Our Legal and Covenant Defeasance Options” in this prospectus.

Expected Settlement Date:	Settling flat. DTC, Clearstream and Euroclear. , 2009.

Risk Factors:	You should consider carefully the risk factors beginning on page 16 of this prospectus before you invest in the bonds.

RISK FACTORS

You should consider carefully the following factors, which might result in a reduction in the market value of your investment in the bonds, before you decide whether to buy the bonds:

You Might Experience Payment Delays as a Result of Limited Sources of Payment for the Bonds and Limited Credit Enhancement.

You may suffer material payment delays on your bonds if the collateral securing your bonds is insufficient to pay the accrued interest on and the principal amount of those bonds in full. The only source of funds for payments of interest on and principal of the bonds will be the collateral. The collateral for the bonds will be limited to:

•

the environmental control property securing the bonds, including the right to impose, charge, collect and receive environmental control charges and the right to implement the true-up mechanism in respect of the environmental control charges;

•	the funds on deposit in the accounts held by the indenture trustee; and

•	our rights under various contracts we describe in this prospectus.

The bonds will not be insured or guaranteed by MPR, Mon Power, including in its capacity as servicer, or by its parent, Allegheny Energy Inc., any of their respective affiliates, the indenture trustee or any other person or entity. The bonds will be our nonrecourse obligations, secured only by the collateral. Delays in payment on the bonds might result in a reduction in the market value of the bonds and, therefore, the value of your investment in the bonds.

The bonds do not constitute a debt, liability or other legal obligation of, or interest in, Mon Power or any of its other affiliates. The bonds are not a general obligation of the State of West Virginia, the PSC or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State of West Virginia or any other governmental agency or instrumentality. However, the State of West Virginia and other federal, state and local governmental entities, as retail electric customers, will be obligated to pay environmental control charges to make debt service payments on the bonds.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

Future Legal Action Might Challenge or Invalidate the Financing Act or the Financing Order and Materially Adversely Affect Your Investment. The environmental control property is created pursuant to the Financing Act and a financing order issued by the PSC pursuant to the Financing Act. The Financing Act was enacted in May 2005. The bonds are the second issuance under the Financing Act; in 2007, we and PE Environmental Funding LLC, or PE Funding, an indirect, wholly-owned subsidiary of Potomac Edison, became the first bond issuers under the Financing Act.

The Financing Act or any provisions thereof might be directly contested in courts or otherwise become the subject of litigation. As of the date of this prospectus, no such litigation has arisen; however, we cannot assure you that a lawsuit challenging the validity of the Financing Act will not be filed in the future or that, if filed, such lawsuit will not be successful. If an invalidation of any relevant underlying legislative provision or financing order provision were to result from such litigation, you might lose some or all of your investment or you might experience delays in recovering your investment. See “The Financing Act and Financing Order” in this prospectus.

Laws with financing provisions similar to some provisions in the Financing Act have been enacted in other states, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded; however, a court might yet overturn a similar statute in another state, which might give rise to a challenge to the Financing Act or a financing order. Therefore, legal activity in other states might indirectly affect the value of your investment.

Neither we nor the utility, nor any successor, assignees or affiliates of any of us will indemnify you for any changes in the law, including any amendment or repeal of the Financing Act, that might affect the value of the bonds. Although Mon Power or a successor or assignee might be required to indemnify us if legal action based on the law in effect at the time of the issuance of the bonds invalidates the environmental control property, such future legal action might have a material adverse effect on your investment. See “The Sale Agreement — Representations and Warranties” in this prospectus.

Future West Virginia Legislative Action Might Attempt to Invalidate the Bonds or the Environmental Control Property. Under the Financing Act, the State of West Virginia has pledged not to take or permit any action which impairs the value of the environmental control property or, except as provided in the PSC guaranteed true-up mechanism, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties until the bonds and related costs are fully paid. For a description of this State Pledge, see “The Financing Act and the Financing Order — The Financing Act Authorizes Utilities to Request a Financing Order to Recover Environmental Control Costs Through the Issuance of Bonds” and “— The Financing Act Contains a State Pledge to Protect Bondholder Rights” in this prospectus. Despite the State Pledge, the West Virginia legislature might attempt to repeal the Financing Act, or attempt to amend the Financing Act, or as described below, the PSC might take certain actions that impair the environmental control property. As of the date of this prospectus, we are not aware of any pending legislation in the West Virginia legislature that would affect any provisions of the Financing Act.

Morgan, Lewis & Bockius LLP, counsel to Mon Power and to us, expects to deliver an opinion upon our issuance of the bonds to the effect that with respect to applicable federal constitutional principles relating to the impairment of contracts, the West Virginia legislature could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the Financing Act, nor could the State of West Virginia (or the PSC in exercising its legislative powers) take any action, including an amendment to the West Virginia constitution, or fail to take any action required by the State Pledge if the repeal or amendment, or the action or inaction, would substantially limit, alter, impair or reduce the value of the environmental control property or the environmental control charges. Jackson Kelly PLLC, counsel to Mon Power and to us, expects to deliver an opinion upon our issuance of the bonds to the effect that under applicable West Virginia constitutional principles relating to the impairment of contracts, the West Virginia legislature could not enact legislation (other than a law passed by the West Virginia legislature in the valid exercise of the state’s police power to safeguard the vital interests of its people, including preservation of community order, health, safety, morals and economic well being) that repeals the State Pledge or impairs the value of the environmental control property or reduces, alters or impairs the environmental control charges so as to significantly impair (i) the terms of the indenture or the bonds or (ii) the rights and remedies of the bondholders (or the indenture trustee acting on their behalf) prior to the time that the bonds are fully paid and discharged if such action would prevent the payment of the bonds or would significantly affect the security for the bonds.

It might be possible for (i) the West Virginia legislature to enact legislation, or (ii) the State of West Virginia (or the PSC in exercising its legislative powers) to take any action, including an amendment to the West Virginia constitution, or fail to take any action, that would impair the rights and remedies of bondholders without violating the State Pledge, if the legislature, the PSC, or the State of West Virginia acts, or fails to act, in order to serve a significant and legitimate public purpose, such as protecting the public health and safety, or responding to a national or regional catastrophe affecting a utility’s service area, or if the legislature otherwise acts in the valid exercise of the state’s police power.

However, any action or inaction of the State of West Virginia (or the PSC in exercising its legislative power), including an amendment to the West Virginia constitution affecting the environmental control property or the ability to collect environmental control charges may be considered a “taking” under the United States or West Virginia constitution. The State of West Virginia would likely then be obligated to pay just compensation with respect to the estimated value of the environmental control property at the time of the taking. We cannot assure you of the likelihood or legal validity of any action of this type by the State of West Virginia, or whether the action or inaction would be considered a taking. Even if you are provided with an amount deemed to be just compensation, it might not be sufficient for you to fully recover your investment.

Unlike in many other states (including California, Massachusetts and Michigan), the citizens of the State of West Virginia do not have the constitutional right to adopt or revise laws of West Virginia or the West Virginia constitution by initiative or referendum. Thus, absent an amendment to the West Virginia constitution, the Financing Act cannot be repealed by direct action of the West Virginia electorate.

We cannot assure you that a repeal or amendment to the Financing Act will not be sought or adopted or that any action or inaction by the State of West Virginia adverse to your investment in the bonds will not occur. The servicer has agreed to take legal or administrative action, including instituting legal action, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal, modification or amendment to the Financing Act, the financing order or the environmental control property. However, such litigation could be costly and time consuming and could result in a short-fall or material delay in collections of environmental control charges.

Except as described in “The Sale Agreement — Representations and Warranties” in this prospectus, neither we, the utility, nor any successor, assignee or affiliate of any of us will indemnify you for any change in law, including any amendment or repeal of the Financing Act, that might affect the value of the bonds.

The PSC Might Attempt to Take Actions Which Might Reduce the Value of Your Investment. The Financing Act provides that the financing order is irrevocable upon issuance of the bonds and is not subject to amendment, modification or termination by further action of the PSC, except for the PSC guaranteed true-up adjustments or any amendment which will not violate the State Pledge or which would adversely affect the credit ratings. Apart from the financing order, the PSC retains the power to adopt, revise or rescind rules or regulations affecting the utility. The PSC also retains the power to interpret and implement the financing order. Any new or amended regulations or orders by the PSC, for example, could affect the ability of the utility to collect the environmental control charges in full and on a timely basis. The servicer has agreed to take legal or administrative action to resist any PSC rule, regulation or decision that would violate the State Pledge. We cannot assure you that the servicer would be successful in its efforts. Thus, future PSC rules, regulations or decisions might adversely affect the rating of the bonds, their price or the rate of environmental control charge revenues and, accordingly, the amortization of bonds and their weighted average lives. As a result, you could suffer a deferral or loss of all or a portion of your investment.

Servicing Risks

Inaccurate Forecasting of Electricity Demand or Unanticipated Delinquencies Might Lead to Payment Delay. Because the environmental control charges are generally calculated based on electric demand and usage by customers, a shortfall of, or delay in, payments arising from the environmental control charges might result if our servicer inaccurately forecasts electricity demand or underestimates customer delinquencies or charge-offs when setting the environmental control charges. A shortfall could cause distributions on the bonds to be made later than expected. As a result, principal of the bonds might not be paid according to the expected sinking fund schedule, which could lengthen the weighted average life of the bonds. In addition, a change in energy consumption by customers might also result in principal of the bonds not being paid by the final maturity date of the bonds. For the same reasons, payments of interest on the bonds could also be delayed. Any such payment delay might result in a reduction in the market value of the bonds and, therefore, in the value of your investment in the bonds.

Inaccurate forecasting of electricity demand by a servicer could result from, among other things:

•	lower industrial usage due to recession or other market disruption;

•	warmer winters or cooler summers than forecasted, resulting in less electricity consumption than forecasted;

•	general economic conditions being worse than expected, causing customers to migrate from Mon Power’s service territory or reduce their electricity consumption;

•	the occurrence of a natural disaster unexpectedly disrupting electrical service and reducing consumption;

•	unexpected problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

•	large customers unexpectedly ceasing business or departing Mon Power’s service territory;

•	dramatic and unexpected changes in energy prices resulting in decreased consumption;

•	customers demanding less electricity than forecasted because of increased conservation efforts; or

•

large customers switching to on-site self-generation of electric power without using the distribution lines of the utility, thus reducing the obligation to pay the environmental control charges. See “Description of Environmental Control Property — Environmental Control Charges/Ratepayer Obligation Charges (ROCs)” in this prospectus.

Inaccurate forecasting of delinquencies or charge-offs by a servicer could result from, among other things:

•	unexpected problems associated with the inability to disconnect nonpaying customers during the winter months;

•

unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing Mon Power or a successor distribution company to grant additional payment relief to more customers;

•

an unexpected change in law that makes it more difficult for Mon Power or a successor distribution company to disconnect nonpaying customers, or that requires Mon Power or a successor distribution company to apply more lenient credit standards for customers; or

•

the unexpected introduction into the energy markets of less creditworthy third party energy suppliers who are authorized to collect and remit payments arising from the environmental control charges to a servicer on behalf of customers, but who may fail to remit customer charges to the servicer in a timely manner.

Changes to Billing and Collection Practices Might Reduce the Amount of Funds Available for Payments on the Bonds. The methodology of determining the amount of the environmental control charges billed to each consumer is specified in the financing order. Although Mon Power may not change this methodology, Mon Power, as servicer, may set, and may change, its own billing and collection arrangements with each consumer. For example, to recover part of an outstanding electricity bill, Mon Power might agree to extend a consumer’s payment schedule or to write off the remaining portion of the electricity bill. Similarly, the PSC might require changes to these practices. Under the methodology specified in the financing order, this might result in an extension of the consumer’s payment of environmental control charges. Thus, any changes in billing and collection practices or regulations might make it more difficult for the servicer to collect the environmental control charges, and might adversely affect the value of the bonds and their weighted average lives. The servicing agreement provides, however, that the servicer will not take any action that will adversely impair our interest in the environmental control property.

Change in Servicer Might Lead to Payment Delays. We will rely on the servicer to determine any adjustments to the environmental control charges and for customer billing and collection. If, as a result of insolvency or liquidation or otherwise, the utility were to cease servicing the environmental control property, determining any adjustments to the environmental control charges or collecting payments arising from those environmental control charges, it might be difficult to find a suitable successor servicer. As a result, the timing of recovery of payments arising from the environmental control charges could be delayed.

Under the financing order, Mon Power and Potomac Edison agreed to assume the role of servicer if the other defaults in its obligation under a servicing agreement. Nonetheless, should this succession not be possible, another servicer would have to be found. Any successor servicer may have less experience than the utility and less capable forecasting, billing and collection systems than those employed by the utility. Given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer may experience difficulties in collecting payments arising from the environmental control charges and determining appropriate adjustments to the environmental control charges.

The servicing fee would likely increase if we were to engage a successor servicer other than Potomac Edison. In addition, any successor servicer under current law might not be able to invoke the remedy of shutting off service to a customer for nonpayment of the environmental control charges and thus might experience higher delinquencies. Also, a change in the servicer will cause payment instructions to change, which might lead to a period of disruption in which customers continue to remit payment according to the former payment instructions, resulting in delays in collection that could result in payment delays on the bonds. Any such payment delay might result in a reduction in the market value of the bonds and, therefore, in the value of your investment in the bonds.

Risks Associated with Potential Bankruptcy Proceedings of the Utility or MPR

Bankruptcy of the Utility Might Result in Losses to Bondholders

General. The bankruptcy of the utility could have several adverse consequences for bondholders, the most important of which are briefly described below.

Sale of Environmental Control Property Might Be Recharacterized as a Financing Rather Than a True Sale. The Financing Act provides that a sale of environmental control property by an electric utility to an assignee that is expressly stated to be a sale or other absolute transfer in a transaction approved in a financing order will be treated as a sale, rather than a pledge or other financing, of the environmental control property. The utility will represent in the sale agreement that the sale of environmental control property to us is a true sale and absolute transfer.

The utility will also represent that it will take the appropriate actions under the Financing Act, including filing financing statements, to perfect the sale.

However, if the utility becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or another party might take the position that the sale of the environmental control property to us was a financing transaction and not a true sale. If a court agrees with any of these positions, delays or reductions in payments on the bonds (and available portion of the bonds) might result. Regardless of a court’s final decision on the character of the transaction, the mere fact of a bankruptcy of the utility might result in delays in payments on the bonds. A bankruptcy also might have an adverse effect on the secondary market for the bonds, including the liquidity and market value of the bonds.

If the utility becomes a debtor in a bankruptcy case and the court agrees with any of the positions discussed above, we would become a secured creditor of the utility, entitled to recover against the collateral. If, however, environmental control property notices are not filed, or if we otherwise fail to perfect our interest in the environmental control property and the sale is thereafter deemed not to constitute a true sale or other absolute transfer, we would be an unsecured creditor of the utility.

A Court Might Order Consolidation of Us, MPR and the Utility. If the utility or MPR becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or MPR or another party might attempt to substantively consolidate the assets and liabilities of us with those of the utility or MPR. Together with the utility and MPR, we have taken steps to attempt to reduce this risk. However, if a court ordered that our assets and liabilities be consolidated with those of the utility or MPR, delays or reductions in payments on the bonds might result.

A Court Might Make Low Estimation of Contingent Claims, and the Enforceability of Remedy Provisions Might Be Challenged. If the utility becomes a debtor in a bankruptcy case, claims, including indemnity claims, by us against the utility under the sale agreement and the related documents might be unsecured claims and might be discharged. Also, the bankruptcy trustee, the utility or another party might request that the bankruptcy court estimate any contingent claims, including for the utility’s indemnity obligation, of us against the utility and take the position that the claims should be estimated at zero or at a low amount because the contingency giving rise to the claims is unlikely to occur.

If the utility became a debtor in a bankruptcy case and the utility were obligated under the sale agreement to indemnify us and the indenture trustee, the bankruptcy trustee, the utility or another party might challenge the enforceability of the indemnity provisions. If a court decided that the indemnity provisions were unenforceable, we should have a claim against the utility for actual damages based on breach of contract principles. The amount of those actual damages would be subject to estimation or calculation by the court.

Bondholders might suffer delays in payment, reduction in the investment value of their bonds or a loss of their investment as a result of any of the above-described actions or claims.

Environmental Control Property Might Not Be Held To Be Current Property, Resulting in Unsecured Debt. The Financing Act provides that the environmental control property constitutes a current property right on and after the date that the financing order became effective. The utility has also made a representation to that effect in the sale agreement. However, if the utility becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or another party might argue that, because the payments based on the environmental control property are usage-based charges, the environmental control property comes into existence only as customers use electricity.

If a court adopts this position, a security interest in favor of the indenture trustee might be cut-off or might not attach to environmental control charges in respect of electricity used after the beginning of a bankruptcy case for the utility. If a court takes this position and also determines that the environmental control property has not been sold or transferred absolutely to us, we may be an unsecured creditor of the utility. Delays or reductions in payments on the bonds might result.

Also, a court might rule that any environmental control charges relating to electricity demand and/or consumption after the commencement of the utility’s bankruptcy cannot be transferred to us or the indenture trustee. This would result in delays or reductions of payments of the bonds.

Payments based on the environmental control charges are energy-based charges. Therefore, if the utility becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or another party could argue that we should pay a portion of the costs of the utility associated with generating (or purchasing), transmitting or distributing the electricity use of which gave rise to the collections of environmental control charges related to the bonds. If a court adopts this position, delays or reductions in payments to the bondholders could result.

Whether or not the utility is the debtor in a bankruptcy case, if a court decides that the environmental control property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of a utility arising before the environmental control property came into existence could have priority over our interest in the environmental control property. This could result in a reduction of amounts paid to the bondholders. Adjustments to the environmental control charges may be available to reduce this risk, although delays in implementation or challenges to those adjustments may cause a delay in receipt of payments.

Automatic Stay Might Prevent or Delay Enforcement of Rights by Indenture Trustee. If there is an event of default under the indenture, the Financing Act provides that a West Virginia court, upon application of the indenture trustee, is required to order the segregation and payment of all environmental control charges to bondholders. The Financing Act provides that the order will be effective notwithstanding bankruptcy or other insolvency proceedings with respect to the utility or its assignee. The West Virginia court, however, might not issue an order in light of the automatic stay provisions of the Bankruptcy Code. Also, a bankruptcy court might not lift the stay to permit this action by the West Virginia court. In that event, under the indenture, the indenture trustee might seek an order from the bankruptcy court lifting the automatic stay with respect to the PSC action and an order requiring sequestration of the revenues arising from the environmental control property. However, there can be no assurance that a court will grant either order.

Bankruptcy of Servicer Might Result in Payment Delays to Bondholders. The servicer may commingle revenue from environmental control charges with its own funds until they are deposited with the indenture trustee. The Financing Act provides that the priority of a lien created under the Financing Act is not adversely affected by the commingling of funds arising with respect to environmental control property with funds of the utility. However, in the event of a bankruptcy of the servicer, the bankruptcy trustee, the servicer or another party might argue that revenue from environmental control charges held by a servicer were property of the servicer included in its bankruptcy estate. If a court adopts this position, delays in payments due on the bonds could result.

If the servicer becomes a debtor in a bankruptcy case, the automatic stay might prevent us from effecting a transfer of servicing, even though the servicing agreement provides that the indenture trustee may appoint, or petition the PSC or a court to appoint, a successor servicer.

Holders of Another Series of Securities Might Attempt to Obtain Access to the Collateral for the Bonds, Resulting in Payment Delays. The 2007 bonds are secured by collateral separate and apart from the collateral securing the bonds. If we issue another series of environmental control bonds or other securities (other than environmental control bonds), those security holders will also be secured by collateral separate and apart from the collateral securing the bonds. Nonetheless, the holders of the 2007 bonds or additional securities, or their representative, in the event of a default on such bonds, might assert a claim on the collateral securing the bonds. Although the holders of the 2007 bonds have acknowledged, and the holders of other securities will be required to acknowledge, in the respective bond documentation that they have no claim to the collateral securing the bonds, and waive their right to institute a bankruptcy petition or similar process under the federal bankruptcy laws and any state insolvency statute, we cannot assure you that the holders of the 2007 bonds or other securities will not attempt to assert a claim against the collateral for the bonds, whether in a bankruptcy or insolvency proceeding or otherwise. Any such claim could result in a delay in payment or a loss on the bonds, and any such delay in payment might result in a reduction in the value of the bonds and, therefore, the value of your investment in the bonds.

Other Risks Associated with the Purchase of the Bonds

The Utility’s Obligation to Indemnify Us for a Breach of a Representation or Warranty Might Not Be Sufficient to Protect Your Investment. The utility is obligated to indemnify us and the indenture trustee, on behalf of the bondholders, for any liabilities and for any principal and interest on the bonds not paid in accordance with their scheduled terms as a result of a breach of a representation, warranty or covenant. The utility will not be obligated to repurchase the environmental control property in the event of a breach of any of its representations, warranties or covenants regarding the environmental control property. The utility is also obligated to indemnify us and the indenture trustee for the amount of any deposits required under the indenture to have been made which are not made when so required as a result of a breach of a representation, warranty or covenant. However, the amount of any indemnification paid by the utility might not be sufficient for the bondholders to recover their investment. Some breaches of representations or warranties could prevent the automatic true-up mechanism from operating for the benefit of us and bondholders. If the utility becomes obligated to indemnify the indenture trustee for the benefit of bondholders, and the loss is not covered by the automatic true-up adjustment mechanism, the bonds will likely be downgraded because the indenture trustee for the benefit of bondholders will be an unsecured creditor of the utility with respect to any of these indemnification amounts. See “The Sale Agreement — Seller Representations and Warranties” in this prospectus.

We Might Issue Additional Series of Environmental Control Bonds or Other Securities. The financing order authorizes us and a subsidiary of Potomac Edison to issue approximately $105 million aggregate principal amount of environmental control bonds. In 2007, pursuant to the financing order, environmental control property of the utility and Potomac Edison was sold to us and PE Funding, respectively. In connection with these sales, we issued the 2007 bonds and PE Funding issued a separate series of environmental control bonds (PE 2007 bonds), with terms and provisions substantially similar to those of the bonds. We may also issue one or more series of environmental control bonds under a further amendment to the financing order or under a subsequent financing order. We may also, at our sole discretion, acquire separate and additional property (including property other than environmental control property), and issue one or more additional series of environmental control bonds or one or more additional series of securities (other than environmental control bonds) which are supported by such additional and separate property or other collateral. In addition, the utility may in its sole discretion sell environmental control property to one or more entities other than us in connection with the issuance of a new series of environmental control bonds. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional securities, nor may the utility sell environmental control property to other entities issuing environmental control bonds, if the issuance would result in the credit ratings on any outstanding series of bonds being reduced or withdrawn. If additional series of environmental control bonds are issued for the benefit of Mon Power, environmental control charge revenues collected by or for the benefit of Mon Power will be prorated among the owners of the environmental control property associated with each such series based on the respective amounts of environmental control charges billed and not yet paid. However, we cannot assure you that a new series or issuance would not cause reductions or delays in payment on your bonds. In addition, some matters relating to the bonds issued by us may require the vote of the holders of all series of bonds issued by us. Your interests in these votes might conflict with the interests of the beneficial owners of environmental control bonds of another series or with the interests of holders of other securities we might issue. Thus, these votes could result in an outcome that is materially unfavorable to you.

Technological Change Might Make Alternative Energy Sources More Attractive in the Future. Technological developments might result in the introduction of economically attractive alternatives to purchasing electricity through a utility’s distribution facilities for increasing numbers of retail customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient on-site generating units that can be cost-effective options for a greater number of retail customers. Customers who self-generate their electricity must pay the environmental control charges to the extent that such energy, or emergency back-up power, is transmitted through use of a utility’s delivery system. Technological developments might allow greater numbers of retail customers to avoid environmental control charges under such provisions through on-site generation, which may reduce the total number of retail customers from which environmental control charges will be collected.

Resale Market is Limited. We cannot assure you that you will be able to resell the bonds or that a trading market for the bonds will develop or, if one does develop, that it will continue for the life of the bonds. We do not expect to list the bonds on any securities exchange.

High Ratings Do Not Mean That Payments Will Be Made On Time. You should understand that the ratings of the bonds issued by nationally recognized statistical rating organizations address only the likelihood of the ultimate distribution of principal by the legal maturity date and the timely distribution of interest on the bonds. A rating is not an indication that these rating organizations believe that principal payments are likely to be distributed on time according to the expected sinking fund schedule. You should not rely on ratings for that purpose.

Foreclosure of the Indenture Trustee’s Lien on the Environmental Control Property Might Not be Practical. Under the Financing Act and the indenture, the indenture trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the environmental control property securing the bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the environmental control property. Therefore, foreclosure might not be a realistic or practical remedy.

THE FINANCING ACT AND THE FINANCING ORDER

The Financing Act Authorizes Utilities to Request a Financing Order to Recover Environmental Control Costs Through the Issuance of Bonds. In May 2005, the West Virginia Legislature enacted the Environmental Control Financing Act, codified as Section 24-2-4e, 2005 West Virginia Code. We refer to this legislation as the Financing Act.

The Financing Act gives certain West Virginia electric utilities, including Mon Power, the opportunity to finance the recovery of environmental control costs through the issuance of environmental control bonds. Environmental control costs include the costs of constructing and placing in service environmental control equipment at certain qualifying generating facilities described in the Financing Act. In order to recover environmental control costs through the issuance of environmental control bonds, West Virginia utilities must apply for a financing order under the Financing Act. The bonds constitute “environmental control bonds” under the Financing Act.

The PSC Issued its First Financing Order under the Financing Act to Mon Power and Potomac Edison. On May 24, 2005, Mon Power and Potomac Edison jointly filed an application with the PSC for a financing order under the Financing Act authorizing the issuance of environmental control bonds to finance the construction of emission control facilities at the Fort Martin generating station located in Monongalia County, West Virginia. On April 7, 2006, the PSC issued the financing order (as well as granted a certificate of public convenience and necessity for the construction of the Fort Martin project). On April 17, 2006, Mon Power and Potomac Edison filed a petition for correction and reconsideration of the financing order. On June 13, 2006 the PSC issued an order amending certain provisions of the April 7, 2006 financing order. On October 3, 2006, Mon Power and Potomac Edison filed a petition with the PSC to amend the financing order to provide authorization for the issuance of additional principal amounts of environmental control bonds and on January 17, 2007, the PSC approved the petition. On April 11, 2007, we and PE Funding issued the 2007 bonds and PE 2007 bonds, respectively. On July 1, 2009, Mon Power and Potomac Edison filed a petition with the PSC to further amend the financing order to provide authorization for the issuance of additional principal amounts of environmental control bonds and on September 30, 2009, the PSC approved the petition. The financing order, as amended, became final and non-appealable 30 days after its issuance and is not subject to amendment, modification or termination by further action of the PSC, except as described above.

The financing order, as amended, authorizes the issuance by us and an indirect subsidiary of Potomac Edison of approximately $105 million aggregate principal amount of the bonds, although Mon Power must still demonstrate compliance with provisions of the financing order as a condition to issuance.

The Financing Act Provides for the Creation of Environmental Control Property. Pursuant to the Financing Act, the irrevocable financing order provides for the creation of environmental control property, which includes the right to impose, bill, collect and receive the environmental control charges used to pay environmental control bonds on a timely basis.

In addition, the irrevocable financing order:

•	authorizes the transfer of environmental control property to secure the payment of environmental control bonds;

•

establishes procedures for imposing the initial environmental control charges relating to the bonds, to be paid by all customers on a joint and several basis, and for periodic true-up adjustments to environmental control charges in the event of overcollection or undercollection of environmental control charges and to guarantee the recovery of revenues to make timely payment of scheduled principal and interest (and other related costs and amounts) on the bonds;

•

allows the environmental control charges to be imposed in an amount necessary to guarantee timely payment of scheduled principal and interest, i.e., no cap on the amount of environmental control charges per kilowatt-hour of electricity consumed;

•	remains in effect until the associated environmental control bonds have been paid in full and the PSC-approved financing costs of such environmental control bonds have been recovered in full; and

•	remains in effect and unabated notwithstanding the reorganization, bankruptcy, or other insolvency proceedings of the related electric utility or its successors or assignees.

Under the Financing Act, environmental control property does not come into existence until an electric utility first transfers to an assignee or pledges in connection with the issuance of environmental control bonds its rights under a related financing order. However, for convenience of reference in this prospectus, the transfer of Mon Power’s rights under the financing order is sometimes referred to as the sale or purchase of environmental control property.

The Financing Order is Irrevocable and Constitutes a Guarantee of Regulatory Action. Upon issuance of the bonds, the financing order is irrevocable – it cannot be repealed or rescinded. It may only be amended at the request of the utility in accordance with any restrictions and limitations on amendment set forth in the financing order. However, no amendment may reduce, impair, postpone or terminate the environmental control charges approved in the financing order or impair the environmental control property or the collection or recovery of environmental control revenues. The only exception is for periodic PSC guaranteed true-up adjustments pursuant to the Financing Act in order to correct overcollections or undercollections of environmental control charges and to guarantee that sufficient funds are available for payments of scheduled principal and interest on the bonds and related financing costs. Furthermore, the PSC’s obligations under the financing order, including the specific actions the PSC guarantees to take, are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the PSC, a United States public sector entity.

The Financing Act Contains a State Pledge to Protect Bondholder Rights. In the Financing Act, the State of West Virginia pledges to and agrees with the bondholders, any assignee and any financing parties that the State of West Virginia will not take or permit any action that impairs the value of environmental control property or, except as part of the true-up process, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest, in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

The Financing Act Provides that the Transfer of Environmental Control Property is a True Sale. The Financing Act provides that an electric utility’s or an assignee’s transfer of environmental control property is a “true sale” under West Virginia law and is not a secured transaction, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. See “The Sale Agreement” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Utility or MPR” in this prospectus.

The Financing Act Protects the Bondholders’ Lien on Environmental Control Property. The Financing Act provides that a valid and enforceable lien and security interest in environmental control property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of environmental control bonds. The security interest attaches from the time value is received by us for the environmental control bonds and, on perfection through filing of a financing statement with the Secretary of State of West Virginia, the security interest will be a continuously perfected lien and security interest in the related environmental control property. Upon perfection, the statutorily created lien shall have priority over any subsequent judicial or other lien creditor.

The Financing Act provides that the transfer of an interest in environmental control property will be perfected against all third parties, including subsequent judicial or other lien creditors but not creditors holding a prior security interest, when:

•	the irrevocable financing order becomes effective;

•	transfer documents have been delivered to the assignee; and

•	value has been received.

The transfer is perfected against third parties as of the date the financing statement is filed. The Financing Act provides that priority of security interests in environmental control property will not be impaired by:

•	commingling of funds arising from environmental control charges with other funds; or

•	modifications to the financing order resulting from any true-up adjustment.

See “Risk Factors—Other Risks Associated with the Purchase of the Bonds” in this prospectus.

The Financing Act Protects Bondholders if Bond Proceeds are Used in Violation of the Financing Act or the Financing Order. The net bond proceeds (other than amounts used to fund the reserve account) must be placed in a separate account and used solely for the payment of environmental control costs and financing costs and for no other purposes. The Financing Act provides, however, that the failure of a utility to apply the proceeds of the bonds in a reasonable, prudent and appropriate manner or otherwise in compliance with the Financing Act will not invalidate, impair or affect any financing order, the environmental control property, the environmental control charges or the rights of investors in the bonds.

DESCRIPTION OF THE ENVIRONMENTAL CONTROL PROPERTY

Environmental Control Property

Environmental control property includes the irrevocable right to impose, charge, collect and receive environmental control charges relating to the bonds from all of Mon Power’s West Virginia electric service customers, including individuals, corporations, other business entities, the State of West Virginia and other federal, state and local governmental entities located within Mon Power’s service territory, the right to implement the true-up mechanism on the environmental control charges, the right to receive all revenues resulting from the environmental control charges, and other rights and interests arising under the financing order. The environmental control property is a property right consisting of the right, title and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the environmental control charges. The bonds will be secured by environmental control property, as well as the other bond collateral described under “Security of the Bonds” in this prospectus.

In general, environmental control property permits an environmental control charge relating to the bonds to be:

1.	imposed on all electric service customers in Mon Power’s service territory, to be paid on a joint and several basis;

2.	collected and remitted to the indenture trustee daily to provide for payment in respect of our bonds; and

3.	adjusted at least semi-annually and perhaps more frequently, to guarantee recovery of amounts sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis.

The environmental control property is not a receivable, and the principal asset supporting the bonds is not a pool of receivables. Nor are the securities asset backed securities within the meaning of the federal securities laws. The Financing Act provides that the right to collect payments based on the environmental control charges is a property right that may be pledged, assigned or sold in connection with the issuance of the bonds.

Environmental Control Charges/Ratepayer Obligation Charges (ROCs)

Environment Control Charges Must Be Imposed and Collected in Amounts Guaranteed to Pay the Bonds on a Timely Basis. The financing order requires, among other things, the imposition on all electric service customers of environmental control charges relating to the bonds, to be paid on a joint and several basis, in an amount sufficient to guarantee the recovery of revenues to provide timely payment of the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on the bonds when due, to pay fees and expenses of servicing, administering and retiring the bonds and to fund any required replenishment to the reserve account or the capital account for the bonds, and to pay the cost of any ancillary agreements.

We must impose environmental control charges on and collect environmental control charges from Mon Power’s customers in respect of the bonds in amounts sufficient to guarantee revenues to provide for the timely payment of all outstanding bonds and to pay fees and expenses of servicing, administering and retiring the bonds. There is no limit to the level of environmental control charges necessary to service the bonds nor is there a time limit on the imposition and collection of environmental control charges in respect of the bonds.

Furthermore, the Financing Act and the irrevocable financing order require Mon Power to file with the PSC periodic requests for adjustments to the environmental control charges to guarantee the payment of the bonds’ interest and principal payments on a timely basis. See “ — West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-Up Adjustments Will Be Made” below in this prospectus.

Environmental Control Charges are Nonbypassable. No Customer Can Avoid Paying the Environmental Control Charge. Environmental control charges are nonbypassable, usage-based charges, which means that they cannot be avoided and must be paid by every present and future customer of Mon Power located within the service area of the utility as it existed on the date of the financing order, or as such service area may thereafter be enlarged (but not diminished). Under current West Virginia law, customers may not purchase electric services from third party suppliers. However, an electric customer of a utility must pay the environmental control charges, whether or not the customer may become entitled by law to purchase electric generation services from a provider other than the utility in the future.

In addition, such customers must pay the environmental control charges whether or not the distribution system by which they receive electricity is being operated by the utility or a successor distribution company. Customers who self-generate their electricity must pay the environmental control charges to the extent that such electricity, or any emergency back-up power, is transmitted through use of the utility’s delivery system or that of a successor distribution company or other entity.

The environmental control charges for each series will not be separately identified on customer electricity bills, although customer electricity bills will state that a portion of the electricity bill consists of the environmental control charges that have been sold to us. In the event a customer does not pay in full all amounts owed under any electric bill including environmental control charges, each servicer is required to allocate the amounts collected first to billed but unpaid environmental control charges, including any unpaid environmental control charges that remain unpaid from other electricity bills.

Environmental Control Charges for Each Class of Customers Will Be Set Based Upon Forecasted Demand. Debt service and other financing costs to be recovered from the environmental control charges will be allocated among customer classes based upon the level of energy demand. The environmental control charges will be assessed against each customer based on consumption as part of each customer’s regular monthly billing.

Based upon current demand forecasts, the estimated allocation of payment responsibility for each major class of customers, as well as the estimated average aggregate environmental control charges of each major customer class and the percent of the average electric bill for the class represented by the charges are set forth below.

Class	Allocation Percentage	Average Charge per kWh/ Percent of Total Average Electric Bill
Residential	40.38%	$0.00079 / 0.9%
Commercial	26.35%	$0.00069 / 1.0%
Industrial	33.11%	$0.00062 / 1.2%
Other	0.16%	$0.00048 / 0.4%

Although the environmental control charges payable by each class of customers will differ, as noted above, any deficiency in the payment of such charges by any class of customers will be included in determining the revenue requirement used in calculating the next “true-up” adjustment for all customers. This means that through the true-up mechanism, all of Mon Power’s electric customers share in the liabilities of all of Mon Power’s other electric customers on a joint and several basis for the payment of environmental control charges.

West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-up Adjustments Will Be Made

The servicer will file true-up adjustment letters and the PSC will review and adjust environmental control charges on all electric service customers at least semi-annually to guarantee the recovery of revenues sufficient to provide timely payment of scheduled principal and interest (and other related costs and amounts) on the bonds. All of Mon Power’s electric customers are responsible for the payment of environmental control charges in respect of the bonds on a joint and several basis.

PSC-Guaranteed True-Up Mechanism Constitutes a Regulatory Guaranty. The PSC has determined that the approval of the irrevocable financing order, including the true-up adjustment provisions, by the PSC constitutes a guarantee of state regulatory action to ensure repayment of each issue of bonds and associated costs. The PSC’s guarantee is direct, explicit, irrevocable and unconditional upon issuance of the bonds, and is legally enforceable against the PSC, a United States public sector entity. The PSC will act pursuant to the financing order, as expressly authorized by the Financing Act, to guarantee that environmental control charges revenues are sufficient to pay principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds.

The Servicer Must Request That the PSC Adjust the Environmental Control Charges Not Less Often Than Semi-Annually. There is No Limit on the Amount of the Environmental Control Charges that May be Imposed on Customers or the Amount of Time to Assess, Impose and Collect the Charges. At least semi-annually, initially and during the life of the bonds, the servicer will adjust the environmental control charges to a level guaranteed to generate revenues sufficient to pay fees and expenses of servicing and retiring the bonds, to pay interest on, and scheduled principal of, the bonds and to replenish the reserve account and the capital account as required for the next semi-annual payment on the bonds.

The servicer must file true-up advice letters as follows:

•

the servicer must file a routine true-up advice letter with the PSC semi-annually, at least 15 days before the end of each semi-annual period. Subject to any modification by the PSC to correct any mathematical errors, the resulting adjustments up or down to the environmental control charges will become effective on the fifteenth day of the next semi-annual period (each January 15 and July 15);

•

commencing January 15, 2010, the servicer, if necessary, may file a routine true-up advice letter with the PSC on the first day of the first month of any calendar quarter, and commencing January 2030, on the first day of any calendar month. Subject to any modification by the PSC to correct any mathematical errors, the resulting adjustments up or down to the environmental control charges will become effective on the fifteenth day of the next succeeding calendar quarter, or month, as the case may be; and

•

the servicer must file a non-routine true-up advice letter with the PSC if, in the servicer’s discretion, the method it uses to calculate the environmental control charges requires modifications to more precisely project and generate sufficient revenues, with the modifications to become effective when reviewed and approved by the PSC within 90 days after filing. A non-routine true-up advice letter may also be initiated by PSC staff, subject to the State of West Virginia’s obligation under the State Pledge not to take or permit any action that impairs the value of environmental control property or, except as part of the true-up process, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest payments in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

True-up advice letters will take into account all amounts available in the general account, the surplus account, and amounts necessary to replenish the reserve account and the capital account to their required levels, in addition to amounts payable on the bonds and related fees and expenses. In filing for a true-up adjustment, the servicer must use the most recent PSC-approved forecast of electricity deliveries (i.e., forecasted billing units) and the most recent estimate of related expenses.

The PSC Will Implement the True-Up Adjustments to Guarantee the Recovery of Revenues Sufficient to Guarantee Timely Payment of Scheduled Principal and Interest (and Other Related Costs and Amounts) on the Bonds. The PSC allows interested parties at least 30 days to comment on the mathematical accuracy of any routine true-up adjustment request. However, the irrevocable financing order provides that the true-up adjustments must be implemented automatically in accordance with the time frame set forth above regardless of any protest to the adjustment by interested parties. An adjustment to the environmental control charges because of a protest, other than for mathematical errors, will be implemented through adjustments to the utility’s other rates and charges and not to the environmental control charges. If the PSC finds a mathematical error, it may adjust the environmental control charges at any time.

Credit Risk

PSC-Guaranteed True-Up Mechanism and State Pledge to Protect Bondholder Rights Will Limit Credit Risk. In the Financing Act, the State of West Virginia pledges to and agrees with the bondholders, any assignee and any financing parties that the state will not take or permit any action that impairs the value of environmental control property or, except as part of the true-up process, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest and redemption premium in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

The broad-based nature of the true-up mechanism and the State Pledge serve to effectively eliminate, for all practical purposes and circumstances, any credit risk to the payment of the bonds (i.e., that sufficient funds will be available and paid to discharge the principal and interest of each issue of bonds when due). See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for further information. See also the Financing Order, Finding of Fact No. 60.

If the Private Sector Defaults, PSC-Guaranteed True-Ups Will Continue to Obligate Public Sector to Pay Environmental Control Charges (Including Allocable Charges of Defaulting Customers) to Make Debt Service Payments on the Bonds on a Timely Basis. All customers are responsible for the payment of environmental control charges on a joint and several basis. In the event that all customers (other than state and local government accounts) leave Mon Power’s service territory or for whatever reason fail to pay the environmental control charges that service the bonds, the state and local government accounts that continue to demand electricity for consumption within Mon Power’s service territory, pursuant to the PSC’s guaranteed true-up mechanism described above, would be responsible for paying environmental control charges, including charges that were allocable to the defaulting customers, sufficient to service the bonds on a timely basis. Such environmental control charges would be a direct claim on such governmental entities, but only in their capacity as electric customers, and therefore such entities will be obligated to provide funds to make payments on the bonds of such issue. The following diagram depicts the operation of the PSC guaranteed true-up mechanism if these events were ever to occur. There is no assurance that the State of West Virginia or such local government agencies, even though there is a direct claim on them, would pay such environmental control charges.

RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

Under the standardized approach provided in the framework established by Basel II, the bonds may attract a risk weighting of 20% on the basis that the bonds are rated in the highest category by a major rating agency.

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted and that continue to use or permit the use of Basel I, the bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within those countries, which are accorded a 20% risk weighting.

We have been informed that the United Kingdom’s Financial Services Authority has issued individual guidance to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Financing Act can be accorded a 20% risk weighting under Basel I, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on factors similar to the following factors present in our transaction:

•	the ability to issue environmental control bonds has been established by the State of West Virginia under the Financing Act to finance the recovery of environmental control costs;

•

under the Financing Act and the financing order, the utility is authorized to establish us as an entity that is bankruptcy-remote from the utility and its affiliates, responsible to the PSC on an ongoing basis as provided in our organizational documents, the transaction documents and the financing order, to issue environmental control bonds;

•	we are not owned by the PSC or the State of West Virginia;

•

environmental control bonds are payable through environmental control charges, which are a financial charge, on all customers, even if those customers elect to purchase electricity from another supplier following a fundamental change in the regulation of public utilities in West Virginia;

•

the amount of environmental control charges in respect of each series of environmental control bonds will be approved by the PSC at a level designed to ensure repayment of that series of environmental control bonds;

•

should customers fail to pay the environmental control charges, then there is a true-up mechanism which allows us to recalculate the income recovery charges such that those retail customers who do pay will make up the difference; this increase has to be approved by the PSC; and the State of West Virginia, as long as it demands electricity using the utility’s distribution or transmission service, is one of these customers and therefore would be a payer of last resort;

•

the financing order provides that the PSC has guaranteed that it will take action pursuant to the financing order to ensure that environmental control charges are sufficient to pay principal and interest on the environmental control bonds issued pursuant to the financing order and other costs, including taxes, fees and expenses, in connection with the environmental control bonds;

•

pursuant to the Financing Act, the State of West Virginia pledges not to take any action that would impair the value of the income recovery property, which includes our right to impose, collect and receive environmental control charges and the operation of the true-up mechanism;

•	the indenture trustee has a first priority lien on income recovery property and associated environmental control charges payments;

•	environmental control charges are directly and expressly linked to payments of principal and interest on environmental control bonds; and

•	the obligation of retail customers (including the State of West Virginia and local governments) to pay environmental control charges are unaffected by:

•	quality of electricity service provided, so that retail customers cannot refuse to pay environmental control charges because of poor service;

•	retail customers finding some entitlement not to pay or initiating court actions, including actions against the State of West Virginia, over the environmental control charges; or

•	the entity from which they purchase electricity, even following a fundamental change in the regulation of public utilities in West Virginia.

However, we cannot assure you that the environmental control bonds would attract a 20% risk weighting under any national law, regulation or policy implementing Basel II, the Basel Accord or any transitional regime and are not aware of any investor who has received such a determination.

Before acquiring any environmental control bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the environmental control bonds is permissible and in compliance with any applicable investment or other limits.

See “Description of the Environmental Control Property — West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-up Adjustments Will Be Made — If The Private Sector Defaults, PSC-Guaranteed True-Ups Will Continue To Obligate Public Sector To Pay Environmental Control Charges (Including Allocable Charges of Defaulting Customers) To Make Debt Service Payments on the Bonds On A Timely Basis” in this prospectus.

MPR

MPR is a limited liability company organized under the laws of the State of Delaware, formed on November 17, 2006. MPR is a wholly-owned subsidiary of the utility and is our direct parent. As of the date of this prospectus, MPR’s only business activities have consisted of performance of its obligations under the agreements to which it was a party in connection with the issuance of the 2007 bonds. MPR was created for the purpose of owning us and entering into certain agreements in connection with the issuance of the 2007 bonds, engaging in investing activities and performing activities that are necessary, suitable or convenient to accomplish these purposes. MPR will have no ownership or other interest in the environmental control property sold to us by Mon Power and will have no right to collect any environmental control charges.

MPR has no intent to file, and the utility has advised MPR that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to MPR, so long as MPR is solvent and does not reasonably foresee becoming insolvent.

MPR’s principal place of business and phone number is 1310 Fairmont Avenue, Fairmont, West Virginia 26554, (304) 366-3000.

THE ISSUER

General. We are a limited liability company organized under the laws of the State of Delaware and are governed by an amended and restated limited liability company agreement. MPR is our sole member. We were formed on November 17, 2006, and, as of the date of this prospectus, the only business activities we have carried on have consisted of the issuance of the 2007 bonds and operations related thereto. See “Relationship to the 2007 Bonds” in this prospectus.

We have been organized to serve as a finance subsidiary of Mon Power, including for the purpose of holding the environmental control property and issuing bonds secured by the environmental control property and the other bond collateral and related activities. See “Security for the Bonds - Series Trust; Issuance of Additional Securities” and “—Allocations as Between Series of Environmental Control Bonds” in this prospectus. At the time of the issuance of the bonds, our assets will consist primarily of the environmental control property and the other collateral held under the indenture for the bonds and the 2007 bonds. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional indebtedness (including additional debt securities that are not environmental control bonds) in future transactions, with the approval of the PSC. The PSC may authorize and direct Mon Power to use us to implement other financings for the benefit of West Virginia ratepayers. As a result, we may acquire additional separate property (including property other than environmental control property) and issue one or more additional series of environmental control bonds or one or more additional series of securities (other than environmental control bonds) that are supported by such additional and separate property or other collateral. For example, such future financings may include additional series of environmental control bonds to finance costs of other environmental control facilities either at the Fort Martin Project or at other Mon Power projects. If authorized by future governmental action, such future financings may also include bonds issued to finance any extraordinary power purchase costs incurred by Mon Power, costs of Mon Power’s facilities or contracts that become uneconomic in connection with a future deregulation of the supply of electricity in West Virginia, or any other Mon Power costs that might be approved by a future PSC order.

Each series of securities that we may issue will be backed by separate property we acquire for the separate purpose of repaying that series. Any new series of securities may include terms and conditions that would be unique to that particular series. Each series that we may issue will have the benefit of a true-up mechanism.

However, additional securities may not be issued if such issuance would result in the credit ratings on any outstanding series of environmental control bonds being reduced or withdrawn. See “Security for the Bonds - Series Trust; Issuance of Additional Securities” and “—Allocations as Between Series of Environmental Control Bonds” in this prospectus.

In addition, our organizational documents require us to operate in a manner intended to reduce the likelihood that either we or MPR would be consolidated in Mon Power’s bankruptcy estate if Mon Power becomes involved in a bankruptcy proceeding. We have no intent to file, and MPR has advised us that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to us, so long as we are solvent and do not reasonably foresee becoming insolvent.

Our limited liability company agreement requires that we take all reasonable steps to continue our identity as a separate legal entity and to make it apparent to third persons that we are an entity with assets and liabilities distinct from those of our affiliates (including but not limited to MPR and Mon Power), or any other person. Our limited liability company agreement also requires that, except for financial reporting purposes to the extent required by generally accepted accounting principles, and for state and federal income and franchise tax purposes, we are not a division of MPR or any of its affiliated entities or any other person.

The administrator has been providing and will continue to provide corporate administrative services for us, such as providing notices and preparing financial reports, under an administration agreement between us and the administrator (such agreement, as amended, restated, supplemented or otherwise modified from time to time, the administration agreement). We will reimburse the administrator for the cost of services provided.

Further, we will enter into a servicing agreement under which Mon Power, on our behalf, will manage, service and administer, and make collections in respect of, the environmental control property. See “The Servicing Agreement” in this prospectus.

On or before the date of issuance of the bonds, MPR will make an additional capital contribution to us in an amount not less than 0.5% of the initial principal amount of the bonds. Under the financing order, we will be entitled to a return on this capital contribution equal to the rate of interest on the bonds. This return will be available for distribution to MPR, subject to the priority of payment set forth in the indenture. See “Security for the Bonds” in this prospectus.

Our principal place of business is 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119, and our telephone number is (702) 740-4244.

Officers and Managers. Our business has been and will continue to be managed by a management committee consisting of three or more managers. Our limited liability company agreement requires that we have at least two independent managers, one of which will be subject to approval and removal by the PSC. Each independent manager must be a natural person who, for the five-year period prior to his or her appointment as an independent manager has not been and during the continuation of his or her service as independent manager is not:

•

our employee, director, stockholder, manager, partner or officer or an employee, director, manager, stockholder, partner or officer of any of our affiliates, other than his or her service as independent manager;

•

our customer or supplier, or a customer or supplier of any of our affiliates, except that an independent manager may be an employee of a supplier of corporate related services to us or any of our affiliates; or

•	any member of the immediate family of a person described in either of the above bullets.

The following is a list of our current managers and executive officers:

Name	Age	Title	Background
Paul J. Evanson	68	Chief Executive Officer and Manager	Mr. Evanson has been Chairman of the Board, President and Chief Executive Officer of Allegheny Energy, Inc. since June 2003. Prior to joining Allegheny Energy, Inc., Mr. Evanson was President of Florida Power & Light Company, the principal subsidiary of FPL Group, Inc., and a director of FPL Group Inc.

Rodney L. Dickens	52	President and Manager	Mr. Dickens has been a Vice President since joining Allegheny Energy, Inc. in May 2009, and also serves as President of Allegheny’s T&D business. Prior to joining Allegheny, Mr. Dickens was most recently Vice President, Asset Management & Centralized Services with Public Service Electric & Gas Company, where he worked in various capacities for the preceding 32 years.

Kari L. Johnson	49	Independent Manager	Ms. Johnson is currently serving as Director, Passive Investment Services of CSC Entity Services, LLC, which, among other things, provides management services to entities involved in securitizations. Prior to joining CSC Entity Services, LLC in October, 1997, Ms. Johnson served as Credit and Accounts Receivable Manager at Raychem Corporation.

Kirk R. Oliver	51	Senior Vice President and Manager	Mr. Oliver has been Senior Vice President and Chief Financial Officer of Allegheny Energy, Inc. since October 2008. Prior to joining Allegheny Energy, Inc., Mr. Oliver was employed by Hunt Power since June 2006 and served as a senior executive from June 2007 to October 2008. Prior to that, Mr. Oliver spent eight years at TXU Corp, starting as Treasurer and then serving as Executive Vice President and Chief Financial Officer.

Darryl E. Smith	51	Independent Manager	Mr. Smith has been Vice President, Client Services of CSC Entity Services, LLC since July 2004. Prior to joining CSC Entity Services, LLC, Mr. Smith worked for two years at Wachovia Corporation as Vice President and Relationship Manager. Before joining Wachovia Corporation, Mr. Smith worked for 16 years at Wilmington Trust SP in various capacities, including as Vice President and Business Manager.

William F. Wahl, III	50	Controller	Mr. Wahl has been Vice President, Controller and Chief Accounting Officer of Allegheny Energy, Inc. since May 2007. He joined Allegheny in 2003 and served as Assistant Controller, Corporate Accounting from February 2005 to May 2007. From 2002 to 2003, Mr. Wahl was employed by PNC Financial Services Group, Inc.

No compensation has been paid by us to any officer or manager (other than the independent managers) since we were formed. Our officers and managers, other than any independent manager, are officers, directors or managers of Mon Power or its other affiliates and have not been and will not be separately compensated by us for their services on our behalf. The aggregate compensation for each independent manager is approximately $5,000 per year. Each of our officers serves at the discretion of our management committee. Our organizational documents limit the personal liability of each of our officers and managers to us for monetary damages incurred by reason of any act or omission of the officers and managers, except for damages incurred by reason of an officer’s or manager’s gross negligence or willful misconduct. Our organizational documents provide that our officers and managers shall be indemnified against liabilities incurred in connection with their services on our behalf, unless the liabilities were incurred by reason of an officer’s or manager’s gross negligence or willful misconduct.

We Are Responsible to the PSC. We are responsible to the PSC on an ongoing basis to the extent provided in our organization documents, the transaction documents and the financing order. Specifically, pursuant to the financing order:

•

our organizational documents and transaction documents for the bonds prohibit us from engaging in any activities other than acquiring environmental control property or other property securing the bonds, and issuing additional environmental control bonds or other bonds secured by separate property authorized by one or more future financing orders, and performing other activities as specifically authorized by financing orders from the PSC;

•	the PSC has the authority to select or remove one of our independent manager(s);

•	we must respond to representatives of the PSC throughout the process of offering the bonds; and

•	the servicer on our behalf will file periodic adjustments to environmental control charges with the PSC.

Continuing Disclosure: SEC Filings. For at least one year, we will be required to file periodic reports with the SEC in respect of the bonds pursuant to the Securities Exchange Act of 1934, as amended. To the extent required under applicable SEC rules and regulations, we will furnish or file in the periodic reports and other reports to be filed with the SEC the following information with respect to the bonds to the extent such information is reasonably available to us:

•	statements of monthly environmental control charges remittances made to the indenture trustee (to be included in the next Form 10-D filed with respect to the preceding period and in each Form 10-K);

•

a statement reporting the balances in each collection account and in each account within each collection account as of each distribution date (to be included in the next Form 10-D) and as of the end of year (to be included in the next Form 10-K filed);

•

a statement showing the balance of outstanding bonds that reflects the actual periodic payments made on the bonds versus the expected periodic payments (to be included in the next Form 10-D and in each Form 10-K filed);

•

the semi-annual and monthly servicer’s certificates which are required to be submitted pursuant to the servicing agreement (to be filed with the next Form 10-D, Form 10-K or Form 8-K filed), which will, among other things, include information relating to ROC collections per customer rate schedule, forecasted demand, aging data and variances from forecasted amounts;

•	the text (or a link to the web page where a reader can find the text) of each true-up filing and the results of each true-up filing (to be filed with the next Form 10-D, Form 10-K or Form 8-K filed);

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies below “investment grade” ratings (to be filed or furnished in a Form 8-K); and

•	material adverse legislative or regulatory developments directly relevant to the bonds (to be filed or furnished in a Form 8-K).

Continuing Disclosure: Internet-Based Information and Special Web Address. In addition, we will cause to be posted on the web address associated with Mon Power, currently located at www.alleghenyenergy.com:

•	the final prospectus for the bonds;

•	the preliminary term sheet for the bonds;

•	the then-current ratings for the bonds;

•	the semi-annual and monthly servicer’s certificates delivered for the bonds pursuant to the servicing agreement;

•	the periodic reports described above; and

•

a current organization chart for us and the servicer (unless the servicer is not related to us in which case the servicer will post two separate organization charts), in each case disclosing the parent company and material subsidiaries of the servicer and us.

Affiliations Among Transaction Parties. The following organizational chart shows the affiliations among affiliated transaction parties. Mon Power, the servicer and seller, Potomac Edison, the “back-up” servicer, and Allegheny Energy Service Corporation, the administrator under the administration agreement, are wholly-owned direct subsidiaries of Allegheny Energy, Inc. MPR is a wholly-owned subsidiary of Mon Power, and we are a wholly-owned subsidiary of MPR.

MONONGAHELA POWER COMPANY

The Utility, Seller and Servicer

Mon Power is an electric utility that engages in generation, transmission and distribution of electric power in West Virginia under the name of Allegheny Power. As of June 30, 2009, Mon Power served approximately 383,553 electric customers in a service area that covered approximately 13,000 square miles and contained a population of approximately 777,419. As of June 30, 2009, Mon Power’s transmission and distribution system consisted of 23,210 miles of T&D lines, including 250 miles of 500-kilovolt transmission lines, and 243 T&D substations.

Mon Power is subject to regulation by the PSC, the Federal Energy Regulatory Commission and other federal, state and local governmental authorities.

Following the sale of the environmental control property to us, Mon Power will have no ownership or other interest (other than its right to cover certain tax liabilities) in the environmental control property transferred to us and will have no right to collect any environmental control charges (other than as servicer on our behalf).

Mon Power has no intent to file a voluntary petition for relief under the Bankruptcy Code so long as Mon Power is solvent and does not reasonably foresee becoming insolvent.

Servicing History of Collection of Environmental Control Charges With Respect to the 2007 Bonds

Since April 2007, Mon Power has acted as servicer for the 2007 bonds. Since the date of issuance of the 2007 bonds, Mon Power has filed on a timely basis all true-up filings required for the 2007 bonds, the PSC has implemented all adjustments in accordance with its guarantee of regulatory action and we have paid on a timely basis all interest payments on the 2007 bonds, and have made all principal payments on the 2007 bonds in accordance with their expected amortization schedule. No optional or non-routine true-up adjustments have been required even during the recent severe economic recession.

Please read “Relationship to the 2007 Bonds” in this prospectus. Mon Power services the 2007 bonds in accordance with servicing standards that are substantially similar to those set forth in Mon Power’s servicing agreement with us for the bonds. Since the issuance of the 2007 bonds, there have been no material changes to Mon Power’s policies or procedures in the servicing function it will perform with respect to the bonds.

Revenues, Customer Base and Energy Consumption

The table below sets forth Mon Power’s total billed retail revenues from retail sales of electrical energy to customers in West Virginia for the years 2004 to 2009:

Billed Retail Revenues ($ in 000’s)

Rate Schedule	2004	2005	2006	2007	2008	2009**

A (Residential)	$228,581	$240,029	$237,488	$260,912	$247,256	$297,381
B (Commercial & Industrial)	47,071	49,371	49,365	52,230	49,405	55,594
C (Commercial & Industrial)	90,975	98,032	99,663	100,592	98,160	116,808
CSH (Churches & Schools)	540	534	521	538	514	534
LGS*	2,581	1,129	0	0	0	0
D (Commercial & Industrial)	43,841	44,223	44,466	47,246	42,809	49,791
K (Commercial & Industrial)	55,945	58,950	62,034	64,259	67,071	75,533
P (Commercial & Industrial)	86,996	83,379	77,914	76,793	70,028	78,059
AGS (Alternative Generation Customers)	405	488	362	320	324	201
Lighting	4,848	5,097	5,182	5,376	5,346	5,452

Total	$561,783	$581,232	$576,995	$608,266	$580,913	$679,353

*	Refers to rate schedule no longer in existence.
**	Actual data through June 2009, annualized for 2009.

The table below sets forth the number of customers by class for the years 2004 to 2008 and for the six months ended June 30, 2009:

Average Number of Retail Customers

Rate Schedule	2004	2005	2006	2007	2008	Through June 30, 2009

A (Residential)	317,640	319,659	322,368	325,197	327,107	328,770
B (Commercial & Industrial)	42,912	43,741	44,487	45,112	45,591	46,157
C (Commercial & Industrial)	5,950	6,049	6,180	6,270	6,529	6,658
CSH (Commercial & Industrial)	22	22	22	22	22	22
LGS*	29	12	0	0	0	0
D (Commercial & Industrial)	155	155	155	153	144	143
K (Commercial & Industrial)	35	35	35	36	37	37
P (Commercial & Industrial)	14	14	14	14	13	13
AGS (Alternative Generation Customers)	4	4	2	2	2	2
Lighting	1,673	1,679	1,705	1,702	1,698	1,705

Total	368,434	371,370	374,968	378,508	381,143	383,507

*	Refers to rate schedule no longer in existence.

The table below sets forth Mon Power’s billed retail energy sales to customers in West Virginia for the years 2004 to 2008 and for the six months ended June 30, 2009:

Billed Retail Energy Sales (Megawatt-hours)

Rate Schedule	2004	2005	2006	2007	2008	June 30, 2009

A (Residential)	3,190,079	3,360,048	3,308,220	3,668,947	3,496,211	1,882,588
B (Commercial & Industrial)	592,747	627,083	625,740	670,732	638,552	317,403
C (Commercial & Industrial)	1,601,815	1,682,951	1,703,355	1,752,773	1,749,768	874,241
CSH (Commercial & Industrial)	8,845	8,732	8,480	8,765	8,375	4,925
LGS*	50,783	21,735	0	0	0	0
D (Commercial & Industrial)	942,387	920,610	923,509	986,534	904,320	427,464
K (Commercial & Industrial)	1,482,285	1,502,731	1,573,629	1,647,881	1,704,648	775,265
P (Commercial & Industrial)	2,553,244	2,385,602	2,224,302	2,242,081	2,051,662	855,858
AGS (Alternative Generation Customers)	1,391	1,201	787	502	734	0
Lighting	45,309	46,219	46,843	48,128	47,697	23,713

Total	10,468,885	10,556,912	10,414,865	11,026,343	10,601,967	5,161,457

*	Refers to rate schedule no longer in existence.

Estimated Demand and Estimate Variance

Mon Power’s calculation of the initial environmental control charges for us and subsequent adjustments are based on electricity demand estimates for each customer class. Individual customers within each customer class will be billed for environmental control charges based on their consumption. Mon Power will use these estimates to calculate and set the environmental control charges at a level to guarantee revenues sufficient to pay interest on and principal of the bonds, to pay fees and expenses of servicing and retiring the bonds and to replenish the reserve account and the capital account.

Mon Power conducts sales estimate variance analyses on a regular basis to monitor the accuracy of energy sales estimates against recorded consumption. The table below presents the estimates of billed retail energy sales in megawatt-hours for the years 2004 through 2008 and for the six months ended June 30, 2009 compared to actual consumption for such periods. Each estimate was made in the prior year.

Estimate Variances

Billed Retail Energy Sales (Megawatt-hours)

	2004	2005	2006	2007	2008	June 30, 2009
Residential
Forecasted	3,281,835	3,309,777	3,417,169	3,463,295	3,574,470	1,815,615
Actual	3,199,227	3,369,594	3,318,012	3,679,544	3,506,663	1,887,905
Variance	-2.52%	1.81%	-2.90%	6.24%	-1.90%	3.98%
Commercial
Forecasted	2,454,088	2,496,341	2,591,299	2,618,036	2,702,172	1,323,801
Actual	2,432,385	2,522,067	2,538,651	2,679,416	2,640,689	1,313,145
Variance	-0.88%	1.03%	-2.03%	2.34%	-2.28%	-0.80%
Industrial
Forecasted	4,867,486	4,998,170	4,789,492	4,584,779	4,737,103	2,187,775
Actual	4,813,424	4,641,285	4,534,164	4,643,193	4,430,670	1,948,707
Variance	-1.11%	-7.14%	-5.33%	1.27%	-6.47%	-10.93%
Streetlighting
Forecasted	23,778	23,922	23,984	20,017	24,221	12,154
Actual	23,849	23,966	24,038	24,190	23,945	11,700
Variance	0.30%	0.18%	0.23%	20.85%	-1.14%	-3.74%
Total
Forecasted	10,627,187	10,828,210	10,821,944	10,686,127	11,037,966	5,339,345
Actual	10,468,885	10,556,912	10,414,865	11,026,343	10,601,967	5,161,457
Variance	-1.49%	-2.51%	-3.76%	3.18%	-3.95%	-3.33%

Actual usage depends on several factors, including temperatures and economic conditions. For example, while Mon Power’s methodology for estimating usage assumes normal weather conditions, abnormally hot summers or cold winters can add growth in electricity sales, while conversely, abnormally cool summers or warm winters can suppress growth in electricity usage. Regional economic conditions can also affect usage as retail customers curb electricity usage to save money, businesses close and retail customers migrate to other service territories. Accordingly, variations in conditions will affect the accuracy of any estimate.

Cataclysmic Natural Disasters

Located in West Virginia, Mon Power’s service territory is not in a region that is typically subject to natural disasters (including hurricanes) that are likely to have material widespread adverse effects on the electric grid.

Billing and Collections

The first dollars from the amount collected from each and every of Mon Power customers’ electricity bills, without exception, must be remitted on a daily basis to the bond trustee to pay that customer’s ROCs. In addition, the PSC’s irrevocable financing order mandates that the true-up mechanism must adjust the ROCs for all customers at least semi-annually, and more frequently as needed, to guarantee revenues sufficient to make all scheduled payments of principal and interest on a timely basis.

Credit Policy. Mon Power’s credit and collections policies are regulated by the PSC. Under PSC regulations, Mon Power is obligated to provide service to all customers within its service territory. Mon Power operates as a fully regulated utility.

On application for service, the identification and credit standing of all residential customers is verified through the use of a major credit-reporting bureau. A new applicant for residential service will be assessed a security deposit if the applicant has a previous bankruptcy, charge-off, or poor payment history. Also, if the applicant refuses to provide a Social Security number, if the credit check indicates the need to assess a deposit, or if the customer has been terminated for non-payment, a security deposit will be required. The residential deposit is set at 1/12th of annual usage. Generally, all nonresidential customers are required to secure a new account. This can be done through providing a security deposit (normally twice the average monthly electricity bill), furnishing a surety bond and/or a bank letter of credit.

According to PSC regulations, Mon Power may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. Mon Power will commence service, however, if a reasonable payment plan for the indebtedness is first made between a residential applicant and the company, and it may likewise commence service for an industrial or commercial applicant.

Billing Process. Mon Power bills its customers about once every 30 days in twenty-one cycles, with approximately an equal number of electricity bills being distributed each business day. For the year ending December 31, 2008, Mon Power mailed out an average of 18, 231 electricity bills on each business day to customers in various customer categories.

Approximately 85,493 residential and small business customers, who constitute approximately 23.33% percent of Mon Power’s retail customers, choose to be billed using the budget billing program. For these customers, Mon Power determines and bills a monthly budget amount based on the most recent twelve months of billing history for each account. Overpayments or underpayments for actual usage during the prior year are amortized and billed or credited over the next twelve month period.

For accounts with potential billing errors, exception reports are generated for manual review. This review examines accounts that have abnormally high or low electricity bills, potential meter-reading errors and possible meter malfunctions.

Collection Process. Mon Power receives the majority of its payments via the U.S. mail; however, other payment options are also available. These options include electronic payments, Check-free, and automatic check withdraw and electronic fund transfers, as well as direct payment, including via credit card, at certain payment agencies accepting such payments on Mon Power’s behalf under one or more contractual arrangements.

Mon Power considers residential customer electricity bills to be delinquent if they are unpaid 30 days after the billing date. Mon Power considers nonresidential customer electricity bills to be delinquent if they are unpaid 30 days after the billing date. In general, Mon Power’s collection process begins when balances are unpaid for 30 days or more from the billing date. At that time Mon Power begins collection activities ranging from delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shut-off. Mon Power uses collection agencies and legal collection experts as needed throughout the collection process.

Restoration of Service. Before restoring service that has been shut-off for non-payment, Mon Power has the right to require the payment of all of the following charges:

•

amounts owing on an account including (i) the amount of any past-due balance for charges for which the company may disconnect service if they are unpaid and legal noticing requirements were met prior to service termination, (ii) the current billing, and (iii) a credit deposit, if applicable;

•	any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges, field collection charges and/or returned check charges);

•	any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer’s action or negligence; and

•	any unpaid closing electricity bills from other accounts in the name of the customer of record.

Loss Experience. The following table sets forth information relating to Mon Power’s annual net charge-offs for retail customers for the years 2003 to 2008 and for the twelve month period ended June 30, 2009:

	2003	2004	2005	2006	2007	2008	2009

Net Charge-offs ($000)	$8,563	$3,310	$2,578	$2,656	$2,826	$2,134	$2,385
Percentage of Billed Retail Revenues	1.56%	0.59%	0.44%	0.46%	0.46%	0.37%	0.38%

From 2003 to 2008 the annual net charge-offs for all retail customers have remained relatively consistent, excluding the 2003 Weirton Steel bankruptcy ($4.9 million). During this period, Mon Power’s annual ratios of net charge-offs to billed retail revenues have been between 0.37% and 1.56%. We are not aware of any material factors, other than a slow economy and higher energy prices (and the Weirton Steel bankruptcy in 2003, with respect to the 2003 ratio) that caused these annual ratios to vary.

Mon Power determines a customer’s account to be inactive on the date:

•	the customer gives notice requesting discontinuance of service;

•	a new customer applies for service at a location where the customer of record has not yet discontinued service; or

•	the customer’s service has been shut off due to non-payment.

Mon Power’s policy is to charge-off an inactive account to bad debt expense 45 days after the date the account is final billed if payment has not been received in 30 days. The effect of all charge-offs and delinquencies are taken into account in the true-up adjustment process.

Days Revenue Outstanding. The following table sets forth information relating to the average number of days retail customer electricity bills remained outstanding for the years 2003 through 2008 and for the twelve month period ended June 30, 2009:

	2003	2004	2005	2006	2007	2008	2009

Average number of days outstanding	21.2	23.0	24.6	23.4	28.1	26.6	29.8

Aging of Receivables. The following table sets forth information relating to the aging of accounts receivable for all classes of customers of Mon Power on December 31st of years 2003 to 2008 and on June 30, 2009. Payments are not delinquent until the 30th day after billing by the servicer. This historical information is presented because Mon Power’s actual accounts receivable aging experience may affect the amounts charged-off, and consequently the total amounts remitted, that arise from the environmental control charges.

	2003	2004	2005	2006	2007	2008	2009

Accounts receivable aging (% of total outstanding):
1 to 20 days	79.5%	77.2%	78.7%	79.3%	76.6%	80.1%	78.6%
21 to 29 days	-1.7%	7.9%	5.6%	7.3%	8.1%	5.4%	5.0%
30 to 59 days	16.2%	11.0%	10.2%	10.2%	11.9%	11.3%	12.2%
60 to 89 days	3.2%	2.5%	3.0%	2.2%	2.3%	2.1%	2.7%
90 to 119 days	1.2%	0.8%	1.1%	0.6%	0.7%	0.7%	0.9%
120 days and greater	1.5%	0.6%	1.4%	0.4%	0.4%	0.4%	0.6%

The accounts receivable aging experience for Mon Power has remained relatively consistent with no discernible trend upwards or downwards. We are not aware of any material factors, other than a slow economy and higher energy prices that caused the accounts receivable aging experience to vary.

DESCRIPTION OF THE BONDS

The following summary describes some of the general terms and provision of the bonds. Although we have disclosed the material terms of the bonds and the indenture in this prospectus, this summary is subject to the terms and provisions of the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We will issue the bonds in authorized denominations of $1,000 and in integral multiples of $1,000 above that amount, except that one bond may be in a smaller denomination. We expect to issue the bonds in a single tranche, but we may issue the bonds in more than one tranche depending on pricing considerations. The principal amount(s), interest rate(s), scheduled final payment date(s) and final maturity date(s) are listed below. The scheduled final payment date for the bonds is the date by which we expect to pay in full all interest and principal. The final maturity date for the bonds is the legal maturity date. The failure to pay principal of the bonds in full by the scheduled payment date will not be an event of default under the indenture.

Expected Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
19.0	$67,002,000	1/15/2030	1/15/2031

All bonds that we issue will be payable solely from, and secured solely by, a pledge of and lien on the environmental control property and the other collateral relating to the bonds as provided in the indenture. See “Security for the Bonds—Pledge of Collateral” in this prospectus.

Interest Payments Generally

Beginning July 15, 2010, we are required to pay interest semi-annually on the bonds on each January 15 and July 15 (or, if any payment date is not a business day, the following business day) of each year. The record date (so long as the bonds are evidenced by book-entry) for any payment of interest on and principal of the bonds will be the business day immediately before the payment date.

Interest on the bonds will accrue from, and including, the date of issuance to, but excluding, the first payment date, and thereafter from (and including) the previous payment date to (but excluding) the applicable payment date until the bonds have been paid in full, at the interest rate indicated in the table on the cover page of this prospectus. Each of those periods is referred to as an interest accrual period. We will calculate interest on the bonds on the basis of a 360-day year of twelve 30-day months, as described in greater detail below.

On each payment date, we will pay interest on the bonds equal to the following amounts:

•	any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•

accrued interest on the principal balance of the bonds as of the close of business on the preceding semi-annual payment date, or the date of the original issuance of the bonds, after giving effect to all payments of principal made on the preceding semi-annual payment date, if any.

We will pay interest on the bonds before we pay principal on the bonds.

Principal

Principal of the bonds will be payable only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under “Security for the Bonds—How Revenues Collected Will Be Allocated” in this prospectus. On any payment date, unless an event of default has occurred and is continuing and the bonds have been declared due and payable, the indenture trustee will make principal payments on the bonds only until the outstanding principal balances of those bonds have been reduced to the principal balances specified in the expected sinking fund schedule for that payment date. The indenture trustee will retain in the surplus account for payment on the next succeeding payment date Mon Power’s share of amounts held in the project fund upon completion of construction of the project and any interest earnings on Mon Power’s share of funds held in the project fund, together with any revenues from environmental control charges in excess of amounts payable as:

•	the servicing fee and the expenses of the servicer, the independent managers, the administrator and the indenture trustee relating to the bonds;

•	payments of interest on and principal of the bonds;

•	the permitted rate of return on the initial deposit to the capital account;

•	allocations to the reserve account; and

•	allocations to the capital account (all as described under “Security for the Bonds—How Revenues Collected Will Be Allocated” in this prospectus).

The following expected sinking fund schedule sets forth the corresponding principal payment that is scheduled to be made on each payment date for the bonds from the issuance date to the scheduled final payment date.

Expected Sinking Fund Schedule

Semi-Annual Payment Date	Principal Payments
1/15/2028	$
7/15/2028	$
1/15/2029	$
7/15/2029	$
1/15/2030	$

Total Payments:	$

If the indenture trustee receives insufficient revenue from environmental control charges for any payment date, and amounts in the collection account (and the applicable accounts of the collection account) are not sufficient to make up the shortfall, principal of the bonds may be paid later than expected, as described in this prospectus. See “Risk Factors—You Might Experience Payment Delays as a Result of Limited Sources of Payment for the Bonds and Limited Credit Enhancement” in this prospectus. The entire unpaid principal amount of the bonds will be due and payable on the date on which an event of default (other than a breach of the State Pledge) has occurred and is continuing, if the indenture trustee or the holders of not less than a majority in principal amount of the bonds then outstanding have declared the bonds to be immediately due and payable. See “Description of the Bonds—Events of Default; Rights Upon Event of Default” in this prospectus.

On each payment date, the indenture trustee will pay to the holders of the bonds to the extent of available funds in the collection account all payments of principal and interest then due. The indenture trustee will make each payment other than the final payment with respect to any bonds to the holders of record of the bonds on the record date for that payment date. The indenture trustee will make the final payment for the bonds, however, only upon presentation and surrender of the bonds at the office or agency of the indenture trustee specified in the notice given by the indenture trustee of the final payment. The indenture trustee will mail notice of the final payment to the bondholders no later than ten days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in environmental control charges received) will result in an event of default for the bonds unless such failure is cured within five business days. See “Description of the Bonds—Events of Default; Rights Upon Event of Default,” below. Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least five business days prior to the date on which the indenture trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date. At least 15 days before any special record date, the indenture trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

If any of the bonds are issued in the form of definitive bonds and not to The Depository Trust Company, or DTC, or its nominee, the indenture trustee will make payments with respect to the bonds on a payment date or a special payment date by check mailed to each holder of a definitive bond of record on the applicable record date at its address appearing on the register maintained with respect to the bonds. Upon application by a holder of the bonds in the principal amount of $10,000,000 or more to the indenture trustee not later than the applicable record date, the indenture trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.

The term “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Charleston, West Virginia; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; or New York, New York, are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

Weighted Average Life and Related Considerations for the Bonds

The sinking fund payments, the amount of each interest payment, the actual final payment date of the bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected environmental control charges by the indenture trustee and the true-up mechanism. The aggregate amount of collected environmental control charges and the sinking fund payments will depend, in part, on energy demand and consumption, and the rate of delinquencies and write-offs. The environmental control charges are required to be adjusted at least semi-annually based in part on the actual rate of collected environmental control charges to guarantee recovery of amounts sufficient to make all scheduled payments of principal and interest on the bonds on a timely basis. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity consumption and the rate of delinquencies and write-offs or implement adjustments to the environmental control charges that will cause collected environmental control charges to be received at any particular rate. See “Risk Factors—Servicing Risks—Inaccurate Forecasting of Electricity Demand or Unanticipated Delinquencies Might Lead to Payment Delays” and “Description of the Environmental Control Property— West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-up Adjustments Will be Made” in this prospectus.

If the servicer receives environmental control charges at a slower rate than expected, the bonds may be retired later than expected. However, the bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for the bonds (prepayments are not permitted) even if collected environmental control charges are received sooner than expected. Instead, receipts in excess of the amounts necessary to pay debt service on the bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund accounts of the collection account will be allocated to the surplus account. The periodic adjustments of the environmental control charges, as described herein, will be calculated to eliminate any amounts held in the surplus account.

Principal Payments on the Bonds

After paying fees, expenses and interest as described above, the indenture trustee will pay the principal due on each payment date to the holders of the bonds. The indenture trustee will not pay principal on a payment date if making the payment would reduce the principal balance of the bonds to an amount lower than the balance specified in the expected sinking fund schedule for the bonds on that payment date, except in the case of an acceleration of the bonds following an event of default.

Book-Entry Registration

All bonds will initially be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC. The bonds will be available to investors only in the form of book-entry notes. We will initially register any book-entry notes in the name of Cede & Co., the nominee of DTC. Bondholders may also hold bonds through Clearstream Banking, Luxembourg S.A. (Clearstream) or Euroclear in Europe, if they are participants in those systems or indirectly through organizations that are participants in those systems.

Cede & Co., as nominee for DTC, will hold the global note or notes. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any bonds. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System, referred to as the Euroclear Operator or Euroclear, to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Such transactions may now be settled in any one of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Unless and until we issue definitive bonds, we anticipate that the only “holder” of bonds of any series will be Cede & Co., as nominee of DTC. Bondholders will only be permitted to exercise their rights as bondholders indirectly through participants and DTC. All references herein to actions by bondholders thus refer to actions taken by DTC upon instructions from its participants. In addition, all references in this prospectus to payments, notices, reports and statements to bondholders refer to payments, notices, reports and statements to Cede & Co., as the registered holder of the bonds, for payments to the beneficial owners of the bonds in accordance with DTC procedures, unless definitive bonds are issued.

Except under the circumstances described below, while any book-entry bonds of a series are outstanding, under DTC’s rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry bonds. Participants with whom beneficial owners of bonds have accounts are similarly required to make book-entry transfers and receive and transmit these payments on behalf of such beneficial owners. Accordingly, although beneficial owners of bonds will not possess definitive notes, DTC’s rules provide a mechanism by which such beneficial owners will receive payments and will be able to transfer their interests.

DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the bonds to pledge their bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these bonds, may be limited due to the lack of a definitive note for the bonds.

DTC has advised the indenture trustee that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited.

Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems’ rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material U.S. Federal Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository’s ability to effect these actions on its behalf through DTC.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of bonds among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Definitive Bonds

We will issue bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC or its successor, only under the circumstances provided in the indenture, which will include: (1) our advising the indenture trustee in writing that DTC or its successor is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds of that series and that we are unable to locate a qualified successor, or (2) after the occurrence of an event of default under the indenture, holders of bonds representing not less than a majority of the aggregate outstanding principal amount of the bonds maintained as book-entry bonds advising us, the indenture trustee, and DTC or its successor in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds, the bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

Upon surrender by DTC or its successor of the definitive securities representing the bonds and instructions for registration, the indenture trustee will issue the bonds in the form of definitive bonds, and thereafter the indenture trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

The indenture trustee will make payment of principal of and interest on the definitive bonds directly to bondholders in accordance with the procedures described herein and set forth in the indenture and the series supplement. The indenture trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The indenture trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the indenture trustee or in such other manner as may be provided in the series supplement and except that certain payments will be made by wire transfer as described in the indenture. The indenture trustee will make the final payment on any environmental control bond (whether definitive bonds or bonds registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The indenture trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Conditions of Issuance of Additional Bonds and Acquisition of Additional Environmental Control Property

Our acquisition of environmental control property and issuance of bonds with respect thereto after the acquisition and issuance described in this prospectus is subject to the following conditions, among others:

•

all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and the limited liability company agreement, including trustee’s certificates or supplements to the limited liability company agreement;

•

the seller must have irrevocably assigned all of its right, title and interest in the additional environmental control property to us and made a filing required by the Financing Act with respect to the assignment;

•	the seller must deliver certain certificates and opinions specified in the indenture to the indenture trustee and to us;

•

the rating agency condition (the notification in writing by us to each rating agency of such action and the confirmation in writing by each rating agency (other than Moody’s and Fitch with respect to written confirmation) to the servicer, the indenture trustee and us that such action will not result in a suspension, reduction or withdrawal of the then rating by each rating agency of any outstanding series or tranche of bonds) must have been satisfied with respect to the transactions;

•	no event of default may have occurred and be continuing under the indenture;

•

as of the date of issuance, we must have sufficient funds available to pay the purchase price for the environmental control property, and all conditions to the issuance of a new series of bonds must have been satisfied or waived; and

•	we must deliver certain certificates and opinions specified in the indenture to the indenture trustee.

See also “Security for the Bonds – Series Trust; Issuance of Additional Securities” in this prospectus.

Access of Bondholders

Upon written request of any bondholder or group of bondholders evidencing not less than 10% of the aggregate outstanding principal amount of the bonds, the indenture trustee will afford the bondholder or bondholders access during business hours to the current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date or special payment date with respect to the bonds, the indenture trustee will make available to the bondholders via the indenture trustee’s website a statement with respect to the payment to be made on the payment date or special payment date, as the case may be, setting forth the following information:

•	the amount of the payment to bondholders allocable to principal and interest;

•

the aggregate outstanding principal balance of the bonds, after giving effect to payments allocated to principal reported immediately above, and the projected principal balance and the difference between such amounts;

•

the amount, if any, on deposit in the reserve account, the capital account and the surplus account as of such payment date, after giving effect to payments to be made on such payment date and the required capital amount;

•	the amount paid or to be paid to the indenture trustee since the preceding payment date;

•	the amount paid or to be paid to the servicer since the preceding payment date; and

•	the amount of any other transfers and payments made pursuant to the indenture since the preceding payment date.

The indenture trustee has advised us that its website is located at http://www.usbank.com/abs, and that assistance in using such website can be obtained by calling the indenture trustee’s customer service desk at (800) 934-6802. Parties that are unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the indenture trustee’s customer service desk and requesting such copies. The indenture trustee has the right to change the way these reports are distributed in order to make such distributions more convenient and/or more accessible, and the indenture trustee will provide timely and adequate notification to relevant parties regarding such changes.

Unless and until bonds are no longer issued in book-entry form, the reports will be provided to the depository for the bonds, or its nominee, as sole beneficial owner of the bonds. The reports will be available to bondholders upon request to the indenture trustee. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, upon the written request of any bondholder, the indenture trustee will mail to certain persons who at any time during the calendar year were bondholders and received any payment on the bonds, a statement containing certain information for the purposes of the bondholder’s preparation of U.S. federal and state income tax returns. See “Material U.S. Federal Tax Consequences” in this prospectus.

Continuing Disclosure: Surveillance/Internet-Based Information Post-Issuance and Dedicated Web Address

Allegheny Energy, Inc., the parent of Mon Power, will establish a dedicated web address for the life of the bonds. The principal transaction documents and other information concerning the environmental control charges and security relating to the bonds will be posted at such web address, which is currently located at www.alleghenyenergy.com. The bonds are not asset-backed securities within the meaning of Regulation AB. However, we will file with the SEC required periodic reports related to the bonds consistent with the disclosure and reporting regime established in Regulation AB and will also post those periodic reports at our web address.

Supplemental Indentures

Modifications of the Indenture That Do Not Require the Consent of Bondholders. From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•	to correct or amplify the description of any property subject to the lien of the indenture, or to better convey the property subject to the lien of the indenture, or to add additional property;

•	to evidence the succession of another person to us in accordance with the terms of the indenture;

•	to add to our covenants for the benefit of the bondholders, or to surrender any right conferred upon us;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•

to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, any such action will not (i) adversely affect in any material respect the interests of the bondholders or (ii) result in a reduction or withdrawal of the then-current ratings on any tranche of bonds;

•

to provide for the acceptance of the appointment of a successor indenture trustee and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts created by such indenture;

•

to modify, eliminate or add to the provision of the indenture to such extent as may be necessary to provide for definitive bonds or to effect the qualification of the indenture under the Trust Indenture Act of 1939;

•	to set forth the terms of any series that has not theretofore been authorized; or

•

to authorize the appointment of any fiduciary for any tranche of bonds required or advisable with the listing of any tranche on any stock exchange and otherwise amend the indenture to incorporate changes requested or required by any government authority, stock exchange authority or fiduciary or any tranche in connection with such listing.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of bonds then outstanding in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.

Modifications of the Indenture That Require the Approval of Bondholders. In addition, we may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the bonds of all affected tranches, and upon satisfaction of the rating agency condition, enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. No supplement, however, may, without the consent of each bondholder of each tranche, take certain actions enumerated in the indenture, including:

•	reduce in any manner the amount of, or delay the timing of, deposits or payments on any environmental control bond;

•	impair the right to institute suit for the enforcement of the indenture requiring the application of funds to the payment of any amount due on the bonds;

•	reduce the percentage of the aggregate outstanding principal amount of the bonds the holders of which are required to consent to any supplement;

•	modify the provisions in the indenture relating to amendments with the consent of such bondholders to decrease any minimum percentage of such bondholders required to approve amendments;

•	reduce the portion of the outstanding amount of such bonds required to direct the indenture trustee to direct us to sell or liquidate the collateral, pursuant to the terms of the indenture;

•	modify the provisions of the indenture regarding the rating of any bonds held by us, the seller, MPR, an affiliate of any of them or any obligor on the bonds;

•	modify any of the provisions of the indenture as to affect the amount of any payment of principal or interest on such bonds;

•	decrease the required capital amount with respect to such bonds;

•

decrease the portion of the aggregate principal amount of such bonds required to amend the sections of the indenture which specify the applicable portion necessary to amend the indenture or the basic documents; or

•	permit the creation of any lien on the collateral ranking prior to or on a parity with the lien of the indenture.

Promptly following the execution of any supplement to the indenture, the indenture trustee will furnish written notice of the substance of the supplement to each affected bondholder holding bonds issued under the indenture. No supplemental indenture will be effective unless the conditions set forth in the indenture, relating to the PSC’s right to object (or to issue a statement that it might object) to such supplemental indenture, have been met. See “Procedure for Obtaining Consent or Deemed Consent of the PSC” below.

Notification of the Rating Agencies, the PSC, the Indenture Trustee and the Bondholders of any Modification. If we, Mon Power or any other party to the applicable agreement:

•

proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the servicing agreement or any other basic document; or

•	waives timely performance or observance by Mon Power under the sale agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of bondholders, we must satisfy the rating agency condition and thereafter notify the indenture trustee and the PSC in writing and the indenture trustee shall notify the bondholders of the proposed action and whether the rating agency condition has been satisfied with respect thereto. The indenture trustee will consent to this proposed action only with the written consent of the holders of a majority of the outstanding principal amount of the bonds of the series or tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, bonds owned by us, MPR, Mon Power or any affiliate of us or Mon Power shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement, and the Servicing Agreement. With the prior written consent of the indenture trustee, the sale agreement, the administration agreement and the servicing agreement may be amended, so long as such amendment does not change the true-up adjustment process and the rating agency condition is satisfied in connection therewith and the PSC condition has been satisfied, at any time and from time to time, without the consent of the bondholders. However, any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the bonds. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the environmental control charges, we must notify the indenture trustee and the PSC in writing, and the indenture trustee must notify the bondholders of this proposal. In addition, the indenture trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding bonds of the tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. The parties to the indenture, the administration agreement, the sale agreement and the servicing agreement acknowledge that the financing order provides that the PSC, acting through its authorized legal representative and for the benefit of West Virginia ratepayers, may enforce the parties’ obligations imposed under these agreements pursuant to the financing order to the extent permitted by law.

Enforcement of the Sale Agreement, the Administration Agreement, and the Servicing Agreement. As required by the indenture, we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, and the servicing agreement. We also will take all lawful actions to compel or secure the performance and observance by the seller, the administrator, and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement.

If an event of default occurs and is continuing, the indenture trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the bonds shall, exercise all of our rights, remedies, powers, privileges and claims against the seller, the administrator, and the servicer under or in connection with the sale agreement, the administration agreement, and the servicing agreement, and any right of ours to take this action shall be suspended.

Procedure for Obtaining Consent or Deemed Consent of the PSC. The PSC must consent or acquiesce prior to the implementation of any amendment, modification or supplement to the indenture or other basic documents, or any waiver of a default under any basic document if such amendment, modification, supplement, or waiver will increase any ongoing financing cost as defined in the financing order. Each of such basic documents sets forth procedures whereby we may request such consent or acquiescence. We refer to the process, described below, for obtaining PSC consent or acquiescence as the PSC condition. The PSC condition will be satisfied if, after receiving notice of any such requested amendment, modification or waiver, either (a) the PSC consents in writing to such action or waiver, or (b) within 15 days the PSC does not object to such action or waiver and does not request an extension of time to review such request. Subject only to the State Pledge not to impair the value of the environmental control property, the PSC may object to any such amendment, modification or waiver in its sole discretion.

Covenants of the Issuer

We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the U.S. or any state of the U.S.;

•	the entity expressly assumes, by an indenture supplemental to the indenture, the performance or observance of all of our agreements and covenants under the indenture;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, the administration agreement, and the servicing agreement;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•

we have delivered to MPR, the indenture trustee and the rating agencies an opinion or opinions of counsel to the effect that the consolidation or merger (a) will not result in a material adverse federal or state tax consequence to us, MPR, the indenture trustee or the then existing bondholders, (b) complies with the indenture and (c) will result in the indenture trustee maintaining a continuing valid first priority perfected security interest in the collateral pledged under the indenture;

•	any action necessary to maintain the first priority perfected security interest in the environmental control bond collateral has been taken; and

•

we have delivered to the indenture trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent in the related indenture relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the environmental control bond collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets;

•	is a U.S. citizen or an entity organized under the laws of the U.S. or any state of the U.S.;

•	expressly assumes, by an indenture supplemental to the indenture, the performance or observance of all of our agreements and covenants under the indenture;

•	expressly agrees by each such supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

•

unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us harmless against and from any loss, liability or expense arising under or related to the indenture and the bonds;

•

expressly agrees by means of a supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the bonds; and

•

if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement and the servicing agreement, assume all obligations and succeed to all of our rights under the applicable agreement.

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•

we have delivered to MPR, the indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to MPR and the indenture trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state tax consequence to us, MPR, the indenture trustee or the then-existing bondholders;

•

any action as is necessary to maintain a first priority perfected security interest in the environmental control bond collateral created by the indenture has been taken as evidenced by an opinion of external counsel; and

•

we have delivered to the indenture trustee an officer’s certificate and an opinion of external counsel, each stating that the conveyance or transfer complies with the indenture and all conditions precedent therein relating to the transaction have been complied with.

We will not, among other things, for so long as any bonds of any series are outstanding:

•

except as expressly permitted by the indenture, sale agreement, servicing agreement or any other basic document or in connection with the issuance of any additional securities, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the indenture trustee;

•

claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, such bonds (other than amounts properly withheld from such payments under the Internal Revenue Code of 1986, as amended, or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of such environmental control bond collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired;

•

permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the bonds except as may be expressly permitted by such indenture;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral pledged under the indenture or any part thereof or any interest therein or the proceeds thereof;

•	permit the lien granted under the indenture not to constitute a valid first priority security interest in the collateral pledged under the indenture; or

•	take any action without first satisfying the rating agency condition, if such satisfaction is required under any of the basic documents.

We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.

We will cause the servicer to deliver to the indenture trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An “event of default” with respect to the bonds is defined in the indenture as any one of the following events:

•	any act by the State of West Virginia or any of its agencies (including the PSC), officers or employers that violates or is not in accordance with the State Pledge;

•	a default for five business days in the payment of any interest on any environmental control bond;

•	a default in the payment of the then unpaid principal of any environmental control bond on the final maturity date;

•

a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) or any material representation or warranty made by us in the indenture or any certificate delivered thereunder and the continuation of any default or any incorrect representation or warranty for a period of 30 days after the earlier of the date that (i) notice has been given to us by the indenture trustee, (ii) written notice of the default or incorrect representation or warranty is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding bonds or (iii) that we had actual knowledge of the default;

•

filing of a decree or order for relief by a court having jurisdiction over us or any substantial part of the environmental control property in an involuntary case or proceeding under any applicable federal or state bankruptcy or similar law, or the appointment of a receiver, liquidator or other similar official, if such decree or order remains unstayed for 90 consecutive days; or

•

the commencement by us of a voluntary case or proceeding under any applicable federal or state bankruptcy or similar law, or our consent to the appointment of a receiver, liquidator or other similar official, or our assignment for the benefit of creditors or our failure to pay our debts as they become due or our taking action in furtherance of any of the foregoing.

If an event of default (other than as specified in the first bullet point above) should occur and be continuing, the indenture trustee or holders of not less than a majority in principal amount of the bonds then outstanding may declare the unpaid principal of the bonds and all accrued and unpaid interest thereon to be immediately due and payable. The holders of a majority in principal amount of such bonds then outstanding may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the indenture trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, the servicer or the administrator under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the first bullet point above has occurred, the seller and servicer will be obligated to institute (and the indenture trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the seller, the servicer and the indenture trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses and is not required to advance its own funds in order to bring any suits, actions or proceedings. For so long as the legal actions are pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the environmental control charges, perform adjustments and discharge its obligations under the servicing agreement.

If the bonds have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, either sell the environmental control property or elect to have us maintain possession of such environmental control property and continue to apply environmental control charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the environmental control property following a foreclosure, in light of the event of default, the unique nature of the environmental control property as an asset and other factors discussed in this prospectus. In addition, the indenture trustee is prohibited from selling the environmental control property following an event of default, other than a default described in the second and third bullet points above, unless:

•	the holders of all the outstanding bonds consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding bonds; or

•

the indenture trustee determines, after having been advised by the servicer, that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the bonds.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the bonds at the request or direction of any of the holders of bonds if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

•

the holders of not less than a majority in principal amount of the outstanding bonds (or, if less than all tranches are affected, the affected tranche or tranches) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; and

•

the holders of not less than a majority in principal amount of the bonds then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding bonds of all tranches affected thereby.

No holder of any environmental control bond will have the right to institute any proceeding with respect to such bonds, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% of the principal amount of the outstanding bonds have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee satisfactory indemnity;

•	the indenture trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

In addition, the indenture trustee, each bondholder and the servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a circuit court of the State of West Virginia to order sequestration and payment of revenues arising with respect to the environmental control property.

Neither any manager nor any indenture trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assignees will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for our agreements contained in the indenture (other than in their capacity as electric service customers in the service territory).

Actions by Bondholders

Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the bonds issued under the indenture (or, if less than all tranches are affected, the affected tranche or tranches) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, of exercising any trust or power conferred on the indenture trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture;

•	the consent of 100% of the bondholders is required to direct the indenture trustee to sell the collateral;

•	if pursuant to the indenture, the indenture trustee elects to retain the collateral, then any direction to sell the collateral by less than 100% of the bondholders will have no force or effect;

•	the indenture trustee may take any other action deemed proper by the indenture trustee which is not inconsistent with the direction;

•	the indenture trustee need not take any action that might involve it in liability for which it would not be adequately indemnified; and

•	the indenture trustee need not take any action that it determines might materially and adversely affect the rights of any bondholder not consenting to such action.

In circumstances under which the indenture trustee is required to seek instructions from the holders of the bonds of any tranche with respect to any action or vote, the indenture trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its bonds on the final maturity date therefor.

Annual Report of Indenture Trustee

If required by the Trust Indenture Act of 1939, the indenture trustee will be required to transmit each year to all bondholders a brief report issued under the indenture. The report must state, among other things:

•	the indenture trustee’s eligibility and qualification to continue as the indenture trustee under the indenture;

•	any amounts advanced by it under the indenture;

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the indenture trustee in the indenture trustee’s individual capacity;

•	the property and funds physically held by the indenture trustee; and

•	any action taken by it that materially affects the bonds and that has not been previously reported.

Annual Compliance Statement

We will file annually with the indenture trustee and the rating agencies rating the bonds a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect, and the indenture trustee, on our demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture, when:

•

either all bonds which have already been authenticated or delivered under the indenture, with exceptions set forth in the indenture, have been delivered to the indenture trustee for cancellation or, after the scheduled final payment date, we have irrevocably deposited with the indenture trustee cash in trust for this purpose, in an amount sufficient to make payments of principal of and interest on the bonds;

•	we have paid all other sums payable by us under the indenture with respect to the bonds; and

•

we have delivered to the indenture trustee and the PSC an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the indenture trustee, a certificate from a firm of independent registered public accountants, each stating that the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture with respect to the bonds have been complied with.

Our Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture with respect to the bonds, or our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Covenants of the Issuer.”

The legal defeasance option is our right to terminate at any time our obligations under the indenture with respect to the bonds. The covenant defeasance option is our right at any time to terminate our obligations to comply with some of the covenants in the indenture. We may exercise the legal defeasance option of the bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof as described below. If we exercise the covenant defeasance option, an event of default relating to a default in the observance or performance of our covenants as described in “—Events of Default; Rights Upon Events of Default” above cannot serve as the basis for acceleration for the final payment of the bonds.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option with respect to the bonds only if:

•

we irrevocably deposit or cause to be deposited in trust with the indenture trustee cash, U.S. government obligations or a combination thereof for the payment of principal of and premium, if any, and interest on the bonds to the expected maturity date therefor;

•

we deliver to the indenture trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the bonds:

-	principal in accordance with the expected sinking fund schedule therefor; and

-	interest when due;

•	no default or event of default has occurred and is continuing on the day of this deposit and after giving effect thereto;

•

in the case of the legal defeasance option, 95 days pass after the deposit is made, and during the 95-day period, no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

•	in the case of the legal defeasance option, we deliver to the indenture trustee an opinion of external counsel stating that:

-	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

-	since the date of execution of the indenture, there has been a change in the applicable federal income tax law; and

in either case confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of the covenant defeasance option, we deliver to the indenture trustee an opinion of counsel to the effect that the holders of such bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

we deliver to the indenture trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture; and

•	the rating agency condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

THE INDENTURE TRUSTEE

U.S. Bank will be the indenture trustee under the indenture. The indenture trustee may resign at any time by so providing us with 30 days’ prior written notice. The holders of a majority in principal amount of the bonds then outstanding under the indenture may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. We will remove the indenture trustee if the indenture trustee ceases to be eligible to continue in this capacity under the indenture, the indenture trustee becomes insolvent, a receiver or other public officer takes charge of the indenture trustee or its property, the indenture trustee becomes incapable of acting or the indenture trustee fails to provide certain information that we reasonably request. If the indenture trustee resigns or is removed or a vacancy exists in the office of indenture trustee for any reason, we will be obligated promptly to appoint a successor indenture trustee eligible under the indenture. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor indenture trustee. We are responsible for payment of the expenses associated with any such removal or resignation.

The indenture trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of “BBB” (or the equivalent thereof) or better by all of the rating agencies from which a rating is available. If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor indenture trustee.

The indenture trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp. U.S. Bancorp, with total assets exceeding $266 billion as of June 30, 2009, is the sixth largest commercial bank in the United States. As of June 30, 2009, U.S. Bancorp served approximately 15.8 million customers, operated over 2,800 branch offices in 24 states and had over 54,000 employees. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions U.S. Bank has provided corporate trust services since 1924. As of June 30, 2009, U.S. Bank was acting as trustee with respect to over 78,000 issuances of securities with an aggregate outstanding principal balance of over $2.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. U.S. Bank serves or has served as indenture trustee, registrar, and paying agent on several issues of ratepayer-backed securities.

SECURITY FOR THE BONDS

General

The bonds issued under the indenture are payable solely from and secured solely by a pledge of and lien on the environmental control property relating to the bonds and the other collateral as provided in the indenture. Environmental control property includes the right to impose, charge, collect and receive special, irrevocable nonbypassable charges, known as the environmental control charges or ROCs, to be paid by all electric service customers on a joint and several basis (individuals, corporations, other business entities, the State of West Virginia and other federal, state and local governmental entities) located within Mon Power’s service territory. It also includes the right to implement the true-up mechanism on the environmental control charges, the right to receive all revenues resulting from the environmental control charges, and the other rights and interests arising under the financing order. See “Description of Environmental Control Property” in this prospectus.

Mon Power’s service territory includes the geographic area in which Mon Power provided electric delivery service to customers as of April 7, 2006, plus any subsequent enlargements of the geographic area in West Virginia within which Mon Power subsequently comes to provide electric service. Mon Power is the servicer with regard to the bonds.

The Financing Act and the irrevocable financing order mandate that environmental control charges be adjusted at least semi-annually, or more frequently as needed, to guarantee recovery of amounts to make all scheduled payments of principal and interest on the bonds on a timely basis. See “Description of the Environmental Control Property – West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-up Adjustments Will Be Made” in this prospectus.

Series Trust; Issuance of Additional Securities

We have been organized to serve as a finance subsidiary of Mon Power and previously issued the 2007 bonds. As authorized by the financing order, our organizational documents as well as the transaction documents supporting the bonds give us the authority and flexibility to issue additional indebtedness (including additional debt securities that are not environmental control bonds) in future transactions, with the approval of the PSC. The PSC may authorize and direct Mon Power to use us to implement other financings for the benefit of West Virginia ratepayers. As a result, we may acquire additional separate property (including property other than environmental control property) and issue one or more additional series of environmental control bonds or one or more additional series of securities (other than environmental control bonds) that are supported by such additional and separate property or other collateral. For example, such future financings may include additional series of environmental control bonds to finance costs of other environmental control facilities either at the Fort Martin Project or at other Mon Power projects. If authorized by the future governmental action, such future financings may also include bonds issued to finance any extraordinary power purchase costs incurred by Mon Power, costs of Mon Power’s facilities or contracts that become uneconomic in connection with a future deregulation of the supply of electricity in West Virginia, or any other Mon Power costs that might be approved by a future PSC order.

Based on the facts presented in a letter we submitted to the SEC’s Office of Chief Counsel, Division of Corporation Finance (Division), by a letter dated September 19, 2007, the Division advised us that it is the Division’s view that we are not asset-backed issuers for purposes of Regulation AB. Consistent with the Division’s letter to us, the bonds are not asset-backed securities within the meaning of Regulation AB. See the glossary beginning on page 91 of this prospectus.

Each series of securities that we may issue will be backed by separate property we acquire for the separate purpose of repaying that series (other than additional environmental control bonds issued under the financing order). Each series that we may issue will have the benefit of a true-up mechanism.

Any new series of securities may include terms and provisions that would be unique to that particular series.

However, we may not issue additional environmental control bonds or other securities if the issuance would result in the credit ratings on any outstanding series of environmental control bonds being reduced or withdrawn. It will be a condition of issuance for each series of environmental control bonds that the new series be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch Ratings. See “Description of the Bonds—Conditions of Issuance of Additional Bonds and Acquisition of Additional Environmental Control Property” in this prospectus. In addition, we may not issue additional securities unless each of the following conditions is satisfied:

•

each series has recourse only to the environmental control property and funds on deposit in the trust accounts held by the indenture trustee with respect to that series, is nonrecourse to our other assets and does not constitute a claim against us if revenue from the ROCs and funds on deposit in the trust accounts with respect to that series are insufficient to pay such other series in full;

•

we have provided to the indenture trustee and the rating agencies then rating any series of our outstanding environmental control bonds an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with MPR or Mon Power, subject to the customary exceptions, qualifications and assumptions contained therein;

•	transaction documentation for the other series provides that holders of the securities of the other series will not file or join in filing of any bankruptcy petition against us;

•

if holders of such other series are deemed to have any interest in any of our assets that are dedicated to the bonds, holders of such other securities must agree that their interest in the assets that are dedicated to the bonds is subordinate to claims or rights of holders of the bonds;

•	each series will have its own bank accounts or trust accounts; and

•	each series will bear its own trustee fees, servicer fees and pro rata portion of fees due under the administration agreement.

Allocations as Between Series of Environmental Control Bonds

The bonds will not be subordinated in right of payment to the 2007 bonds or to any other series of environmental control bonds. Each series of environmental control bonds will be secured by its own environmental control property, which will include the right to impose, collect and receive environmental control charges calculated in respect of that series, and the right to impose interim and annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related accounts, into which revenue from the environmental control charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of environmental control bonds. Holders of one series of environmental control bonds will have no recourse to collateral for a different series. The administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series of environmental control bonds on a pro rata basis, based upon the respective outstanding principal amounts on each payment date. See “Security for the Bonds—Bondholder Collection Account” and “—How Revenues Collected Will Be Allocated” in this prospectus.

Although each series will have its own environmental control property, environmental control charges relating to the bonds and environmental control charges relating to the 2007 bonds or any other series of environmental control bonds will be collected through single electricity bills to each electric service customer. The environmental control charges for each series will not be separately identified on customer electricity bills, although customer electricity bills will state that a portion of the electricity bill consists of the environmental control charges that have been sold to us.

In the event a customer does not pay in full all amounts owed under any electric bill, Mon Power is required to allocate the first dollars collected to environmental control charges (including any past-due environmental control charges from prior electricity bills), with any resulting shortfalls in environmental control charges allocated ratably based on the amounts of environmental control charges owing in respect of the bonds, including any environmental control charges owing in respect of any other series of environmental control bonds and amounts owing to any other subsequently created special-purpose subsidiaries of the utility which issue environmental control bonds, based upon the respective outstanding principal amounts on each payment date. See “The Servicing Agreement—Daily Remittances to the Collection Account Are Required” in this prospectus.

Pledge of Collateral

To secure the payment of principal of and interest on the bonds, we will grant to the indenture trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in, to and under:

•	the environmental control property;

•	the sale agreement (including any bill of sale delivered thereunder), the servicing agreement and the administration agreement;

•

the collection account relating to the bonds and established under the indenture, all accounts of such collection account and all cash, securities, instruments, investment property or other assets deposited in or credited to such collection account from time to time;

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing;

•

all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property; and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

•	cash or other property distributed to us from the collection account in accordance with the provisions of the indenture; and

•	proceeds from the sale of the bonds required to pay the purchase price of the environmental control property paid pursuant to the sale agreement and the costs of the issuance of the bonds.

We refer to the foregoing assets in which we, as assignee of the seller, will grant the indenture trustee a security interest as the “collateral” in this prospectus.

Security Interest in the Collateral

The Financing Act provides that a valid and enforceable security interest in environmental control property will attach and be perfected upon the later of: the issuance of a financing order, the execution and delivery of a security agreement with the indenture trustee in connection with issuance of a series of bonds, and the receipt of value for bonds. Upon perfection by filing notice with the Secretary of State of West Virginia, the Financing Act provides that a security interest in environmental control property is a continuously perfected security interest and has priority over any other lien, created by operation of law or otherwise, which may subsequently attach to the environmental control property unless the holder of any such lien has agreed in writing or otherwise. No continuation statements are necessary to maintain such perfection.

The relative priority of the lien and security interest perfected under the Financing Act is not impaired by later modification of the financing order or the commingling of revenues arising with respect to any environmental control property with other funds (subject to the tracing requirements of federal bankruptcy law).

A valid and enforceable lien and security interest in the environmental control property and the indenture states that it constitutes a security agreement within the meaning of the Financing Act. The servicer pledges in the servicing agreement to file with the Secretary of State of West Virginia on or before the date of issuance the filing required by the Financing Act to perfect the lien of the indenture trustee in the environmental control property. The seller will represent, at the time of issuance of the bonds, that no prior filing has been made under the terms of the Financing Act with respect to the environmental control property securing the bonds to be issued other than a filing that provides the indenture trustee with a first priority perfected security interest in the environmental control property.

Certain items of the collateral may not constitute environmental control property and the perfection of the indenture trustee’s security interest in those items of collateral would therefore be subject to the UCC or common law and not the Financing Act. These items include our rights in:

•	the sale agreement, the servicing agreement and the administration agreement;

•

the capital account or any other funds on deposit in the collection account that do not constitute environmental control charge revenues together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto that do not constitute environmental control charge revenues;

•

all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property; and

•	proceeds of the foregoing items.

As a condition to the issuance of the bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the indenture trustee in all the items included in collateral which do not constitute environmental control property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will provide an opinion of counsel at the time of issuance of the bonds, to the effect that no prior filing has been made with respect to the environmental control property securing the bonds under the terms of Article 9 of the UCC, other than a filing which provides the indenture trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding bonds.

Bondholder Collection Account

The trustee will establish a collection account for each series of bonds to hold the capital contribution from Mon Power and collected environmental control charges periodically remitted to the indenture trustee by the servicer. The collection account will consist of various accounts, including the following:

•	general;

•	surplus funds;

•	capital; and

•	reserve.

Withdrawals from and deposits to these accounts will be made as described below.

All amounts in the collection account not allocated to any other account will be allocated to the general account. Unless the context indicates otherwise, references in this prospectus to the collection account include each of the general, capital, reserve and surplus accounts. The bonds will be payable only from revenues received by us under the indenture for the bonds and funds on deposit in trust accounts relating to the bonds, and such amounts, together with the environmental control property, including the PSC guaranteed true-up mechanism, are the source of funds for the payment of principal and interest on the bonds.

An eligible institution means (1) the corporate trust department of the indenture trustee or a subsidiary thereof or (2) a depository institution organized under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) (A) which has either (i) a long-term unsecured debt rating of “AAA” by S&P and “Aaa” by Moody’s and “AAA” by Fitch, if rated by Fitch, or (ii) a short-term certificate of deposit rating of “A-1 +” by S&P; “P-1” by Moody’s and “F1+” by Fitch, if rated by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

Funds in the collection account may be invested only in such investments as meet the criteria of the rating agencies as being consistent with the ratings of the bonds, which include the following eligible investments (subject to additional restrictions in the indenture):

•	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the U.S.;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of eligible institutions;

•

commercial paper (other than commercial paper issued by Allegheny Energy, Inc. or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available;

•	money market mutual funds which have the highest rating from each rating agency from which a rating is available;

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the U.S. or certain of its agencies or instrumentalities, entered into with certain depository institutions or trust companies;

•	repurchase obligations with respect to certain securities and whole loans;

•	any other investment permitted by each rating agency, in each case which matures on or before the business day preceding the next payment date; or

•	a guaranteed investment contract provided by an entity with a long-term debt rating of not less that “Aa3” by Moody’s and “AA-” by S&P and Fitch.

The indenture trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit environmental control charges payments to the collection account in the manner described under “The Servicing Agreement—Daily Remittances to the Collection Account Are Required” in this prospectus.

The General Account. The indenture trustee will deposit collected environmental control charges remitted to it by the servicer with respect to the bonds into the general account. On each payment date, the indenture trustee will allocate amounts in the general account as described under “Security for the Bonds — How Revenues Collected Will Be Allocated” below in this prospectus.

The Surplus Account. The indenture trustee will deposit to the collection account and will allocate to the surplus account Mon Power’s share of amounts remaining in the project fund upon completion of the project and Mon Power’s share of any interest earnings on amounts held in the project fund. The surplus account will be funded on any semi-annual payment date with collected environmental control charges and earnings on amounts in the collection account, other than the amount of the permitted return on amounts held in the capital account, in excess of the amount necessary to pay:

•	fees and expenses, including any indemnity payments, of the indenture trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges;

•	principal and interest payments on the bonds; and

•	any amount required to replenish any amounts drawn from the reserve account and from the capital account.

The periodic adjustments of the environmental control charges, as described above, will be calculated to eliminate any amounts held in the surplus account.

If amounts available in the general account are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital account, the indenture trustee will first draw on any amounts in the surplus account to make those payments.

The Capital Account. On the date we issue the bonds, MPR will deposit an amount equal to 0.5% of the initial outstanding principal balance of the bonds into the capital account as an additional capital contribution to us. The additional capital contribution has been set at a level sufficient to obtain the desired federal tax treatment. If amounts available in the general account and the surplus account are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the indenture trustee will draw on amounts in the capital account to make those payments.

The Reserve Account. On the date we issue the bonds, the indenture trustee will deposit to the reserve account such portion of the proceeds of the bonds, if any, as may be necessary to fulfill applicable requirements for the bonds to receive a “AAA” rating (or the equivalent thereof) from each of the rating agencies. If amounts available in the general account, the surplus account and the capital account are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the indenture trustee will draw on amounts in the reserve account to make those payments.

How Revenues Collected Will Be Allocated

Amounts remitted to the indenture trustee with respect to the bonds, including any indemnity amounts, will be deposited into the general account of the collection account. The indenture trustee will deposit to the collection account and will allocate to the surplus account Mon Power’s share of amounts held in the project fund upon completion of the project. The indenture trustee will also allocate to the surplus account any interest earnings on Mon Power’s share of amounts held in the project fund.

At least semi-annually, during the life of the bonds, the servicer will calculate and set the environmental control charges to a level guaranteed to generate revenues to pay fees and expenses described above of servicing and retiring the bonds, to pay interest on, and scheduled principal of, the bonds and to replenish the reserve account and the capital account as required for the next semi-annual payment on the bonds. See “Description of the Environmental Control Property – West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-up Adjustments Will Be Made” in this prospectus.

On each payment date on which payments are due on the bonds, the indenture trustee will allocate or pay all amounts on deposit in the general account of the collection account in the following priority, all in accordance with a servicer’s officer certificate:

1.	payment of the indenture trustee’s fees, expenses and any outstanding indemnity amounts relating to the bonds; not to exceed $150,000 annually so long as no event of default has occurred and/or is continuing;

2.	payment of the servicing fee relating to the bonds, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates;

3.	payment of the administration fee relating to the bonds, which will be a fixed amount specified in the administration agreement, plus any unpaid administration fees from prior payment dates and the fees of our independent managers, which will be in the amount specified in the agreement between us and our independent managers plus any unpaid independent manager fees from prior payment dates relating to the bonds;

4.	payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement relating to the bonds;

5.	payment of the interest then due on the bonds;

6.	payment of (a) the principal then required to be paid on the bonds at final maturity or acceleration, and (b) principal then or previously scheduled to be paid on the bonds;

7.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the bonds, including any remaining indemnity amounts;

8.	replenishment of any amounts drawn from the reserve account;

9.	replenishment of any amounts drawn from the capital account;

10.	release to MPR of an amount equal to the rate of return (calculated at a rate per annum equal to the interest rate of the bonds) on the amount contributed to the capital account, including any portion of such rate of return for any prior payment date that has not yet been paid, so long as no event of default has occurred and is continuing; and

11.	allocation of the remainder, if any, to the surplus account.

If, on any semi-annual payment date, funds in the general account are insufficient to make the allocations or payments contemplated by items 1 through 9 above, the indenture trustee will draw from amounts on deposit in the following accounts in the following order up to the amount of the shortfall:

1.	from the surplus account for allocations and payments contemplated in items 1 through 9;

2.	from the capital account for allocations and payments contemplated by items 1 through 8 above; and

3.	from the reserve account for allocations and payments contemplated by items 1 through 7 above.

If the indenture trustee uses amounts on deposit in the capital account or the reserve account to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related environmental control charges will take into account, among other things, the need to replenish those amounts.

State Pledge to Protect Bondholder Rights

The State Pledge in the Financing Act is described under “The Financing Act and the Financing Order – The Financing Act Contains a State Pledge to Protect Bondholder Rights” in this prospectus. The bondholders and the indenture trustee will be entitled to the benefit of the State Pledge and we are authorized to and will include the State Pledge on the bonds. We acknowledge that any purchase of an environmental control bond is made in reliance on the State Pledge.

Fees and Expenses

Estimated initial annual fees and expenses payable from the environmental control charges are shown below. For the priorities in application of funds under the indenture, please refer to “Allocation of Funds” and “Security for the Bonds—How Revenues Collected Will Be Allocated” in this prospectus.

Estimated Annual Fees and Expenses

Administration	$10,000
Independent Managers	$2,000
Accounting	$8,000
Rating Agency	$9,375
Servicing	$33,500
Legal	$2,000
Miscellaneous	$2,000

Total	$66,875

THE SALE AGREEMENT

The following summary describes the material terms and provisions of the sale agreement pursuant to which we will purchase environmental control property from the seller. We have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the sale agreement.

Sale and Assignment of Environmental Control Property

On the issuance date, pursuant to the sale agreement, the seller will sell to us, without recourse, its entire right, title and interest in and to the environmental control property to be transferred to us on that date, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. If additional series of bonds are issued under the financing order, then the conditions described below must also be satisfied each time a sale of environmental control property is made, which we also refer to as an issuance date. We will finance our purchase of the environmental control property through issuance of the bonds.

Under the Financing Act, each sale of environmental control property will constitute a true sale under state law whether or not:

•	we have any recourse against Mon Power;

•	Mon Power retains any equity interest in the environmental control property;

•	Mon Power acts as a collector of environmental control charges relating to the environmental control property; or

•	Mon Power treats the sale as a financing for tax, financial reporting or other purposes.

In accordance with the Financing Act, a valid and enforceable lien and security interest in the environmental control property will be created upon the effectiveness of the financing order and the execution and delivery of the sale agreement in connection with the issuance of the bonds. The lien and security interest attaches automatically from the time that value is received for the bonds and, on perfection through the timely filing of a notice with the Secretary of State of West Virginia, will be a continuously perfected lien and security interest in the environmental control property. Upon the effectiveness of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Secretary of State of West Virginia in accordance with the Financing Act, the transfer of the environmental control property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Environmental Control Property

Our obligation to purchase environmental control property on the issue date for the bonds is subject to the satisfaction or waiver of each of the following conditions:

•	the seller is not insolvent and will not be made insolvent by the sale, and the seller is not aware of any pending insolvency with respect to itself;

•	on or prior to the issuance date, the seller must deliver to us a duly executed bill of sale identifying environmental control property to be conveyed on that date;

•

on or prior to the issuance date, the seller may not have breached any of its representations, warranties or covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

•

on or prior to the issuance date, we must have sufficient funds available to pay the purchase price for environmental control property to be conveyed and all conditions set forth in the indenture to the issuance of the bonds shall have been satisfied or waived;

•

on or prior to the issuance date, the seller must have taken all action required to transfer ownership of environmental control property to be conveyed to us on the issuance date, free and clear of all liens other than liens created pursuant to the basic documents; and we or the servicer, on our behalf, must have taken any action required for us to grant the indenture trustee a first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

•

in the case of a subsequent contribution of environmental control property only, on or prior to the issuance date, the utility shall have provided us and the rating agencies with a timely additional notice;

•	the seller must receive and deliver to us and the rating agencies opinions requested by us;

•	the seller must deliver to us and to the indenture trustee an officers’ certificate confirming the satisfaction of each of these conditions; and

•	the seller shall have received the purchase price.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us and to the indenture trustee, as our assignee, as of the issuance date, among other things, that:

•

the seller is duly organized, validly existing and in good standing under the laws of Ohio, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•

the seller is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the business, operations, assets, revenues or properties of the seller);

•

the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full corporate power and authority to own the environmental control property and sell and assign the environmental control property to us, and the seller has duly authorized such sale and assignment to us by all necessary corporate action; and the execution, delivery and performance of the sale agreement has been duly authorized by the seller by all necessary corporate action;

•

the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

•

the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms of that agreement do not conflict with, result in any breach of any of the terms or provisions of, nor constitute, with or without notice or lapse of time, a default under, the seller’s articles of incorporation or by-laws or any indenture, or other agreement or instrument to which the seller is a party or by which it is bound, result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any that may be granted under the basic documents or any liens created by us pursuant to the Financing Act) or violate any existing law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other government instrumentality having jurisdiction over the seller or its properties;

•

except as disclosed in the sale agreement, there are no proceedings or investigations pending or, to the seller’s knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties:

•	asserting the invalidity of the basic documents, the bonds, the Financing Act or the financing order;

•	seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the basic documents;

•	challenging the seller’s treatment of the bonds as debt of the seller for federal and state tax purposes; or

•

seeking a determination or ruling that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents, the bonds or the financing order;

•

no regulatory, administrative or governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Financing Act or the Uniform Commercial Code, or UCC, are required for the seller to execute, deliver, perform and fulfill its obligations under the sale agreement except those which have previously been obtained or made;

•	as to the environmental control property:

•	all information provided by the seller to us in writing is correct in all material respects;

•

the transfer, sale, assignment and conveyance of the environmental control property constitutes a sale or other absolute transfer of all of the seller’s right, title and interest in the environmental control property to us; upon the execution of the sale agreement, seller will have no right, title or interest in the environmental control property and the beneficial interest in and title to the environmental control property would not be part of the estate of the seller as debtor in the event of a filing of a bankruptcy petition; and

•

the seller is the sole owner of the environmental control property sold to us on the issuance date and such sale will have been made free and clear of all liens other than liens created by us pursuant to the indenture. All actions or filings, including filings with the Secretary of State of West Virginia under the Financing Act and UCC and with the Delaware Secretary of State under the Delaware UCC, necessary in any jurisdiction to give us a valid ownership interest in the environmental control property free and clear of all liens of the seller or anyone claiming through the seller and to give us a first priority perfected ownership interest in the environmental control property and to grant the indenture trustee a first priority perfected security interest in the environmental control property, free and clear of all liens of the seller or anyone else, have been made;

•	with respect to the Financing Act and the financing order:

•

the financing order has been issued by the PSC in accordance with the Financing Act and the financing order and in compliance with all applicable laws, rules and regulations. The financing order became effective pursuant to the Financing Act, is in full force and effect and is final and not appealable; and

•

the bonds are entitled to the protections provided by the Financing Act, the financing order is not revocable by the PSC, and the right to impose, collect and adjust the environmental control charges is irrevocable and not subject to impairment or adjustment, except for the periodic true-up adjustments to the environmental control charges provided for in the financing order;

•

under the Financing Act, the State of West Virginia has pledged not to take or permit any action which impairs the value of the environmental control property or, except as provided in the PSC guaranteed true-up mechanism, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties until the bonds and related costs are fully paid;

•

under applicable United States federal and West Virginia state constitutional principles relating to the impairment of contracts, the State of West Virginia could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the Financing Act, nor could the State of West Virginia (or the PSC in exercising its legislative powers) take any action or fail to take any action required by the State Pledge if the repeal or amendment, or the action or inaction, would substantially limit, alter, impair or reduce the value of the environmental control property or the environmental control charges.

•

under applicable West Virginia constitutional principles relating to the impairment of liens, the West Virginia state legislature could not enact legislation (other than a law passed by the West Virginia state legislature in the valid exercise of the state’s police power) that repeals the State Pledge or limits, alters, impairs or reduces the value of the environmental control property or the environmental control charges so as to impair (i) the terms of the indenture or the bonds or (ii) the rights and remedies of the bondholders (or the indenture trustee acting on their behalf) prior to the time that the bonds are fully paid and discharged if such action would prevent the payment of the bonds or would significantly affect the security for the bonds;

•

there is no order by a court providing for the revocation, alteration, limitation or other impairment of the Financing Act, the financing order, environmental control property or environmental control charges, or any rights arising under them, or that seeks to enjoin the performance of any obligations under the financing order which is materially adverse to the position of the bondholders;

•	the voters of the State of West Virginia have no right of referendum or initiative to amend, repeal or revoke the Financing Act in a manner that would impair the security of the bondholders;

•

no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of the environmental control property, except those that have been obtained or made.

•

the environmental control property constitutes a present property right that will continue to exist until the bonds are paid in full and the financing costs associated with the bonds have been recovered in full;

•

the environmental control property consists of (a) the irrevocable rights and interests of the seller or us, as assignee of the seller, including the right to impose, charge, collect and receive environmental control charges in the amount necessary to provide for full recovery of principal and interest on the bonds, together with the financing costs determined to be recoverable in the financing order; (b) the right under the financing order to obtain periodic adjustments of the environmental control charges and (c) all proceeds arising out of the rights and interests described in (a) and (b). The environmental control property does not include any right to any revenues, collections, claims, rights, payments, money or proceeds of or arising from certain tax charges;

•

except as disclosed by the seller to us, there are no proceedings or investigations pending, or to the best of the seller’s knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties challenging the financing order or the Financing Act;

•

no failure on any issuance date or at any time after that date to satisfy any condition imposed by the Financing Act with respect to the recovery of environmental control costs will have a material adverse effect on the creation or contribution under the sale agreement of environmental control property or the right to collect environmental control charges;

•	the assumptions used in calculating environmental control charges are reasonable and made in good faith;

•	the financing order, including the right to collect environmental control charges, has been declared to be irrevocable by the PSC;

•	after giving effect to the sale of any environmental control property under the sale agreement, the seller:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity.

Notwithstanding the foregoing, the seller makes no representation that amounts collected will be sufficient to meet payment obligations on the bonds or assumptions made in calculating the environmental control charges will in fact be realized.

Covenants of the Seller

In the sale agreement, the seller makes the following covenants:

•

So long as any of the bonds are outstanding, the seller will, except in the case of a merger, consolidation, division, asset disposition or other similar transaction permitted under the terms of the sale agreement, keep in full force and effect its existence as a corporation and remain in good standing, in each case under the laws of the jurisdiction of its incorporation, obtain and preserve its qualifications to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which the seller is a party necessary to the proper administration of the sale agreement and the transactions contemplated thereby.

•

Except for the conveyances under the sale agreement, the seller will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the environmental control property, whether existing as of the issuance date or thereafter created, or any interest therein. The seller shall not at any time assert any lien against or with respect to any environmental control property, and will defend the right, title and interest of us and of the indenture trustee, as our assignee, in, to and under the environmental control property against all claims of third parties claiming through or under the seller.

•	The seller will use the proceeds of the sale of the environmental control property in accordance with the financing order.

•

Subject to the terms of the servicing agreement, if the seller receives any revenue in respect of the environmental control charges, or in respect of the environmental control property or the proceeds thereof, other than in its capacity as servicer, the seller agrees to pay the servicer all estimated payments received by the seller in respect thereof as soon as practicable after receipt thereof by the seller, but in no event later than two business days after the seller becomes aware of such receipt.

•

The seller will notify us and the indenture trustee promptly after becoming aware of any lien on any of the environmental control property, other than the conveyances under the sale agreement, the indenture, or the other basic documents.

•

The seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not have a material adverse effect on the seller’s, our or the indenture trustee’s interests in the environmental control property under any of the basic documents, or the timing or amount of environmental control charges payable by customers, or the seller’s performance of its obligations under the sale agreement or the other basic documents.

•	So long as any of the bonds are outstanding:

•	The seller will treat the bonds as our debt and not that of the seller, except for financial accounting and tax purposes;

•

The seller will disclose in its financial statements that it is not the owner of the environmental control property and that our assets are not available to pay creditors of the seller or its affiliates;

•	The seller will not own or purchase any bonds;

•	The seller shall clearly disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles;

•	The seller will not make any statement or reference in respect of the environmental control property that is inconsistent with our ownership thereof; and

•

The seller will not take any action in respect of the environmental control property except solely in its capacity as the servicer thereof pursuant to the servicing agreement or as otherwise contemplated by the basic documents.

•	The seller agrees that, upon the sale by the seller of environmental control property to us pursuant to a bill of sale:

•

to the fullest extent permitted by law, including the Financing Act and applicable regulations of the PSC, we will have all of the rights originally held by the seller with respect to the environmental control property, including the right to collect any amounts payable by any customer or third party in respect of such environmental control property, notwithstanding any objection or direction to the contrary by the seller; and

•

any payment by any customer or third party to us will discharge that customer’s or third party’s obligations in respect of the environmental control property to the extent of such payment, notwithstanding any objection or direction to the contrary by the seller.

•	So long as any of the bonds are outstanding:

•

in all proceedings relating directly or indirectly to the environmental control property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes);

•

the seller will not make any statement or reference in respect of the environmental control property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes);

•	the seller will not take any action in respect of the environmental control property except as contemplated by the basic documents; and

•

the seller will not sell environmental control property under a subsequent financing order in connection with the issuance of any additional environmental control bonds unless the rating agency condition has been satisfied.

•

The seller will deliver to us and the indenture trustee promptly after having obtained knowledge thereof written notice in an officers’ certificate of any event that would require indemnification or any event which, with the giving of notice or the passage of time, would require indemnification.

•

The seller will execute and file such filings required by law to fully preserve, maintain and protect the interest of us, the indenture trustee and the bondholders in the environmental control property. The seller will institute any action or proceeding necessary to compel performance by the PSC, the State of West Virginia or any of their respective agents of any of their obligations or duties under the Financing Act, any financing order or any issuance advice letter.

•

The seller also agrees to take those legal or administrative actions that may be reasonably necessary (i) to protect us, the indenture trustee and the bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order, or the rights of holders of environmental control property by legislative enactment or constitutional amendment that would be materially adverse to the holders of environmental control property. The costs of any such actions or proceedings undertaken by the seller will be reimbursed by us as an operating expense.

•

So long as any of the bonds are outstanding, the seller will pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the environmental control property, provided that no such tax need be paid if the seller or one of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will comply with all filing requirements, including any post closing filings, in accordance with the financing order.

•	Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in the sale agreement, the seller will notify us and the rating agencies of the breach.

•

Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us or any substantial part of our property under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or ordering the winding up or liquidation of our affairs.

•

So long as any of the bonds are outstanding, the seller will not permit any third party to bill or collect environmental control charges on our behalf except (a) as a subcontractor under the active supervision of the servicer or (b) as required by applicable law or regulation and to the extent permitted by applicable law or regulation, after written notice of such arrangement is furnished to the rating agencies.

•

Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify and hold harmless us and the indenture trustee (for itself and for the benefit of the bondholders), our independent managers and any of our respective affiliates, officers, managers, members, directors, employees and agents against:

•	any and all amounts of principal and interest on the bonds not paid when due or when scheduled to be paid; and

•	any deposits required to be made to us under the basic documents or any financing order which are not made when required.

in each case, as a result of a breach by the seller of any of its representations, warranties or covenants in the sale agreement; each of which the seller will have a 30-day opportunity to cure upon notice from us of a material breach of a covenant.

The seller will indemnify us and the indenture trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, members, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders solely as a result of their ownership of the bonds) that may at any time be imposed on or asserted against any such person under existing law as of the issuance date as a result of (i) the sale and assignment of the environmental control property to us, (ii) the acquisition or holding of the environmental control property by us or (iii) the issuance and sale of the bonds by us, including any sales, gross receipts, general corporation, single business, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any bonds. Bondholders will be entitled to enforce their rights with respect to these indemnification provisions solely through a cause of action brought for their benefit by the indenture trustee.

In addition, the seller will indemnify and hold harmless us and the indenture trustee (for itself and for the benefit of the bondholders), our independent managers and any of our respective affiliates, officers, directors, members, managers, employees and agents against any and all liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these parties as a result of (i) the seller’s willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under the sale agreement, (ii) the seller’s reckless disregard of its obligations and duties under the sale agreement or (iii) the seller’s breach of any of its representations and warranties or covenants contained in the sale agreement.

The seller will also indemnify the PSC, for the benefit of customers, for any losses, including but not limited to losses in the form of higher environmental control charges, that customers may incur by reason of (i) any failure of the seller’s representations and warranties in the sale agreement and (ii) any breach of the seller’s covenants in the sale agreement.

The seller will not be liable for any losses resulting solely from a downgrade in the ratings on the bonds or any consequential, incidental or indirect damages, including any loss of market value of the bonds, resulting from any downgrade of the ratings of the bonds.

The seller shall pay any and all taxes levied or assessed upon all or any part of our property or assets based on existing law as of the issuance date.

This indemnification shall survive the resignation or removal of the indenture trustee and the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys’ fees and expenses, and will rank in priority with other general, unsecured obligations of the seller.

If an indemnification event occurs, the seller will notify us and the indenture trustee of the occurrence of that event. Amounts on deposit in the surplus account, the reserve account and the capital account will not be available to satisfy any indemnification amounts owed by the seller under the sale agreement. The seller will not indemnify us or the indenture trustee on behalf of the bondholders as a result of the State of West Virginia’s exercise of its power under the Financing Act or a change in law by legislative enactment or constitutional amendment or the State of West Virginia’s limitation, alteration, impairment or reduction of the value of environmental control property or environmental control charges after any issuance date in breach of the pledge of the State of West Virginia. See “Risk Factors —Risks Associated With Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

The seller shall also be obligated to take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

•

to protect us, the indenture trustee and the bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any of the seller’s representations and warranties in the sale agreement; or

•

to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order or the rights of holders of environmental control property by legislative enactment or constitutional amendment that would be adverse to the holders of environmental control property.

Other than as described in the previous paragraph, the seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the sale agreement and that in its opinion may involve it in any expense or liability.

See “Risk Factors—Other Risks Associated With the Purchase of the Bonds—The Obligation of the Seller or Servicer to Indemnify Us for a Breach of a Representation, Warranty or Covenant Might Not be Sufficient to Protect Your Investment.”

Amendment

The sale agreement may be amended by the seller and us with the prior written consent of the indenture trustee and the satisfaction of the rating agency condition and the PSC condition. We will notify the rating agencies promptly after the execution of any such amendment or consent. Prior to the execution of any amendment to the sale agreement, we and the indenture trustee will be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the sale agreement. See “Description of the Bonds—Supplemental Indentures—Modifications to the Sale Agreement, the Administration Agreement, and the Servicing Agreement” in this prospectus.

Assumptions of the Obligations of the Seller

Any person (a) into which the seller may be merged or consolidated and which succeeds to all or any material part of the electric distribution business of the seller, (b) which results from the division of the seller into two or more Persons and which succeeds to all or any material part of the electric distribution business of the seller, (c) which may result from any merger or consolidation to which the seller shall be a party and which succeeds to all or any material part of the electric distribution business of the seller, (d) which may succeed to the properties and assets of the seller substantially as a whole and which succeeds to all or any material part of the electric distribution business of the seller, or (e) which may otherwise succeed to all or any material part of the electric distribution business of the seller and which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the seller under the sale agreement, shall be the successor to the seller thereunder without the execution or filing of any document or any further act by any of the parties so long as the conditions of any such assumption are met. The conditions include:

•

immediately after giving effect to such transaction, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing;

•

the seller shall have delivered to us and to the indenture trustee an officers’ certificate and an opinion of counsel stating that such consolidation, merger or succession and such agreement of assumption comply with the requirements of the sale agreement and that all conditions precedent relating to such transaction have been complied with;

•

the seller shall have delivered to us and to the indenture trustee an opinion of counsel stating, in the opinion of such counsel, either (a) all filings to be made by the seller, or the seller in its capacity as servicer, including filings under the Financing Act and the UCC, that are necessary to preserve the interests of us and the indenture trustee in the environmental control property have been executed and filed or (b) that no such action is necessary to preserve such interests;

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction; and

•

the seller shall have delivered to us and to the indenture trustee an opinion of an independent tax counsel to the effect that, for federal income tax purposes, such consolidation, merger or other succession to, and assumption of, the obligations of the seller will not result in a material adverse federal income tax consequence to us or to the seller, the indenture trustee or the holders of the outstanding bonds.

So long as the conditions of any such assumption are met, the seller will automatically be released from its obligations under the sale agreement.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the environmental control property. We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the servicing agreement.

Servicing Procedures of Mon Power

The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the environmental control property relating to the bonds according to the terms of the servicing agreement. The servicer’s duties will include: calculating electricity demand and usage; billing, collecting and posting of the environmental control charges; responding to inquiries of customers, third parties, the PSC or any federal, local or state government authority regarding the environmental control property; accounting for the billing and collection of the environmental control charges; investigating and handling delinquencies, processing and depositing revenue and making periodic remittances, furnishing periodic reports and statements to us, the PSC, the rating agencies and to the indenture trustee; making all filings with the PSC and taking all other actions necessary to perfect our ownership interests in and the indenture trustee’s lien on the environmental control property; and taking all necessary action in connection with true-up adjustments.

Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer are qualified and limited in their entirety by the Financing Act, the financing order and any PSC regulations in effect at the time such duties are to be performed.

There are currently no retail electric providers operating in Mon Power’s service territory that would be required to bill and collect environmental control charges from customers, and remit them to Mon Power.

The servicer will also prepare servicing reports required to be filed by us with the SEC, as further described below.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the environmental control property, to employ or cause to be employed procedures, and to exercise or cause to be exercised the same care, it customarily employs and exercises in servicing and administering bill collections for its own account and for others.

The servicer will (i) administer and make collections in respect of the environmental control property with reasonable care and in material compliance with applicable law and regulations, including all PSC regulations, using the same degree of care and diligence that the servicer exercises with respect to similar assets for its own account, (ii) follow customary standards, policies and practices for the industry in West Virginia in performing its duties, (iii) use reasonable efforts consistent with customary servicing standards to bill and collect the environmental control charges and calculate the environmental control charges in accordance with the Financing Act and the financing order, (iv) file such continuation statements necessary to maintain the perfected security interest of the indenture trustee in the environmental control property and (v) use reasonable efforts to otherwise enforce and maintain the indenture trustee’s rights in respect of the environmental control property and comply in all material respects with all laws and regulations applicable to it relating to the environmental control property. The servicer will follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of the environmental control property which, in the servicer’s judgment, may include the taking of legal action, at our expense.

The servicer is responsible for instituting any proceeding to compel performance by the State of West Virginia or the PSC of their respective obligations under the Financing Act or any financing order or subsequent financing order. The servicer will take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order or the rights of holders of environmental control property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by us as an operating expense (and included in the true-up adjustment process), provided, however, that the servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the indenture or any additional indenture, and is not required to advance its own funds to satisfy these obligations.

In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Mon Power’s electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as successor to Mon Power and as obligated to impose, bill and collect environmental control charges pursuant to the financing order and to remit those revenues to the servicer.

The servicing agreement also designates the servicer as the custodian of our records and documents.

The PSC’s Regulatory Obligation Constitutes a State Guarantee to Implement the True-Up Mechanism

Among other things, the servicing agreement requires the servicer to file, and the Financing Act requires the PSC to approve, semi-annual true-up adjustments to the rate at which environmental control charges are imposed on customers to guarantee recovery of amounts to make all scheduled payments of principal and interest on the bonds on a timely basis. There is no cap on the level of charges to be imposed nor expiration of the authority to impose the charges to guarantee payment of all scheduled principal and interest in full. For more information on the true-up process, see “Description of the Environmental Control Property—West Virginia Law and the PSC’s Irrevocable Financing Order Guarantee that True-up Adjustments Will Be Made” in this prospectus. These adjustments are to be based on actual revenues and updated assumptions by the servicer as to projected future billed revenue from which environmental control charges are allocated, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the environmental control property and the bonds.

In addition, adjustments may be made quarterly and, during the last year in which the bonds are outstanding, monthly, as needed.

The servicer must file a non-routine true-up advice letter with the PSC if, in the servicer’s discretion, the method it uses to calculate the environmental control charges requires modifications to more precisely project and generate sufficient revenues. The modifications will become effective when reviewed and approved by the PSC within 90 days after filing.

The servicer will calculate the environmental control charges necessary to guarantee:

•	all accrued and unpaid interest being paid in full;

•	the outstanding principal balance of the bonds equaling the amount provided in the expected sinking fund schedule;

•	the amount on deposit in the reserve account equaling the required level;

•	the amount on deposit in the capital account equaling the required capital level; and

•	all other fees, expenses and our indemnities being paid.

Routine true-up adjustment calculations will be made (1) fifteen days before the end of each semi-annual payment period, or (2) with respect to a true-up adjustment occurring after the last expected maturity date for any bonds, the earlier of (i) fifteen days before the end of the next semi-annual payment period and (ii) fifteen days before the final maturity date for those bonds. Non-routine true up adjustment calculations will be made whenever the servicer or the PSC staff determines that a non-routine true-up adjustment is required to more accurately project and generate adequate environmental control charge revenues.

Daily Remittances to the Collection Account Are Required

The first dollars from the amount collected from each and every of Mon Power customers’ electricity bills, without exception, must be remitted on a daily basis to the bond trustee to pay that customer’s ROCs. In addition, the PSC’s irrevocable financing order mandates that the true-up mechanism must adjust the ROCs for all customers at least semi-annually, and more frequently as needed, to guarantee revenues sufficient to make all scheduled payments of principal and interest on a timely basis.

The servicer will make daily payments on account of environmental control charges revenue relating to the bonds to the indenture trustee for deposit in the collection account. The servicer will remit estimated collection payments on the environmental control charges to the collection account each business day. For a description of the allocation of the deposits, see “Security for the Bonds—How Revenues Collected Will Be Allocated” in this prospectus.

The servicer will remit to the indenture trustee revenues based on its estimated system-wide charge-off percentage and the average number of days outstanding of electricity bills. No less often than annually, the servicer will reconcile remittances of estimated payments arising from environmental control charges with actual environmental control charges payments received by the servicer to more accurately reflect the amount of billed environmental control charges that should have been remitted, based on the actual system-wide charge-off percentage. To the extent the remittances of estimated payments arising from the environmental control charges exceed the amounts that should have been remitted based on actual system-wide charge-offs, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the indenture trustee until the balance of such excess is reduced to zero. To the extent the remittances of estimated payments arising from the environmental control charges are less than the amount that should have been remitted based on actual system-wide charge-offs, the servicer will remit the amount of the shortfall to the indenture trustee within two business days. Although the servicer will remit estimated payments arising from the environmental control charges to the indenture trustee, the servicer is not obligated to make any payments on the bonds.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee with respect to the bonds in an amount equal to:

•	0.05% of the initial aggregate principal amount of the bonds for so long as the servicer remains Mon Power (or Potomac Edison); or

•

if Mon Power or Potomac Edison is not the servicer, an amount agreed upon by the successor servicer and the indenture trustee and approved by the PSC, but may not be an amount in excess of 1.25% of the initial aggregate principal amount of the bonds.

The servicing fee shall be paid semi-annually with half of the servicing fee being paid on each payment date. The indenture trustee will pay the servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds. See “Security for Bonds—How Revenues Collected Will Be Allocated” in this prospectus.

Servicer Representations and Warranties; Indemnification

The servicer will represent and warrant to us, as of the issue date of the bonds, among other things, that:

•

the servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, with the corporate power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted and has the power, authority and legal right to service the environmental control property;

•

the servicer is duly qualified to do business as a foreign corporation in good standing or equivalent status, and has obtained all necessary licenses and approvals in all foreign jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the environmental control property as required by the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or prospects or materially and adversely affect the servicing of the environmental control property);

•

the servicer has the corporate power and authority to execute and deliver the servicing agreement and to carry out its terms, and the execution, delivery and performance of the servicing agreement has been duly authorized by the servicer by all necessary corporate action;

•

the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law);

•

the consummation of the transactions contemplated by the servicing agreement and the fulfillment of its terms will not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under the articles of incorporation or by-laws of the servicer or any other material indenture, agreement or other instrument to which the servicer is a party or by which it is bound; or result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (except as contemplated in the indenture and as set forth in the sale agreement); or violate any law or any order, rule or regulation applicable to the servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties;

•

except for filings with the PSC to adjust the environmental control charges pursuant to the servicing agreement, or filing certain financing statements, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the servicer of the servicing agreement, the performance by the servicer of the transactions contemplated under the servicing agreement or the fulfillment by the servicer of the terms of the servicing agreement, except those which have previously been obtained or made;

•

except as disclosed in the servicing agreement and to the servicer’s knowledge, there are no proceedings or investigations pending or, to the servicer’s knowledge, threatened against the servicer before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties: (i) seeking to prevent issuance of the bonds or the consummation of the transactions contemplated by the servicing agreement or any of the other basic documents, or, if applicable, any additional indenture or subsequent sale agreement; (ii) seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement or any of the other basic documents or, if applicable, any additional indenture or subsequent sale agreement; or (iii) relating to the servicer and which might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the bonds; and

•

each report or certificate delivered in connection with any filing made to the PSC by the servicer on our behalf with respect to the environmental control charges or periodic adjustments will constitute a representation and warranty by the servicer that each such report or certificate, as the case may be, is true and correct in all material respects. To the extent that any such report or certificate is based in part or upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the servicer on the date such report or certificate is delivered.

The servicer is not responsible for any ruling, action or delay of the PSC, except those caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable to us for the calculation of the environmental control charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has not acted in bad faith and has not acted in a negligent manner.

The servicer will indemnify, defend and hold harmless us and the indenture trustee (for itself and for your benefit) and each of their respective officers, managers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising from the servicer’s willful misconduct, bad faith or negligence in the performance of its duties or the servicer’s material breach of any of its representations or warranties that results in a default by the servicer under the servicing agreement. The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct or negligence of the party seeking indemnification. In addition, the servicer will agree to indemnify the PSC (for the benefit of retail electric service customers) in connection with any liabilities, obligations, losses, damages, payments and claims, including any increase in servicing fees resulting from the servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under the servicing agreement. Any such indemnity payments made to the PSC for the benefit of the retail electric customers will be remitted to the indenture trustee promptly for deposit in the applicable collection account.

The servicer releases us, the indenture trustee and each of our respective officers, managers, employees, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the environmental control property or the servicer’s activities, other than actions, claims and demands arising from the willful misconduct, bad faith or negligence of the parties.

The servicer shall indemnify the indenture trustee (in its own capacity) and its respective officers, directors and agents for any and all liabilities, obligations, losses, damages payments and claims arising from the acceptance and performance of the trusts and the duties under the servicing agreement and in the indenture.

Matters Regarding the Servicer

Mon Power may not resign from its obligations and duties as servicer under the servicing agreement, except when Mon Power determines that performance of its duties thereunder is no longer permissible under applicable law.

No resignation by, or termination of, Mon Power as servicer will become effective until a successor servicer has been approved by the PSC and has assumed Mon Power’s servicing obligations and duties under the servicing agreement.

Neither the servicer nor any of its directors, officers, employees, or agents will be liable to us or to the indenture trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the indenture trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

Any entity which becomes the successor by merger, division, sale, transfer, lease, management contract or otherwise to all or a major part of the servicer’s electric distribution business may assume all of the rights and obligations of the servicer under the servicing agreement without the execution or filing of any document. The following are conditions to the transfer of the duties and obligations to a successor servicer:

•

immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•

the servicer has delivered to us, to the PSC, the indenture trustee and the rating agencies an officer’s certificate and an opinion of counsel stating that the transfer and agreement of assumption comply with the servicing agreement and all conditions precedent to the transfer under the servicing agreement have been complied with;

•

the servicer has delivered to us, to the PSC, to the indenture trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the PSC, to protect our interests in all of the environmental control property have been made or that no filings are required; and

•	the servicer has given prior written notice to the rating agencies.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include, among other things:

•

any failure by the servicer to remit to the indenture trustee, on our behalf, any funds actually collected as part of the environmental control property and required to be remitted pursuant to the servicing agreement with respect to the bonds that continues and is not remedied for five business days after written notice is received by the servicer and the PSC from us or from the indenture trustee;

•

any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement of the servicer set forth in the servicing agreement, which failure materially and adversely affects the environmental control property or the rights of bondholders and which continues and is not remedied for 60 days after written notice of this failure has been given to the service by us, by the PSC or by the indenture trustee or after discovery of such failure by an officer of the servicer;

•

any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect in a material respect when made, which has a material adverse effect on us or the bondholders and which material adverse effect continues and is not remedied for a period of 60 days after the giving of written notice to the servicer by us, the PSC or the indenture trustee; and

•	events of bankruptcy, insolvency, receivership or liquidation occur with respect to the servicer.

Rights When Servicer Defaults

In the event of a servicer default that continues and is not remedied, the indenture trustee may, or at the direction of the holders of a majority of the outstanding principal amount of the bonds or, at the direction of the PSC, by notice then given in writing to the servicer, will, terminate all the rights and obligations (other than servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed) of the servicer under the servicing agreement. In addition, upon a servicer default, we and the indenture trustee shall be entitled to apply to the PSC or any court of competent jurisdiction for sequestration and payment to the indenture trustee of revenues arising with respect to the environmental control property.

On or after the receipt by the servicer of a notice of termination, all authority and power of the servicer under the servicing agreement, whether with respect to the environmental control property, including the related environmental control charges or otherwise, shall, upon appointment of a successor servicer under the servicing agreement, without further action, pass to and be vested in such successor servicer and, without limitation, the indenture trustee is authorized and empowered to execute and deliver on behalf of the predecessor servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of the notice of termination, whether to complete the transfer of the environmental control property records and related documents, or otherwise. The predecessor servicer shall cooperate with the successor servicer, the indenture trustee and with us in effecting the termination of the responsibilities and rights of the predecessor servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts that shall at the time be held by the predecessor servicer for remittance, or shall thereafter be received by it with respect to the environmental control property or the related environmental control charges. As soon as practicable after receipt by the servicer of such notice of termination, the servicer shall deliver the environmental control property records to the successor servicer. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the environmental control property records to the successor servicer and amending the servicing agreement to reflect such succession as servicer pursuant to the servicing agreement shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Mon Power as servicer shall not terminate Mon Power’s rights or obligations as seller under the sale agreement.

In the event that Mon Power defaults in its servicing obligations, the financing order requires that Potomac Edison assume such servicing obligations for the same servicing fee payable to Mon Power.

Waiver of Past Defaults

The indenture trustee, with the consent of the PSC and holders of a majority of the outstanding principal amount of the bonds, may waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the indenture trustee in accordance with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any default of the servicer arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. The servicing agreement provides that no waiver will impair the bondholders’ rights relating to subsequent defaults.

Successor Servicer

Upon the receipt of a notice of termination or upon the servicer’s resignation in accordance with the terms of the servicing agreement, the predecessor servicer shall continue to perform its functions as servicer and shall be entitled to receive the requisite portion of the servicing fees, until a successor servicer has assumed in writing the obligations of the servicer. In the event of the servicer’s removal or resignation, the indenture trustee may, and at the direction of the holders of a majority of the principal amount of the outstanding bonds or the PSC shall, appoint a successor servicer.

The indenture trustee may appoint or, if no successor servicer has been appointed within 30 days after the delivery of the termination notice, petition the PSC or a court of competent jurisdiction for the appointment of, a successor servicer which is permitted to perform the duties of the servicer pursuant to the Financing Act, the PSC regulations, the financing order and the servicing agreement, satisfies criteria specified by the nationally recognized statistical rating agencies rating the bonds, and enters into a servicing agreement with us having substantially the same provisions as the servicing agreement in effect between us and the predecessor servicer. Any successor servicer may resign only if it is prohibited from serving as such by applicable law.

If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement requires the servicer, on an ongoing basis, to cooperate with us and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Amendment

The servicing agreement may be amended by the servicer and us with the prior written consent of the indenture trustee and the satisfaction of the rating agency condition. An amendment is subject to the objection of the PSC within the time periods and subject to the conditions set forth in the servicing agreement. We will notify the rating agencies promptly after the execution of any such amendment or consent. See “Description of the Bonds—Supplemental Indentures—Modifications to the Sale Agreement, the Administration Agreement, and the Servicing Agreement” in this prospectus.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the indenture trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2010 or, if earlier, on the date on which the annual report on Form 10-K relating to the bonds is required to be filed, a certificate of an authorized officer of the servicer stating that the servicer has reviewed its compliance with the terms of the servicing agreement, during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the bonds in the case of the first statement), and stating the results of such review, including a description of any defaults thereunder.

The servicing agreement also will provide that a firm of independent public accountants will furnish annually to us, the indenture trustee, the PSC and the rating agencies on or before March 31 of each year beginning March 31, 2010, an annual accountant’s report to the effect that the accounting firm has performed procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the date of the servicing agreement until December 31, 2009), identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Conduct of The American Institute of Certified Public Accountants.

The servicer will also be required to deliver to us, the PSC, the indenture trustee and the rating agencies quarterly certificates setting forth information relating to collections of environmental control charges received during the preceding calendar month or semiannual period, as the case may be, for the bonds. Each quarterly certificate will be delivered shortly before each payment date and will set forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the reserve account, the capital account and surplus account after giving effect to all transfers and payments to be made on such payment date.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the indenture trustee and the rating agencies.

You may obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

THE ADMINISTRATION AGREEMENT

The following summary describes the material terms and provisions of the administration agreement pursuant to which the administrator will perform administrative services for us. We have filed a copy of the administration agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete is subject to the provisions of, and is qualified by reference to, such agreement.

Allegheny Energy Services Corporation (an affiliate of Mon Power) will provide administrative services to us pursuant to the administration agreement between us and Allegheny Energy Services Corporation. We have filed a copy of the administration agreement with the SEC. Under the administration agreement, Allegheny Energy Services Corporation furnishes to us, at a fixed fee per year, clerical, secretarial, and bookkeeping services to maintain our good standing, and other administrative services that may be required or agreed upon.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds. Except as set forth below under the caption “Material U.S. Federal Tax Consequences—Tax Consequences to Non-U.S. Holders” in this prospectus, this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations). Also, except as set forth below under the caption “Material West Virginia State Tax Consequences” in this prospectus, this discussion does not address the consequences to holders of the bonds under state, local or foreign tax laws.

This discussion is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF ENVIRONMENTAL CONTROL BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuer and Characterization of the Bonds

Based on Revenue Procedure 2005-62, 2005-37 IRB, it is the opinion of Morgan, Lewis & Bockius LLP that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from MPR and Mon Power and (2) the bonds will be treated as debt of Mon Power. This opinion is based on certain representations made by us and Mon Power, on the application of current law to the facts as reflected in the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the bonds. By acquiring an environmental control bond, a bondholder agrees to treat the environmental control bond as debt for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Interest. Interest income on the bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. We expect the bonds will be issued with original issue discount.

Sale or Retirement of Bonds. On a sale, exchange or retirement of an environmental control bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the environmental control bond. A U.S. Holder’s tax basis in its bonds is the U.S. Holder’s cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the environmental control bond was held for more than one year at the time of disposition. If a U.S. Holder sells the environmental control bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the environmental control bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.

Tax Consequences to Non-U.S. Holders

Withholding Taxation on Interest. Payments of interest income on the bonds received by a Non-U.S. Holder that does not hold its bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to United States federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Mon Power entitled to vote, is not a controlled foreign corporation that is related to Allegheny Energy Inc. through stock ownership, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and Mon Power or its paying agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•

a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•

a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•

a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to Mon Power or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a U.S. corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.

Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

•	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the back up withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under “Withholding Taxation on Interest” in this prospectus would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

In addition, backup withholding of U.S. federal income tax may apply upon the sale of an environmental control bond to (or through) a broker, unless either (1) the broker determines that the person selling the bond is a corporation or other exempt recipient or (2) the person selling the bond provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the person selling the bond is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (1) the broker determines that the person selling the bond is an exempt recipient or (2) the person selling the bond certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

MATERIAL WEST VIRGINIA TAX CONSEQUENCES

The discussion below is based upon the provisions of the West Virginia Code and regulations promulgated thereunder, and administrative rulings and judicial decisions under the West Virginia Code as of the date hereof, all of which may be repealed, revoked or modified at any time, with either forward-looking or retroactive effect, so as to result in West Virginia state tax consequences different from those discussed below.

West Virginia imposes a personal income tax on resident individuals and/or nonresident individuals with taxable income derived from sources in this state. West Virginia imposes a minimum income tax on individuals, which shall be the excess, if any, by which an amount equal to 25% of any federal alternative minimum tax for the taxable year exceeds the sum of the primary personal income tax imposed by the State. West Virginia also imposes a corporation net income tax on corporations and a business franchise tax on corporations and partnerships doing business or owning property in this state.

In the opinion of Jackson Kelly PLLC, a corporation, partnership or individual, which is not otherwise subject to the corporate net income tax, business franchise tax or personal income tax, will not become subject to these taxes solely by investing in the bonds.

The discussion under “Material West Virginia Tax Consequences” is for general information only and may not be applicable depending upon a bondholder’s particular situation. It is recommended that prospective bondholders consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the bonds, including the tax consequences under federal, state, local, non-U.S. and other tax laws and the effects of changes in such laws.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the bonds by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “plan”).

Governmental plans, non-U.S. plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to similar laws. Additionally, a governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code. By purchasing the bonds described herein, any plan that is or could be subject to a similar law represents that the purchase and holding of the bonds is not a violation of such law. Fiduciaries of such plans should consult with their counsel regarding applicable similar laws before making an investment.

This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders to such a plan investment advice for a fee or other compensation, is generally considered to be a fiduciary of the plan. Plans may purchase bonds subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by the plan.

In considering an investment in the bonds of a portion of the assets of any plan, a fiduciary should determine, in the context of the particular circumstances of the investing plan, whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, exclusive benefit, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Any insurance company proposing to invest assets of its general account in the bonds should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats those general account assets as assets of a plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code. In addition, such potential investor should consider the effect of any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations promulgated thereunder.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, who engages in a prohibited transaction for which no statutory or regulatory exemption is available may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. The persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. Finally, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

The bonds held by a plan will be deemed to constitute plan assets, and the acquisition, holding and disposition of the bonds by a plan may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or both of those sections, if a party to the transaction is also a party in interest or disqualified person with respect to such plan, unless an exemption is available. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to these transactions. If you are a fiduciary of a plan, before purchasing any bonds, you should consider the availability of one of these PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, exemptions, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•

the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, bonds may not be purchased with assets of any plan if we or the indenture trustee, Mon Power, any other servicer, Allegheny Energy Inc., any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the bonds;

•

has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•	is an employer maintaining or contributing to the plan, unless prohibited transaction class exemption 90-1 or 91-38 applied to the purchase and holding of the bonds.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a plan in the bonds may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity only if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in Section 2510.3-101 of the regulations applies. An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, we anticipate that the bonds will be treated as indebtedness under local law without any substantial equity features.

If the bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the bonds. The extent to which the bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. In addition, the acquisition or holding of the bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the indenture trustee, Mon Power, any other servicer, Allegheny Energy Inc., any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan.

Accordingly, by its purchase of the bonds, each holder, and any fiduciary acting in connection with the purchase on behalf of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the bonds through and including the date of disposition of any such bond either (i) that it is not a plan; (ii) that the acquisition, holding and the disposition of any bond by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws; or (iii) that the acquisition, holding and the disposition of any bond by such holder constitutes or will constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws but an exemption is available with respect to such transactions and the conditions of such exemption have at all relevant times been satisfied.

Consultation with Counsel

If you are a fiduciary which proposes to purchase the bonds on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

The sale of bonds shall not be deemed a representation by us that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

BANKRUPTCY AND CREDITORS’ RIGHTS ISSUES

Challenge to True Sale Treatment

The utility, as seller, will represent and warrant that the sale of the environmental control property in accordance with the sale agreement constitutes a true and valid sale and assignment of that environmental control property to us. It will be a condition of closing for the sale of environmental control property pursuant to the sale agreement that the utility take the appropriate actions under the Financing Act, including filing a notice of transfer of an interest in the environmental control property, to perfect the sale. The Financing Act provides that a transfer of environmental control property which the parties have, in the governing documentation, expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant environmental control property. We and the utility will treat such a transaction as a true sale and absolute transfer under applicable law. However, we expect that the bonds will be reflected as debt on the utility’s consolidated financial statements. See “The Financing Act and the Financing Order” and “Material U.S. Federal Income Tax Consequences” in this prospectus.

In the event that the utility becomes a debtor in a bankruptcy case, the bankruptcy trustee, the utility or another party could take the position that the sale of the environmental control property to us was a financing transaction and not a “true sale” under applicable creditors’ rights principles. There can be no assurance that a court would not adopt such a position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of the utility, and the attendant possible uncertainty surrounding the treatment of the transaction, could result in delays in payments on the environmental control bonds and the allocable certificates.

In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate. sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

We have attempted to mitigate the impact of a possible recharacterization of a sale of environmental control property as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the sale of the applicable environmental control property is thereafter recharacterized by a court as a financing transaction and not a true sale, the sale by the utility will be deemed to have granted to us a first priority security interest in all the utility’s right, title and interest in and to the environmental control property and all proceeds thereof. In addition, the sale agreement will require the filing of a notice of security interest in the environmental control property and the proceeds thereof in accordance with the Financing Act. As a result of this filing, we would be a secured creditor of the utility and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a utility bankruptcy. Further, if, for any reason, an environmental control property notice is not filed under the Financing Act or we fail to otherwise perfect our interest in the environmental control property, and the sale is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of the utility.

The Financing Act provides that the creation, granting, perfection and enforcement of liens and security interests in environmental control property are governed by the Financing Act and not by the West Virginia Uniform Commerce Code. Under the Financing Act, a valid and enforceable lien and security interest in environmental control property may be created only by a financing order issued under the Financing Act and the execution and delivery of a security agreement with a holder of environmental control bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the environmental control bonds. Upon perfection through the filing of notice with the Secretary of State of West Virginia, the security interest shall be a continuously perfected lien and security interest in the environmental control property, with priority in the order of filing, and take precedence over any other subsequent lien, created by operation of law or otherwise. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a utility bankruptcy. Further, if, for any reason, an environmental control property notice is not filed under the Financing Act or we fail to otherwise perfect our interest in the environmental control property sold pursuant to the sale agreement, and any such transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of the utility.

Consolidation of the Issuer and Utility

If the utility or MPR were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate our assets and liabilities with those of the utility and/or MPR. We, MPR and the utility have taken steps to attempt to minimize this risk, which include our being organized as an entity that is bankruptcy-remote from the utility and its affiliates to serve as a finance subsidiary of the utility. See “MPR” and “The Issuer” in this prospectus. However, no assurance can be given that if the utility or MPR were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of the utility or MPR. Substantive consolidation would result in payment of the claims of the beneficial owners of the environmental control bonds and allocable certificates to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Environmental Control Property as Current Property

The utility will represent in the sale agreement, and the Financing Act provides, that the environmental control property conveyed pursuant to such sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the related series of environmental control bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of the utility, a court would not rule that the applicable environmental control property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the applicable environmental control property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the related environmental control charges in respect of electricity demanded after the commencement of the bankruptcy case or that the applicable environmental control property has been sold to us. If it were determined that the applicable environmental control property had not been sold to us, and the security interest in favor of the bondholders of the related series was cut off under the Bankruptcy Code or did not attach to the environmental control charges in respect of electricity demanded after the commencement of the bankruptcy case, then we would have an unsecured claim against the utility. If so, there would be delays and/or reductions in payments on the bonds. Whether or not a court determined that environmental control property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any environmental control charges relating to electricity demanded after the commencement of the bankruptcy could not be transferred to us or the indenture trustee.

In addition, in the event of a bankruptcy of the utility, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of the utility’s costs associated with the transmission or distribution of the electricity, the demand for which gave rise to the environmental control charges receipts used to make payments on the environmental control bonds.

Regardless of whether the utility is the debtor in a bankruptcy case, if a court were to accept the argument that environmental control property conveyed pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of the utility arising before that environmental control property came into existence could have priority over our interest in that environmental control property. Adjustments to the environmental control charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If the utility were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against the utility under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against the utility. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the utility based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the utility.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the Financing Act permits the indenture trustee to enforce the security interest in the environmental control property sold to us pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request a court to order the sequestration and payment to holders of environmental control bonds of all revenues arising from the applicable environmental control charges. There can be no assurance, however, that a court would issue this order after a utility bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the indenture trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the court and an order requiring an accounting and segregation of the revenues arising from the environmental control property sold to us pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the environmental control charges that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement. However, the servicer is required to remit funds collected on a daily basis to the indenture trustee.

The Financing Act provides that the relative priority of a lien created under the Financing Act is not defeated or adversely affected by the commingling of environmental control charges arising with respect to the related environmental control property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the environmental control charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy, were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled environmental control charges held as of that date and could not recover the commingled environmental control charges held as of the date of the bankruptcy.

However the court were to rule on the ownership of the commingled environmental control charges, the automatic stay arising upon the bankruptcy of the servicer could delay the indenture trustee from receiving the commingled environmental control charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled environmental control charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the indenture trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the indenture trustee may petition a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that the utility as servicer was capable of performing. Furthermore, should a servicer enter into bankruptcy, it may be permitted to stop acting as servicer or to assign its rights and obligations under the servicing agreement to another party.

USE OF PROCEEDS

We will use the proceeds from the sale of the bonds, net of upfront financing costs (as defined in the financing order), to purchase the environmental control property relating to the bonds from the seller. Mon Power will use the proceeds it receives from the sale of the environmental control property in financing certain costs relating to the construction and installation of flue gas desulfurization equipment at Mon Power’s Fort Martin generation facility in West Virginia. The Financing Act requires that the bond proceeds received by or for the benefit of the utility to be placed in a separate account and used solely for the payment of environmental control costs and financing costs and for no other purposes. Mon Power will deposit the proceeds of the bonds which it receives into an escrow deposit account with the indenture trustee, as escrow agent, and will periodically requisition the funds to pay the costs of environmental control activities. The Financing Act provides that the failure of a utility to apply the proceeds of the bonds in a reasonable, prudent and appropriate manner or otherwise in compliance with the Financing Act will not invalidate, impair or affect the financing order, the environmental control property, environmental control charges or the bonds.

RELATIONSHIP TO THE 2007 BONDS

In April 2007, we issued the 2007 bonds. The outstanding 2007 bonds are currently rated Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. The 2007 bonds have not been on a watch list and we are not aware of any action or proceeding by any of the foregoing rating agencies that contemplates the lowering of the current ratings of the 2007 bonds.

Although Mon Power is the servicer with respect to the 2007 bonds and will be the initial servicer with respect to the bonds, as more fully described under “Monongahela Power Company —The Utility, Seller and Servicer,” the bonds will be payable from collateral that is separate from that securing the 2007 bonds and the PE 2007 bonds or any other series of environmental control bonds. The principal source of repayment for the bonds will be environmental control charges received by the servicer in respect of separate environmental control property for the bonds. Further environmental control charges, in addition to those already imposed on electric service customers in Mon Power’s service territory in connection with the issuance of the 2007 bonds, will be imposed on such customers in connection with the issuance of the bonds and paid on a joint and several basis by all customers. Please see “The Financing Act and the Financing Order” and “Security for the Bonds.”

PLAN OF DISTRIBUTION

We may sell some or all of the bonds on a negotiated basis to or through one or more underwriters or dealers. We may also sell some or all of the bonds directly to institutional investors or other purchasers or through agents.

We may distribute the bonds in one or more transactions at a fixed or varying price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The obligations of any underwriter to purchase some or all of the bonds will be subject to certain conditions, and the underwriters may be obligated to purchase all of such bonds if any of such bonds are purchased. If a dealer is used in a sale, we may sell the bonds to the dealer as principal. The dealer may then resell the bonds to the public at varying prices to be determined by the dealer at the time of resale.

In connection with the sale of the bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the bonds for whom they may act as agents. Underwriters may sell the bonds to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the bonds may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements with us and Mon Power, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

We may authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase the bonds at the public offering price set forth in the prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future or at varying prices to be determined at the time of sale or at the time of commitment therefor. Institutions with whom such contract may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the bonds shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of the bonds is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the bonds. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the bonds while the offering is in progress. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the bonds. If the underwriters create a short position in the bonds in connection with the offerings (in other words, if they sell more bonds than are set forth on the cover page of the prospectus) the representatives of the underwriters may reduce that short position by purchasing the bonds in the open market. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase the bonds in the open market to reduce the underwriters’ short position or to stabilize the price of the bonds, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a bond for the purpose of stabilization or to reduce a short position could cause the price of the bond to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the bonds to the extent that it discourages resales of the bonds. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice. These activities may be effected in the over-the-counter market or otherwise.

The bonds are a new issue of securities with no established trading market. The bonds will not be listed on any securities exchange. No assurance can be given as to the ability of holders of the bonds to resell the bonds.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

RATINGS

The bonds will not be issued unless prior to closing the bonds have been rated “AAA” by Standard & Poor’s Rating Group, a division of McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investor Services, Inc., and “AAA” by Fitch Ratings.

Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on the bonds, and, accordingly, there can be no assurance that the ratings assigned the bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of the bonds is revised or withdrawn, the liquidity of the bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than payment in full of the bonds by the applicable final maturity date, as well as the timely payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement relating to the bonds with the SEC. This prospectus is a part of the registration statement. This prospectus describes the material terms of some of the documents filed as an exhibit to the registration statement. This prospectus does not, however, contain all of the information contained in the registration statement and related exhibits. You can inspect the registration statement and the related exhibits without charge at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of the registration statement and related exhibits at the above location at prescribed rates. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like Mon Power. The address of that site is:

http://www.sec.gov

We will file such periodic reports with the SEC as are required to be filed under the Securities Exchange Act of 1934, as amended, and the rules, regulations and orders of the SEC.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, MPR, Mon Power or the indenture trustee, or of which any property of the foregoing is subject, that is material to the holders of the bonds.

LEGAL MATTERS

Certain legal matters relating to the bonds will be passed on by Jackson Kelly PLLC, Charleston, West Virginia, counsel to the utility, the seller and us. Certain legal matters relating to the bonds and certain U.S. federal income tax consequences of the issuance of the bonds will be passed upon by Morgan, Lewis & Bockius LLP, counsel to the utility, the seller and us. Certain legal matters relating to the bonds will be passed upon by Richards, Layton & Finger, P.A., Delaware counsel to us, and by Day Pitney LLP, counsel to the underwriters, if any.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

Notice to Residents of Singapore

The bonds may be offered pursuant to (i) a private placement, (ii) Sections 274 and/or 275 of the SFA (as defined below) or (iii) an exemption under Division 5A of the Companies Financing Act.

If the bonds are offered pursuant to a private placement, residents should note the following:

This prospectus is confidential. It is addressed solely to and is for the exclusive use of the person named below. Any offer or invitation in respect of bonds is capable of acceptance only by such person and is not transferable. This prospectus may not be distributed or given to any person other than the person named below and should be returned if such person decides not to purchase any bonds. This prospectus should not be reproduced, in whole or in part.

Name:

Number:

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of bonds may not be circulated or distributed, nor may bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of bonds to the public in Singapore.

If the bonds are offered pursuant to Sections 274 and/or 275 of the SFA, residents should note the following:

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of bonds may not be circulated or distributed, nor may bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor specified in Section 274 of the Securities and Futures Financing Act, Chapter 289 of Singapore (the “SFA”), (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

If the bonds are offered pursuant to an exemption under Division 5A of the Companies Financing Act, residents should note the following:

The prospectus relating to the bonds will, prior to any sale of securities pursuant to the provisions of Section 106D of the Companies Financing Act (CAP.50), be lodged, pursuant to said Section 106D, with the registrar of Companies in Singapore, which will take no responsibility for its contents. However, this prospectus has not been nor will it be registered as a prospectus with the registrar of Companies in Singapore. Accordingly, the bonds may not be offered, and neither this prospectus nor any other offering document or material relating to the bonds may be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than to institutional investors or other persons of the kind specified in Section 106C and Section 106D of the Companies Financing Act or any other applicable exemption invoked under Division 5A of Part IV of the Companies Financing Act. The first sale of securities acquired under a Section 106C or Section 106D exemption is subject to the provisions of Section 106E of the Companies Financing Act.

Notice to Residents of the People’s Republic of China

The bonds have not been and will not be registered under the Securities Law of the People’s Republic of China (as the same may be amended from time to time) and are not to be offered or sold to persons within the People’s Republic of China (excluding the Hong Kong and Macau Special Administrative Regions) unless permitted by the laws of the People’s Republic of China.

Notice to Residents of Japan

The bonds have not been and will not be registered under the Securities and Exchange Law of Japan (the “SEL”), and the bonds may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including Japanese corporations) or to others for re-offering or resale, directly or indirectly, in Japan or to any resident of Japan, except that the offer and sale of the bonds in Japan may be made only through private placement sale in Japan in accordance with an exemption available under the SEL and with all other applicable laws and regulations of Japan. In this paragraph, “a resident/residents of Japan” shall have the meaning as defined under the Foreign Exchange and Trade Law of Japan.

Notice to Residents of Hong Kong

Each Underwriter has represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any bonds other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Residents of the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the bonds to the public in that Relevant Member State prior to the publication of a Prospectus in relation to the bonds, which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the bonds to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than EUR43,000,000 and (iii) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the Issuer of a Prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of the bonds to the public “ in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe the bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

GLOSSARY

As used in this prospectus the terms below have the following meanings:

“2007 bonds” means the $344,475,000 aggregate principal amount of Senior Secured Sinking Fund Environmental Control Bonds, Series A, that we issued on April 11, 2007.

“Administration agreement” means the administration agreement to be entered into on the issuance date between MP Environmental Funding LLC and Allegheny Energy Service Corporation.

“Administrator” means Allegheny Energy Service Corporation, an affiliate of Mon Power.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Basel I” means the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision, as amended.

“Basel II” means the International Convergence of Capital Management and Capital Standards: A Revised Framework, as amended.

“Basic documents” means, the indenture (including any series supplement), the certificate of formation, the LLC agreement, the management agreement, the sale agreement, the servicing agreement, the bill of sale, the administration agreement, any underwriting agreement or purchase or distribution agreement, and all documents and certificates contemplated thereby or delivered in connection therewith.

“Bonds” means the Senior Secured ROC Bonds, Environmental Control Series B offered and sold pursuant to this prospectus.

“Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Charleston, West Virginia; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; or New York, New York, are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

“Clearstream” means Clearstream Banking, Luxembourg, S.A.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Collection account” means the segregated trust account relating to the bonds designated the collection account for that series and held by the indenture trustee under the indenture.

“Customer” means an electric service customer of Mon Power within its West Virginia service area as such service area existed on the date of adoption of the financing order and as such service area may be expanded in the future.

“Definitive bonds” means bonds issued in fully registered, certificated form.

“DOL” means the U.S. Department of Labor.

“DTC” means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

“DTCC” means The Depository Trust & Clearing Corporation.

“Eligible institution” means (1) the corporate trust department of the indenture trustee or a subsidiary thereof or (2) a depository institution organized under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) (A) which has either (i) a long-term unsecured debt rating of “AAA” by S&P and “Aaa” by Moody’s and “AAA” by Fitch, if rated by Fitch, or (ii) a short-term certificate of deposit rating of “A-1 +” by S&P; “P-1” by Moody’s and “F1+” by Fitch, if rated by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Environmental control bonds” means, collectively, bonds, debentures, notes, certificates or other evidences of indebtedness that the Financing Act permits electric utilities, such as Mon Power, to issue to finance the costs associated with the construction and installation of emission control equipment at electric-generating facilities located in West Virginia. Environmental control bonds are a type of bonds generally referred to as ROC bonds.

“Environmental control charges” means special, irrevocable nonbypassable charges to be paid by all customers, and authorized by the financing order to recover the environmental control costs specified in the financing order. Environmental control charges are also referred to as ratepayer obligation charges or ROCs.

“Environmental control costs” means the costs of constructing, installing and placing in operation environmental control equipment.

“Environmental control property” means the environmental control property as defined in the Financing Act and the financing order, and that is sold by the seller to us under the sale agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear Operator” or “Euroclear” means Euroclear Bank S.A./N.V.

“Euroclear participants” means participants of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Act” means Section 24-2-4e of Chapter 24, Article 2 of the 2005 West Virginia Code.

“Financing order” means the irrevocable financing order, dated April 7, 2006, which was amended on June 13, 2006, January 17, 2007 and September 30, 2009, issued by the PSC to Mon Power and Potomac Edison.

“Fitch” means Fitch Ratings.

“Indenture” means the indenture to be entered into between us and the indenture trustee, providing for the bonds, as the same may be amended and supplemented from time to time.

“Indenture trustee” means in connection with any series of bonds, U.S. Bank National Association, a national banking association, or any successor indenture under the indenture, not in its individual capacity but solely as trustee under the indenture.

“Indirect Participants” means banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly.

“Issuer” means MP Environmental Funding LLC.

“kWh” means kilowatt-hour.

“Mon Power” means Monongahela Power Company.

“Moody’s” means Moody’s Investors Service, Inc.

“MP Funding” means MP Environmental Funding LLC.

“MPR” means MP Renaissance Funding, LLC.

“Non-U.S. Holder” means a beneficial owner of a bond that is not a U.S. holder

“Participant” means an organization that participates in DTC.

“Parties in Interest” means “parties in interest” under ERISA and “disqualified persons” under the Code.

“Payment date” means the date or dates on which interest and principal are to be payable on the bonds.

“PE 2007 bonds” means the $144,825,000 aggregate principal amount of Senior Secured Sinking Fund Environmental Control Bonds, Series A, that PE Funding issued on April 11, 2007.

“PE Funding” means PE Environmental Funding LLC.

“Plan Assets” means assets of Plans.

“Plans” means employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested.

“Potomac Edison” means The Potomac Edison Company, an affiliate of Mon Power.

“Project” means the construction and installation of flue gas desulfurization equipment, at Mon Power’s Fort Martin generation facility in West Virginia.

“PSC” means the Public Service Commission of West Virginia.

“PSC condition” means, with respect to amendments, modifications, or supplements to, or waivers of defaults under, any basic document, obtaining from the PSC its required consent or acquiescence for the proposed action.

“PSC-guaranteed true-up mechanism” or “true-up mechanism” means the mechanism irrevocably mandated by the Financing Act and the financing order whereby environmental control charges or ROCs are reviewed and adjusted at least semi-annually. The rates at which environmental control charges are imposed on all customers, to be paid on a joint and several basis, will be adjusted to correct any overcollections or undercollections from prior periods and to guarantee payment of all principal and interest on a timely basis.

“Rating agency” means any of Moody’s, S&P and Fitch.

“Rating agency condition” means, with respect to any action, the notification in writing by us to each rating agency of such action and the confirmation in writing by each rating agency (other than Moody’s and Fitch with respect to written confirmation) to the servicer, the indenture trustee and us that such action will not result in a suspension, reduction or withdrawal of the then rating by each rating agency of any outstanding series or tranche of bonds.

“Record date” means the date or dates with respect to each payment date on which it is determined the persons in whose name each bond is registered will be paid on the respective payment date.

“Regulation AB” means the rules and regulations promulgated under 17 CFR § 229.1100, et. seq., as amended from time to time. See, in particular, 17 CFR § 229.1101 (Item 1101) Definitions, which provides in relevant part as follows: “(b) Asset-backed issuer means an issuer whose reporting obligation results from either the registration of an offering of asset-backed securities under the Securities Act, or the registration of a class of asset-backed securities under section 12 of the Exchange Act (15 U.S.C. 78l). (c)(1) Asset-backed security means a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders; provided that in the case of financial assets that are leases, those assets may convert to cash partially by the cash proceeds from the disposition of the physical property underlying such leases.”

“Required capital level” means the amount required to be funded in the capital account for the bonds, which will equal 0.50% of the initial principal amount of the bonds issued.

“ROC bonds” means a type of bonds generally referred to as ratepayer obligation charge bonds.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sale agreement” means the sale agreement to be entered into on the issuance date between us and Mon Power pursuant to which Mon Power will sell and we will buy the environmental control property securing the bonds.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Mon Power, as the seller of the environmental control property, and each successor of Mon Power (in the same capacity) pursuant to the sale agreement.

“Servicer” means Mon Power, as the servicer of the environmental control property, and each successor or assignee of Mon Power (in the same capacity) pursuant to the servicing agreement.

“Service territory” means Mon Power’s West Virginia service area (as such service area existed on the date of adoption of the financing order and as such service area may be expanded in the future).

“Servicing agreement” means the servicing agreement to be entered into on the issue date between us and Mon Power, as the same may be amended and supplemented from time to time, pursuant to which Mon Power undertakes to service the environmental control property.

“Similar laws” means, collectively, provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to Section 4975 of the Code or Title I of ERISA.

“Special payment date” means the later of the date on which any special payment is confirmed to be received by the indenture trustee, or the date the special payment is scheduled to be delivered to the indenture trustee.

“Special payment” means any payment received by the indenture trustee following a payment default on the bonds.

“State Pledge” means the pledge of the State of West Virginia under the Financing Act in which the State of West Virginia pledges to and agrees with the bondholders, any assignee and any financing parties that the State will not take or permit any action that impairs the value of environmental control property or, except as part of the true-up mechanism, reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until all principal and interest payments in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

“T&D” means transmission and distribution.

“Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgium law.

“Treasury Regulations” means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

“True-up advice letters” means the routine true-up letters and non-routine true-up letters that the servicer is required to file with the PSC under the servicing agreement and as described in the financing order.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“U.S. Bank” means U.S. Bank National Association.

“U.S. Holder” means a beneficial owner of a bond that is a U.S. Person.

“U.S. Person” means:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

•

a partnership (or entity treated as a partnership for tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

•	an estate the income of which is includible in gross income for U.S. Federal income tax purposes regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

“Utility” means Mon Power.

$67,002,000 SENIOR SECURED ROC BONDS,

ENVIRONMENTAL CONTROL SERIES B

MP ENVIRONMENTAL FUNDING LLC

Issuer of the Bonds

PROSPECTUS

Through and including                      (the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.

PART II

Information Not Required in Prospectus

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$4,576
Printing and Marketing Expenses	$56,250
Trustee Fees and Expenses	$3,750
Legal Fees and Expenses	$1,125,000
Accountants’ Fees and Expenses	$56,250
Rating Agencies’ Fees	$174,000
Miscellaneous	$67,500

$1,487,326

*	All amounts, other than the Registration Fee, are estimates of expenses to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $82,000,000 of securities registered by this Registration Statement.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever.

Article VIII of the Amended and Restated Limited Liability Company Agreement of the issuer provides that it shall indemnify its member, special member, and any officer, director, employee or agent of the issuer, to the fullest extent permitted by law, against any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the issuer and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Amended and Restated Limited Liability Company Agreement, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of his or her negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the issuer prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the issuer of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that such person is not entitled to be indemnified as described herein.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

MPR is our sole member and owns all of our equity interests.

ITEM 16.	EXHIBITS

(a) List of Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Form of Underwriting Agreement.*****

3.1	Amended Certificate of Formation of MP Environmental Funding LLC.**

3.2	Amended and Restated Limited Liability Company Agreement of MP Environmental Funding LLC.****

4.1	Indenture (including the form of the bonds).****

4.2	Form of Series Supplement relating to the issuance of the bonds.*****

5.1	Opinion of Morgan, Lewis & Bockius LLP with respect to legality of the bonds.*****

5.2	Opinion of Richards, Layton & Finger P.A. with respect to due authorization of the bonds by the registrant.*****

8.1	Opinion of Morgan, Lewis & Bockius LLP with respect to federal tax matters (included in Exhibit 5.1).*****

8.2	Opinion of Jackson Kelly PLLC with respect to state tax matters.*****

10.1	Form of Sale Agreement.*****

10.2	Form of Servicing Agreement.*****

10.3	Administration Agreement.****

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in its opinion filed as Exhibits 5.1 and 8.1).*****

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in its opinion to be filed as Exhibit 99.3).*

23.3	Consent of Richards, Layton & Finger, P.A. (contained in its opinion filed as Exhibit 5.2).*****

23.4	Consent of Jackson Kelly PLLC (contained in its opinion filed as Exhibit 8.2).*****

23.5	Consent of Jackson Kelly PLLC (contained in its opinion to be filed as Exhibit 99.4).*

24.1	Power of Attorney (included on the signature page of the initial Registration Statement filed on October 30, 2009).

25.1	Statement of Eligibility and Qualification of Indenture Trustee on Form T-1.*****

99.1	Amendment to Financing Order dated September 30, 2009.*****

99.2	Financing Order, as amended on June 13, 2006 and January 17, 2007.***

99.3	Form of Opinion of Morgan, Lewis & Bockius LLP with respect to federal constitutional matters.*

99.4	Form of Opinion of Jackson Kelly PLLC with respect to West Virginia constitutional matters.*

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.
**	Previously filed with the Registration Statement on Form S-1 of MP Environmental Funding LLC (File No. 333-139820) on January 5, 2007.
***	Previously filed with Amendment No. 2 to the Registration Statement on Form S-1 of MP Environmental Funding LLC (File No. 333-139820) on March 12, 2007.
****	Previously filed with the Current Report on Form 8-K of MP Environmental Funding LLC (File No. 333-139820) on April 17, 2007.
*****	Previously filed with Amendment No. 1 to the initial Registration Statement on December 2, 2009.

(b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)(1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) As to qualification of trust indentures:

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended (the Trust Indenture Act) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, State of Pennsylvania, on the 15th day of December 2009.

MP ENVIRONMENTAL FUNDING LLC

By:	/S/ DAVID M. FEINBERG
Name:	David M. Feinberg
Title:	Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

* Paul J. Evanson	Chief Executive Officer and Manager (principal executive officer)	December 15, 2009

* Kirk R. Oliver	Senior Vice President and Manager (principal financial officer)	December 15, 2009

* Rodney L. Dickens	President and Manager	December 15, 2009

* William F. Wahl, III	Controller (principal accounting officer)	December 15, 2009

*By:	David M. Feinberg
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Form of Underwriting Agreement.*****

3.1	Amended Certificate of Formation of MP Environmental Funding LLC.**

3.2	Amended and Restated Limited Liability Company Agreement of MP Environmental Funding LLC.****

4.1	Indenture (including the form of the bonds).****

4.2	Form of Series Supplement relating to the issuance of the bonds.*****

5.1	Opinion of Morgan, Lewis & Bockius LLP with respect to legality of the bonds.*****

5.2	Opinion of Richards, Layton & Finger P.A. with respect to due authorization of the bonds by the registrant.*****

8.1	Opinion of Morgan, Lewis & Bockius LLP with respect to federal tax matters (included in Exhibit 5.1).*****

8.2	Opinion of Jackson Kelly PLLC with respect to state tax matters.*****

10.1	Form of Sale Agreement.*****

10.2	Form of Servicing Agreement.*****

10.3	Administration Agreement.****

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in its opinion filed as Exhibits 5.1 and 8.1).*****

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in its opinion to be filed as Exhibit 99.3).*

23.3	Consent of Richards, Layton & Finger, P.A. (contained in its opinion filed as Exhibit 5.2).*****

23.4	Consent of Jackson Kelly PLLC (contained in its opinion filed as Exhibit 8.2).*****

23.5	Consent of Jackson Kelly PLLC (contained in its opinion to be filed as Exhibit 99.4).*

24.1	Power of Attorney (included on the signature page of the initial Registration Statement filed on October 30, 2009).

25.1	Statement of Eligibility and Qualification of Indenture Trustee on Form T-1.*****

99.1	Amendment to Financing Order dated September 30, 2009.*****

99.2	Financing Order, as amended on June 13, 2006 and January 17, 2007.***

99.3	Form of Opinion of Morgan, Lewis & Bockius LLP with respect to federal constitutional matters.*

99.4	Form of Opinion of Jackson Kelly PLLC with respect to West Virginia constitutional matters.*

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.
**	Previously filed with the Registration Statement on Form S-1 of MP Environmental Funding LLC (File No. 333-139820) on January 5, 2007.
***	Previously filed with Amendment No. 2 to the Registration Statement on Form S-1 of MP Environmental Funding LLC (File No. 333-139820) on March 12, 2007.
****	Previously filed with the Current Report on Form 8-K of MP Environmental Funding LLC (File No. 333-139820) on April 17, 2007.
*****	Previously filed with Amendment No. 1 to the Registration Statement on December 2, 2009.